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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-176885

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but the information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 27, 2011

PROSPECTUS SUPPLEMENT
(to Prospectus dated September 16, 2011)

                       Shares

CUBESMART
       % Series A Cumulative Redeemable Preferred Shares of Beneficial Interest
(Liquidation Preference $25 Per Share)

CubeSmart is offering                      of its         % Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share, or Series A Preferred Shares.

Distributions on the Series A Preferred Shares will be payable quarterly in arrears on or about the 15th day of January, April, July and October of each year. The distribution rate is          % per annum of the $25.00 liquidation preference, which is equivalent to $         per annum per Series A Preferred Share. The first distribution on the Series A Preferred Shares sold in this offering will be paid on January 15, 2012 and will be in the amount of $             per share.

Generally, we may not redeem the Series A Preferred Shares until                  , 2016. On and after                  , 2016, we may, at our option, redeem the Series A Preferred Shares, in whole or from time to time in part, by paying $25.00 per share, plus any accumulated and unpaid distributions to, but not including, the date of redemption. In addition, upon the occurrence of a change of control the result of which is that our common shares of beneficial interest, par value $0.01 per share, or common shares, and the common securities of the acquiring or surviving entity (or American Depositary Receipts representing such securities) are not listed on the New York Stock Exchange, the NYSE Amex Equities or the NASDAQ Stock Market or listed or quoted on a successor exchange or quotation system, we may, at our option, redeem the Series A Preferred Shares, in whole or in part and no later than 120 days after the first date on which such change of control occurred, by paying $25.00 per share, plus any accumulated and unpaid distributions to, but not including, the date of redemption. If we exercise any of our redemption rights relating to the Series A Preferred Shares, the holders of Series A Preferred Shares will not have the conversion right described below. The Series A Preferred Shares have no maturity date and will remain outstanding indefinitely unless redeemed by us or converted into common shares in connection with a change of control by the holders of Series A Preferred Shares.

Upon the occurrence of a change of control event as described above, each holder of Series A Preferred Shares will have the right (unless, prior to the change of control conversion date, we have provided or provide notice of our election to redeem the Series A Preferred Shares) to convert some or all of the Series A Preferred Shares held by such holder on the change of control conversion date into a number of our common shares per Series A Preferred Shares to be converted equal to the lesser of:

  •
  the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accumulated and unpaid distributions to, but not including, the change of control conversion date (unless the change of control conversion date is after a record date for a Series A Preferred Share distribution payment and prior to the corresponding Series A Preferred Share distribution payment date, in which case no additional amount for such accumulated and unpaid distribution will be included in this sum) by (ii) the common share price; and

  •
  , subject to certain adjustments;

subject, in each case, to an aggregate cap on the total number of common shares issuable upon exercise of the change of control conversion right and to provisions for the receipt of alternative consideration as described in this prospectus supplement.

We are organized and conduct our operations to qualify as a real estate investment trust, or REIT, for federal income tax purposes. To assist us in qualifying as a REIT, among other reasons, ownership of our outstanding Series A Preferred Shares by any person is limited to 9.8% (in value or number of shares, whichever is more restrictive), subject to certain exceptions. In addition, our declaration of trust, as supplemented, contains various other restrictions on the ownership and transfer of our Series A Preferred Shares. See "Description of the Series A Preferred Shares — Restrictions on Ownership and Transfer" in this prospectus supplement and "Description of CubeSmart's Capital Shares — Restrictions on Ownership and Transfer" in the accompanying prospectus.

We intend to file an application to list the Series A Preferred Shares on the NYSE under the symbol "CUBEPrA."

Investing in our Series A Preferred Shares involves a high degree of risk. Before buying any Series A Preferred Shares, you should carefully read the discussion of material risks of investing in our Series A Preferred Shares under the heading "Risk Factors" beginning on page S-12 of this prospectus supplement and beginning on page 10 of our Annual Report on Form 10-K for the year ended December 31, 2010 for a discussion of certain risks that you should consider in connection with an investment in our Series A Preferred Shares.

	Per Share	Total
Initial price to public	$	$
Underwriting discounts	$	$
Proceeds, before expenses, to CubeSmart	$	$

            We have granted the underwriters a 30-day option to purchase up to an additional                      Series A Preferred Shares from us at the initial public offering price, less the underwriting discount, if the underwriters sell more than                      Series A Preferred Shares in this offering.

            Neither the Securities and Exchange Commission, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

            The underwriters expect to deliver the shares on or about                          , 2011.

Wells Fargo Securities	BofA Merrill Lynch

Prospectus Supplement dated October                             , 2011.

          You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus filed with the Securities and Exchange Commission, or SEC, in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with additional or different information. If any person provides you with additional or different information, you should not rely on it. Neither we nor the underwriter is making an offer to sell Series A Preferred Shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

 ABOUT THIS PROSPECTUS SUPPLEMENT

          This document is in two parts. The first part is this prospectus supplement, which describes certain matters relating to us and this offering. The second part, the accompanying prospectus dated September 16, 2011, gives more general information about our preferred shares and other securities we may offer from time to time, some of which may not apply to this offering.

          You should carefully read this prospectus supplement, the accompanying prospectus and the additional information incorporated by reference herein before investing in our Series A Preferred Shares. See "Incorporation of Certain Information By Reference" and "Where You Can Find More Information" in this prospectus supplement. These documents contain important information that you should consider before making your investment decision. This prospectus supplement and the accompanying prospectus contain the terms of this offering of Series A Preferred Shares. This prospectus supplement may add, update or change information contained in or incorporated by reference in the accompanying prospectus. If the information in or incorporated by reference in this prospectus supplement is inconsistent with any information contained in or incorporated by reference in the accompanying prospectus, the information in or incorporated by reference in this prospectus supplement will apply and will supersede the inconsistent information contained in or incorporated by reference in the accompanying prospectus.

          As used in this prospectus supplement, unless the context otherwise requires, references to "CubeSmart" refer to CubeSmart, a Maryland real estate investment trust, or "REIT"; references to the "Operating Partnership" refer to CubeSmart, L.P., a Delaware limited partnership; and references to "we," "us," "our" or similar expressions refer collectively to CubeSmart and its consolidated subsidiaries (including the Operating Partnership).

FORWARD-LOOKING STATEMENTS

          This prospectus supplement and the accompanying prospectus, together with other documents and information incorporated by reference into this prospectus, contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements contained in or contemplated by this prospectus supplement or the accompanying prospectus. Any forward-looking statements should be considered in light of the risks and uncertainties referred to in this prospectus supplement, the accompanying prospectus, our Annual Report on Form 10-K for the year ended December 31, 2010 and subsequently filed quarterly reports on Form 10-Q. The most significant of these risks, uncertainties and other factors that might cause such differences include, but are not limited to:

  •
  national and local economic, business, real estate and other market conditions;

  •
  the competitive environment in which we operate, including our ability to raise rental rates;

  •
  the execution of our business plan;

  •
  the availability of external sources of capital;

  •
  financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt and potential inability to refinance existing indebtedness;

  •
  increases in interest rates and operating costs;

S-ii

  •
  counterparty non-performance related to the use of derivative financial instruments;

  •
  our ability to maintain our qualification as a REIT for federal income tax purposes;

  •
  acquisition and development risks;

  •
  increases in taxes, fees, and assessments from state and local jurisdictions;

  •
  changes in real estate and zoning laws or regulations;

  •
  risks related to natural disasters;

  •
  potential environmental and other liabilities;

  •
  other factors affecting the real estate industry generally or the self-storage industry in particular;

  •
  our and the Operating Partnership's expectations with respect to the benefits of the pending acquisition of the Storage Deluxe properties;

  •
  the possibility that the pending acquisition of the Storage Deluxe properties is delayed or does not close; and

  •
  other risks identified in our Annual Report on Form 10-K and, from time to time, in other reports we file with the SEC or in other documents that we publicly disseminate.

          In light of these uncertainties and risks, prospective investors are cautioned not to place undue reliance on these forward-looking statements. Except with respect to such material changes to our risk factors as may be reflected from time to time in our quarterly filings or as otherwise required by law, we are under no obligation to, and expressly disclaim any obligation to, update or revise any forward-looking statements included or incorporated by reference in this prospectus supplement or the accompanying prospectus, whether as a result of new information, future events or otherwise. Because of the factors referred to above, the future events discussed in or incorporated by reference in this prospectus supplement or the accompanying prospectus may not occur and actual results, performance or achievement could differ materially from that anticipated or implied in the forward-looking statements.

S-iii

SUMMARY

          The information below is only a summary of more detailed information included elsewhere in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information that is important to you or that you should consider before buying our Series A Preferred Shares in this offering. The other information is important, so please read carefully this prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference.

Overview

          CubeSmart is a self-administered and self-managed REIT focused primarily on the ownership, operation, acquisition and development of self-storage facilities in the United States.

Properties

          As of September 30, 2011, we owned 353 self-storage facilities located in 26 states and in the District of Columbia containing an aggregate of approximately 23.3 million rentable square feet. As of September 30, 2011, approximately 80.4% of the rentable square footage at our owned facilities was leased to approximately 205,000 tenants, and no single tenant represented a significant concentration of our revenues. In addition, as of September 30, 2011, we managed 103 properties for third parties, bringing the total number of properties we owned and/or managed at September 30, 2011 to 456.

          Our self-storage facilities are designed to offer affordable and easily-accessible storage space for our residential and commercial customers. Our customers rent storage units for their exclusive use, typically on a month-to-month basis. Additionally, some of our facilities offer outside storage areas for vehicles and boats. Our facilities are designed to accommodate both residential and commercial customers, with features such as security systems and wide aisles and load-bearing capabilities for large truck access. All of our facilities have an on-site manager during business hours, and many have a manager who resides in an apartment at the facility. Our customers can access their storage units during business hours, and some of our facilities provide customers with 24-hour access through computer controlled access systems. Our goal is to provide customers with the highest standard of facilities and service in the industry. To that end, as of September 30, 2011, a majority of our facilities included climate controlled units.

          We own and manage self-storage facilities are located in the following states: Alabama, Arkansas, Arizona, California, Colorado, Connecticut, District of Columbia, Florida, Georgia, Illinois, Indiana, Louisiana, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, Ohio, Pennsylvania, Rhode Island, Tennessee, Texas, Utah, Virginia and Wisconsin.

Business Strategy

          Our business strategy is to:

  •
  Maximize cash flow from our facilities — Our operating strategy focuses on maximizing sustainable rents at our facilities while achieving and sustaining occupancy targets. We utilize our operating systems and experienced personnel to manage the balance between rental rates, discounts, and physical occupancy with an objective of maximizing our rental revenue.

  •
  Acquire facilities within targeted markets — We seek selective acquisitions in markets that we believe have high barriers to entry, strong demographic fundamentals and demand for storage in excess of storage capacity. We expect to focus our evaluation of acquisition opportunities in markets where we currently maintain management that can be extended to newly-acquired facilities. We believe the self-storage industry will continue to afford us opportunities for growth through acquisitions due to the highly fragmented composition of the industry.

Concentration

          Our self-storage facilities are located in major metropolitan areas as well as rural areas and have numerous tenants per facility. No single tenant represented a significant concentration of our 2010 revenues. Our facilities in Florida, California, Texas and Illinois provided approximately 17%, 12%, 10% and 7%, respectively, of our total revenues for the six months ended June 30, 2011.

Financing Strategy

          Although our organizational documents do not limit the amount of debt that we may incur, we maintain a capital structure that we believe is reasonable and prudent and that will enable us to have ample cash flow to cover debt service and make distributions to our shareholders. We expect to finance additional investments in self-storage facilities through the most attractive available sources of capital at the time of the transaction, in a manner consistent with maintaining a strong financial position and future financial flexibility. These capital sources may include borrowings under the revolving portion of our unsecured credit facility and through additional secured financings, sales of common or preferred shares in public offerings or private placements, issuances of common or preferred units in the Operating Partnership in exchange for contributed properties or cash and formations of joint ventures. We also may sell facilities that we no longer view as core assets and reallocate the sales proceeds to fund other growth.

Competition

          New self-storage facility development has intensified the competition among self-storage operators in many market areas in which we operate. Self-storage facilities compete based on a number of factors, including location, rental rates, security, suitability of the facility's design to prospective customers' needs and the manner in which the facility is operated and marketed. In particular, the number of competing self-storage facilities in a particular market could have a material effect on our occupancy levels, rental rates and on the overall operating performance of our facilities. We believe that the primary competition for potential customers of any of our self-storage facilities comes from other self-storage facilities within a three-mile radius of that facility. We believe our facilities are well-positioned within their respective markets and we emphasize customer convenience, security and professionalism.

          Our key competitors include local and regional operators as well as the other public self-storage REITS, including Public Storage, Sovran Self Storage and Extra Space Storage Inc. These companies, some of which operate significantly more facilities than we do and have greater resources than we have, and other entities may generally be able to accept more risk than we determine is prudent for us, including risks with respect to the geographic proximity of facility investments and the payment of higher facility acquisition prices. This competition may generally reduce the number of suitable acquisition opportunities available to us, increase the price required to consummate the acquisition of particular facilities and reduce the demand for self-storage space in areas where our facilities are located. Nevertheless, we believe that our experience in operating, acquiring, developing and obtaining financing for self-storage facilities should enable us to compete effectively.

Corporate

          We were formed in July 2004 as a Maryland REIT. Effective September 14, 2011 we changed our name from "U-Store-It Trust" to "CubeSmart." We own our assets and conduct our business through the Operating Partnership and its subsidiaries. We control the Operating Partnership as its sole general partner and, as of September 30, 2011, we owned an approximately 95.4% interest in the Operating Partnership. The Operating Partnership has been engaged in virtually all aspects of the self-storage business, including the development, acquisition, ownership and operation of self-storage facilities.

          Our executive offices are located at 460 East Swedesford Road, Suite 3000, Wayne, PA 19087 and our telephone number is (610) 293-5700.

Recent Developments

Storage Deluxe Properties Acquisition

          On October 24, 2011, the Operating Partnership entered into a purchase agreement to acquire a portfolio of 22 open and operating self-storage facilities from Storage Deluxe that contain an aggregate of approximately 1.6 million rentable square feet, including a recently opened 50,000 square foot property located in Bronx, NY. The properties are located in Brooklyn, NY, Woodhaven, NY, Jamaica, NY, Yorktown, NY, Tuckahoe, NY, New Rochelle, NY, Bronx, NY, Wilton, CT, Shelton, CT and Norristown, PA. We refer to this acquisition in this prospectus supplement as the "Storage Deluxe Acquisition."

          We consider 13 of the 21 operating assets in this portfolio to be at stabilized physical occupancy. These stabilized properties were 87.1% occupied at June 30, 2011. This segment of the portfolio has a weighted average date opened of December 2003. The remaining eight operating assets considered to have lease-up opportunity were 78.3% occupied at June 30, 2011, with a weighted average date opened of August 2007. The portfolio, excluding a development asset in Bronx, NY that opened in September 2011, was 84.0% occupied as of June 30, 2011. The weighted average population within the three-mile trade ring of the assets is 828,000 and 68% of the households are renters as of April 14, 2011 based on data from STDB Online.

          The aggregate purchase price for the properties is approximately $560 million, comprised of approximately $472 million payable in cash and the assumption of approximately $88 million of existing fixed-rate debt. In connection with the execution of the purchase agreement, we are depositing approximately $45 million in escrow as earnest money. In addition to the purchase price, we expect to incur approximately $4.6 million of acquisition costs in connection with the Storage Deluxe Acquisition.

          We expect to consummate the acquisition in two tranches. We anticipate closing on the purchase of 16 unencumbered properties with a purchase price of approximately $357.3 million during the fourth quarter of 2011. We anticipate closing on the purchase of the remaining properties with a purchase price of approximately $202.7 million, including the assumption of $88 million of secured fixed-rate debt, immediately following completion of the loan assumption process which we expect to occur during the first quarter of 2012, except that closing under two of these remaining properties may be further extended in order to secure certain third party consents.

          The consummation of the Storage Deluxe Acquisition is subject to satisfactory examination of the title to the properties, the ability to obtain title insurance, receipt of estoppels from ground lease lessors related to the leases to be assigned, execution of an additional lease at one facility with an affiliate of the seller, lender consents to the assumption of $88 million of secured fixed-rate debt and customary closing conditions, including the receipt of third party consents. We cannot assure you that we will be able to complete the acquisition of these properties as anticipated or at all.

          We expect to finance a portion of the cash purchase price with the proceeds of this offering, the proceeds from our offering of common shares described below, together with a combination of borrowings under the revolving portion of our unsecured credit facility, additional secured or unsecured financings, sales of additional common or preferred shares in public offerings or private placements or the bridge financing facilities described below. We are in the process of continuing to finalize these sources of financing and cannot assure you that any or all of these sources of financing will be available to us, on favorable terms or at all.

          In order to ensure that financing will be available to consummate the Storage Deluxe Acquisition, we have received $300.0 million of combined bridge financing facilities from affiliates of Wells Fargo Securities, LLC, the underwriter for this offering. Under these facilities, an affiliate of Wells Fargo Securities, LLC has agreed to purchase, upon our request and subject to certain conditions, up to $200.0 million in aggregate liquidation preference of a new series of our cumulative redeemable preferred shares, which we refer to as our Preferred Equity Line. Another affiliate of Wells Fargo Securities, LLC has agreed to provide us with a $100.0 million new unsecured term loan facility, which will mature within six months with the ability to extend for an additional five years. We refer to this term loan facility as the Storage Deluxe Acquisition Bridge Facility.

          Each of the Preferred Equity Line and Storage Deluxe Acquisition Bridge Facility are currently undrawn. The commitments under the Preferred Equity Line are available until March 31, 2012 and the commitments under the Storage Deluxe Acquisition Bridge Facility are available until April 30, 2012. The commitments under the Storage Deluxe Acquisition Bridge Facility are subject to certain conditions. We intend to use proceeds from the Preferred Equity Line or Storage Deluxe Acquisition Bridge Facility, if drawn, to fund a portion of the cash purchase price for the Storage Deluxe Acquisition until we complete arrangements for more permanent financing.

          See "The Storage Deluxe Acquisition" and "Risk Factors — Risks Related to the Storage Deluxe Acquisition" for more information about the Storage Deluxe Acquisition, its financing and the risks related to the Storage Deluxe Acquisition and its financing.

Public Offering of Common Shares

          On October 25, 2011, we sold 20,000,000 common shares in an underwritten offering at a price to the public of $9.20 per share for which we will receive net proceeds of approximately $175.9 million at settlement, which is scheduled to occur on October 28, 2011. We have granted the underwriters of our common share offering a 30-day option to purchase up to an additional 3,000,000 common shares from us at the offering price, less the underwriting discount. We intend to contribute the net proceeds of this offering to the Operating Partnership. The Operating Partnership intends to use the net proceeds from our common share offering to pay a portion of the cash purchase price of the Storage Deluxe Acquisition. See "The Storage Deluxe Acquisition" in this prospectus supplement for more information about the financing of the Storage Deluxe Acquisition.

Preliminary Select Third Quarter Results

          We are currently in the process of finalizing our consolidated financial results for the three and nine months ended September 30, 2011. Based on preliminary unaudited information for the three and nine months ended September 30, 2011, we expect:

  •
  funds from operations, or FFO, of $0.17 to $0.18 per share for the three months ended September 30, 2011, representing a 31% to 38% increase compared to $0.13 per share for the three months ended September 30, 2010.

  •
  same-store total revenue (332 same-store facilities) for the three months ended September 30, 2011 to increase 4.0% from the three months ended September 30, 2010.

  •
  same-store total revenue (332 same-store facilities) for the nine months ended September 30, 2011 to increase 3.7% from the nine months ended September 30, 2010.

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  same-store property operating expenses for the three months ended September 30, 2011 to decrease 2.1% from the three months ended September 30, 2010.

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  same-store property operating expenses for the nine months ended September 30, 2011 to increase 1.1% from the nine months ended September 30, 2010

  •
  same-store net operating income, or NOI, for the three months ended September 30, 2011 to increase 7.9% from the three months ended September 30, 2010.

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  same-store NOI for the nine months ended September 30, 2011 to increase 5.4% from the nine months ended September 30, 2010.

  •
  same-store physical occupancy at September 30, 2011, to increase to 80.8% compared to 77.7% at September 30, 2010.

          These preliminary results do not reflect the impact of the pending Storage Deluxe Acquisition and are subject to change.

          FFO is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. We calculate FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the "White Paper"). The White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

          Management uses FFO as a key performance indicator in evaluating the operations of our facilities. Given the nature of our business as a real estate owner and operator, we consider FFO a key measure of our operating performance that is not specifically defined by accounting principles generally accepted in the United States. We believe that FFO is useful to management and investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance such as gains (or losses) from sales of property and depreciation, which can make periodic and peer analyses of operating performance more difficult. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of our financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, and is not indicative of funds available to fund our cash needs, including its ability to make distributions.

          The following table presents our reconciliation of estimated FFO to our estimated earnings per diluted share:

Reconciliation of estimated FFO per diluted share to estimated earnings per diluted share	Range
Estimated earnings per diluted share allocated to common shareholders	$0.06	–	$0.07
Plus: estimated real estate depreciation and amortization	0.16	–	0.16
Less: estimated gains on sale of real estate	(0.04)	–	(0.04)
Less: estimated non-controlling interests in subsidiaries' share of FFO	(0.01)	–	(0.01)

Estimated FFO per diluted share	$0.17	–	$0.18

          We calculate same-store revenues and same-store property operating expenses as the total continuing revenues and property operating expenses of facilities owned and operated on a stabilized basis throughout both of the periods presented. Same-store NOI is calculated as same-store revenues less same-store operating expenses. Same-store NOI also can be calculated by adding back to net income (loss): interest expense on loans, loan procurement amortization expense, loan procurement amortization expense — early repayment of debt, acquisition related costs, equity in earnings of real estate entities, amounts attributable to noncontrolling interests, other expense, depreciation and amortization expense, general and administrative expense, and deducting from net income: income from discontinued operations, gains on disposition of discontinued operations, other income, and interest income. NOI is not a measure of performance calculated in accordance with GAAP.

          Management uses same-store revenues, same-store operating expenses and same-store NOI as a measure of operating performance at our facilities, and for all of our facilities in the aggregate. Same-store NOI should not be considered as a substitute for operating income, net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP.

          We consider our same-store portfolio to consist of only those facilities owned, and operated on a stabilized basis, at the beginning and at the end of the applicable periods presented. Same-store results are considered to be useful to investors in evaluating our performance as they provide information relating to changes in facility-level operating performance without taking into account the effects of acquisitions, developments or dispositions.

          The preliminary financial data included above has been prepared by us, and our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to such information. Our independent registered public accounting firm is in the process of conducting its review of our financial statements for the three and nine months ended September 30, 2011. Such review could result in changes to the preliminary results indicated above. No assurance can be made that our actual results for the three and nine months ended September 30, 2011 will be consistent with the foregoing estimates.

          The foregoing information constitutes forward looking statements. Please refer to the section entitled "Forward-Looking Statements" in this prospectus supplement.

THE OFFERING

Issuer	CubeSmart.
Securities Offered	Series A Preferred Shares (or shares if the underwriters exercise their option to purchase additional Series A Preferred Shares in full). We reserve the right to reopen this series and issue additional Series A Preferred Shares either through public or private sales at any time.
Distributions	Holders of the Series A Preferred Shares will be entitled to receive cumulative cash distributions on the Series A Preferred Shares at the rate of % per annum of the $25.00 per share liquidation preference (equivalent to $ per annum per Series A Preferred Share). Distributions on the Series A Preferred Shares will be payable quarterly in arrears on or about the 15th day of January, April, July and October of each year. The first distribution on the Series A Preferred Shares sold in this offering will be paid on January 15, 2012 and will be in the amount of $ per share.
No Maturity	The Series A Preferred Shares have no maturity date, and we are not required to redeem the Series A Preferred Shares. In addition, we are not required to set aside funds to redeem the Series A Preferred Shares. Accordingly, the Series A Preferred Shares will remain outstanding indefinitely unless we decide to redeem them or, under circumstances where the holders of Series A Preferred Shares have a conversion right, the holders of Series A Preferred Shares decide to convert them into common shares.
Optional Redemption	We may not redeem the Series A Preferred Shares prior to , 2016, except as described below under "Special Optional Redemption" and in limited circumstances relating to our continuing qualification as a REIT. On and after , 2016, we may, at our option, redeem the Series A Preferred Shares, in whole or from time to time in part, by paying $25.00 per share, plus any accumulated and unpaid distributions to, but not including, the date of redemption.
Special Optional Redemption	In connection with a Change of Control (as defined below), we may, at our option, redeem the Series A Preferred Shares, in whole or in part and no later than 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accumulated and unpaid distributions to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date (as defined herein), we have provided or provide notice of exercise of our redemption rights relating to the Series A Preferred Shares (whether our optional redemption right or our special optional redemption right), the holders of Series A Preferred Shares will not have the conversion right described below.

A "Change of Control" is when, after the original issuance of the Series A Preferred Shares, the following have occurred and are continuing:

•       the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the passage of time or occurrence of a subsequent condition); and

•       following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts ("ADRs") representing such securities) listed on the New York Stock Exchange, the NYSE Amex Equities or the NASDAQ Stock Market or listed or quoted on an exchange or quotation system that is a successor to the New York Stock Exchange, the NYSE Amex Equities or the NASDAQ Stock Market.

Conversion Rights	Upon the occurrence of a Change of Control, each holder of Series A Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series A Preferred Shares) to convert some or all of the Series A Preferred Shares held by such holder on the Change of Control Conversion Date into a number of our common shares per Series A Preferred Share to be converted equal to the lesser of:

•       the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accumulated and unpaid distributions to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Share distribution payment and prior to the corresponding Series A Preferred Share distribution payment date, in which case no additional amount for such accumulated and unpaid distribution will be included in this sum) by (ii) the Common Share Price (as defined herein); and

• (the "Share Cap"),

subject to certain adjustments; and subject, in each case, to an aggregate cap on the total number of common shares issuable upon exercise of the change of control conversion right and to provisions for the receipt of alternative consideration as described in this prospectus supplement.
If we have provided or provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control or our optional redemption right, holders of Series A Preferred Shares will not have any right to convert the Series A Preferred Shares in connection with the Change of Control Conversion Right and any Series A Preferred Shares subsequently selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.
For definitions of "Change of Control Conversion Right," "Change of Control Conversion Date" and "Common Share Price" and for a description of the adjustments, limitations and provisions for the receipt of alternative consideration that may be applicable to the Change of Control Conversion Right, see "Description of the Series A Preferred Shares — Conversion Rights."
Except as provided above in connection with a Change of Control, the Series A Preferred Shares are not convertible into or exchangeable for any other securities or property.
Liquidation Preference	If we liquidate, dissolve or wind up, the holders of the Series A Preferred Shares will have the right to receive $25.00 per share, plus any accumulated and unpaid distributions to, but not including, the date of payment, before any payments are made to the holders of our common shares or any other shares of beneficial interest that rank junior to the Series A Preferred Shares.
Ranking	The Series A Preferred Shares rank senior to our common shares and future junior securities, pari passu with future parity securities, including any shares of our Series B cumulative redeemable preferred shares, par value $0.01 per share, issuable under our Preferred Equity Line, or "Parity Preferred Shares," and junior to all of our existing and future indebtedness and any future senior securities, with respect to the payment of distributions and the distribution of assets in the event of our liquidation, dissolution or winding up.

Voting Rights	Holders of Series A Preferred Shares generally have no voting rights. However, if we do not pay distributions on the Series A Preferred Shares for six quarterly periods, whether or not consecutive, the holders of the Series A Preferred Shares, voting as a single class with the holders of any other Parity Preferred Shares upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional trustees to serve on our board of trustees until we pay all distributions which we owe on the Series A Preferred Shares. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding Series A Preferred Shares is required for us to authorize, create or increase shares ranking senior to the Series A Preferred Shares or to amend our Declaration of Trust in a manner that materially and adversely affects the rights of the Series A Preferred Shares.
Among other things, we may, without any vote of the holders of the Series A Preferred Shares, issue additional Series A Preferred Shares and Parity Preferred Shares.
Information Rights	During any period in which we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any Series A Preferred Shares are outstanding, we will (i) transmit by mail or other permissible means under the Exchange Act to all holders of Series A Preferred Shares as their names and addresses appear in our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the Series A Preferred Shares. We will mail (or otherwise provide) the reports to the holders of Series A Preferred Shares within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act.

Restrictions on Ownership and Transfer	Our Declaration of Trust and the articles supplementary creating the Series A Preferred Shares limit to 9.8% (in value or number of shares, whichever is more restrictive) the percentage ownership of our Series A Preferred Shares by any one person or group affiliated persons, subject to certain exceptions. Our Declaration of Trust also limits to 5.0% (in value or number of shares, whichever is more restrictive) the percentage ownership of our common shares by any one person or group of affiliated persons, subject to certain exceptions. These provisions may limit the ability of the holders of the Series A Preferred Shares to convert the Series A Preferred Shares into common shares. Our board of trustees may, in its sole discretion, exempt a person from the 9.8% and 5.0% ownership limits under certain circumstances.
Listing	We intend to file an application to list the Series A Preferred Shares on the NYSE under the symbol "CUBEPrA." If listing is approved, we expect trading to commence within 30 days after initial delivery of the Series A Preferred Shares.
Use of Proceeds	We estimate that the net proceeds of this offering, after deducting the underwriting discount and other estimated offering expenses payable by us, will be approximately $ million (or approximately $ million if the underwriters exercise their option to purchase additional shares in full). We intend to contribute the net proceeds of this offering to the Operating Partnership. The Operating Partnership intends to use the net proceeds from this offering to pay a portion of the cash purchase price of the Storage Deluxe Acquisition. See "The Storage Deluxe Acquisition" and "Use of Proceeds" in this prospectus supplement.
Prior to the closing of the Storage Deluxe Acquisition, we may hold the net proceeds from this offering in cash or short-term investments. In the event that we do not consummate the Storage Deluxe Acquisition, the Operating Partnership intends to use the net proceeds for general business purposes, including other acquisitions, joint ventures or repayment of indebtedness.
Risk Factors	See "Risk Factors" beginning on page S-12 of this prospectus supplement and beginning on page 10 of our Annual Report on Form 10-K for the year ended December 31, 2010, to read about certain risks you should consider before making an investment in our Series A Preferred Shares.
Tax Consequences	Certain federal income tax considerations of purchasing, owning and disposing of the Series A Preferred Shares are summarized in "Additional Federal Income Tax Considerations" on page S-33 of this prospectus supplement, which supplements the discussion under the heading "Material Federal Income Tax Considerations" in the accompanying prospectus.

RISK FACTORS

          Investing in our Series A Preferred Shares involves a high degree of risk. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Exchange Act. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered shares. Please also refer to the section above entitled "Forward-Looking Statements."

Risks Related to the Offering

The Series A Preferred Shares are subordinate to our existing and future debt, and your interests could be diluted by the issuance of additional preferred shares and by other transactions.

          The Series A Preferred Shares will rank junior to all of our existing and future debt and to other nonequity claims on us and our assets available to satisfy claims against us, including claims in bankruptcy, liquidation or similar proceedings. Our future debt may include restrictions on our ability to pay distributions to preferred shareholders. Our Declaration of Trust currently authorizes the issuance of up to 40,000,000 preferred shares in one or more classes or series. In addition, subject to certain exceptions, our board of trustees has the power under our Declaration of Trust to classify any of our unissued preferred shares, and to reclassify any of our previously classified but unissued preferred shares of any series, from time to time, in one or more series of preferred shares. The issuance of additional preferred shares on parity with or senior to the Series A Preferred Shares would dilute the interests of the holders of the Series A Preferred Shares, and any issuance of preferred shares senior to the Series A Preferred Shares or of additional indebtedness could affect our ability to pay distributions on, redeem or pay the liquidation preference on the Series A Preferred Shares. Other than the conversion right afforded to holders of Series A Preferred Shares that may occur in connection with a change of control as described under "Description of the Series A Preferred Shares — Conversion Rights" below, none of the provisions relating to the Series A Preferred Shares contain any provisions relating to or limiting our indebtedness or affording the holders of the Series A Preferred Shares protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, so long as the rights of the Series A Preferred Shares are not materially and adversely affected. We currently have no other series of preferred shares outstanding but have entered into the Preferred Equity Line described under "The Storage Deluxe Acquisition — Financing for the Storage Deluxe Acquisition," pursuant to which we may issue Parity Preferred Shares.

The Series A Preferred Shares are expected to be rated below investment grade.

          Although the Series A Preferred Shares have not been rated yet, we have sought to obtain a rating for the Series A Preferred Shares. We currently expect the rating of the Series A Preferred Shares, if obtained, to be below investment grade, which could adversely impact the market price of the Series A Preferred Shares. Below investment grade preferred securities are subject to a higher risk of price volatility than similar, higher-rated securities. Furthermore, increases in leverage or deteriorating outlooks for the issuer, or volatile markets, could lead to continued significant deterioration in market prices of below-investment grade rated securities. In addition, in the event we determine to not obtain a rating of the Series A Preferred Shares, no assurance can be given that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of the Series A Preferred Shares. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of the Series A Preferred Shares.

As a holder of Series A Preferred Shares, you have extremely limited voting rights.

          Your voting rights as a holder of Series A Preferred Shares will be limited. Our common shares are the only class of our securities that carry full voting rights. Voting rights for holders of Series A Preferred Shares exist primarily with respect to the ability to elect, voting with any then outstanding preferred shares on parity with the Series A Preferred Shares, including any Parity Preferred Shares issued pursuant to the Preferred Equity Line, two additional trustees to our board of trustees in the event that six quarterly distributions (whether or not consecutive) payable on the Series A Preferred Shares are in arrears, and with respect to voting on amendments to our Declaration of Trust, including the articles supplementary relating to the Series A Preferred Shares, that materially and adversely affect the rights of the Series A Preferred Shares, or the authorization, creation or issuance of additional classes or series of our shares that are senior to the Series A Preferred Shares. Other than the limited circumstances described in this prospectus supplement, holders of Series A Preferred Shares will not have any voting rights. See "Description of the Series A Preferred Shares — Voting Rights."

The change of control conversion feature may not adequately compensate you, and the change of control conversion and redemption features of the Series A Preferred Shares may make it more difficult for a party to take over our company or discourage a party from taking over our company.

          Upon the occurrence of a change of control the result of which is that our common shares and the common securities of the acquiring or surviving entity (or ADRs representing such securities) are not listed on the New York Stock Exchange, the NYSE Amex Equities or the NASDAQ Stock Market or listed or quoted on an exchange or quotation system that is a successor to the New York Stock Exchange, the NYSE Amex Equities or the NASDAQ Stock Market, holders of the Series A Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series A Preferred Shares) to convert some or all of their Series A Preferred Shares into our common shares (or equivalent value of alternative consideration) and under these circumstances we will also have a special optional redemption right to redeem the Series A Preferred Shares. See "Description of the Series A Preferred Shares — Conversion Rights" and "— Special Optional Redemption." Upon such a conversion, the holders will be limited to a maximum number of our common shares equal to the Share Cap multiplied by the number of Series A Preferred Shares converted. If the Common Share Price is less than $               (which is approximately               % of the per-share closing sale price of our common shares on October               , 2011), subject to adjustment, the holders will receive a maximum of                of our common shares per Series A Preferred Share, which may result in a holder receiving value that is less than the liquidation preference of the Series A Preferred Shares. In addition, those features of the Series A Preferred Shares may have the effect of inhibiting a third party from making an acquisition proposal for our company or of delaying, deferring or preventing a change of control of our company under circumstances that otherwise could provide the holders of our common shares and Series A Preferred Shares with the opportunity to realize a premium over the then-current market price or that shareholders may otherwise believe is in their best interests.

There is no established trading market for the Series A Preferred Shares, listing on the NYSE does not guarantee a market for the Series A Preferred Shares and the market price and trading volume of the Series A Preferred Shares may fluctuate significantly.

          The Series A Preferred Shares are a new issue of securities with no established trading market. We intend to file an application to list the Series A Preferred Shares on the NYSE, but there can be no assurance that the NYSE will approve the Series A Preferred Shares for listing. Even if the NYSE approves the Series A Preferred Shares for listing, an active trading market on the NYSE for the Series A Preferred Shares may not develop or, if it does develop, may not continue, in which case the market price of the Series A Preferred Shares could be materially and adversely affected. If an active trading market does develop on the NYSE, the Series A Preferred Shares may trade at prices lower than the initial public offering price. The market price of the Series A Preferred Shares would depend on many factors, including, but not limited to:

  •
  prevailing interest rates;

  •
  the market for similar securities;

  •
  general economic and financial market conditions;

  •
  our issuance, as well as the issuance by our subsidiaries, of additional preferred equity or debt securities; and

  •
  our financial condition, cash flows, liquidity, results of operations, funds from operations and prospects.

          We have been advised by the underwriters that they intend to make a market in the Series A Preferred Shares, but they are not obligated to do so and may discontinue market-making at any time without notice.

Risks Related to the Storage Deluxe Acquisition

We may not complete the Storage Deluxe Acquisition and our shareholders may not realize any benefits from the proposed transaction.

          The purchase agreement relating to the Storage Deluxe Acquisition contains closing conditions that need to be satisfied before the acquisition can be consummated. The satisfaction of most of these conditions is outside of our control, and we therefore cannot assure you that the acquisition will be consummated. These conditions include, among other things, satisfactory examination of the title to the properties, the ability to obtain title insurance, receipt of estoppels from ground lease lessors related to the leases to be assigned, execution of an additional lease at one facility with an affiliate of the seller, lender consents to the assumption of $88 million of secured fixed-rate debt and customary closing conditions, including the receipt of third party consents.

          Moreover, in the event we are unable to complete Storage Deluxe Acquisition, we will have incurred significant legal, accounting and other transaction costs in connection with this acquisition without realizing the expected benefits. In addition, if we breach any of our representations or warranties or fail to perform any of our covenants in any material respect, we would be required to pay certain amounts held in escrow as liquidated damages.

We cannot assure you that the unaudited financial information provided by the sellers is accurate and we do not know with certainty the impact of these acquisitions on our operating results.

          We cannot assure you that the unaudited financial information provided by the sellers as to the properties we are acquiring, and on which we based our purchase price, is accurate. Therefore, we are not able to determine with certainty the impact of the Storage Deluxe Acquisition on our operating results, interest and fixed charge coverage ratios and our expected returns from these properties.

We have not yet determined which combination of financing alternatives we will use to fund the full purchase price of the Storage Deluxe Acquisition and, depending on the types of financing alternatives we actually use, our indebtedness may increase substantially and our key financial indicators may be negatively affected.

          We expect to finance a portion of the cash purchase price of the proposed Storage Deluxe Acquisition with the proceeds of this offering and the proceeds from our offering of common shares described under "Summary—Recent Developments—Public Offering of Common Shares" and, subject to market conditions, fund the balance of the cash purchase price through other available sources of capital at the time of the transaction, which may include borrowings under the revolving portion of our unsecured credit facility, additional secured or unsecured financings, additional sales of common or preferred shares in public offerings or private placements or the bridge financing facilities described elsewhere in this prospectus supplement.

          We cannot assure you that any or all of these financing sources will be available to us on favorable terms or at all, or which combination of funding sources we ultimately may use. If we are not able to fund the purchase price for the Storage Deluxe Acquisition we will lose all earnest money deposited in escrow. Depending on the financing arrangements, our indebtedness may increase substantially and our interest and fixed charge coverage ratios and other key financial indicators may be negatively affected.

          In addition, any new indebtedness we incur to finance the Storage Deluxe Acquisition, such as the Storage Deluxe Acquisition Bridge Facility, will or may have variable interest rates. Increases in our debt and increases in interest rates on our variable rate indebtedness would increase our interest expense, which could adversely affect our cash flows and ability to make distributions to shareholders.

We may not be able to integrate successfully the new properties into our operations, which would adversely affect our results of operations and financial conditions.

          The success of the Storage Deluxe Acquisition will depend, in part, on our ability to:

  •
  efficiently integrate the acquired properties and employees into our organization; and

  •
  apply our business, operating, marketing, administrative, financial and accounting strategies and controls to the acquired properties.

          If we are unable to successfully integrate the acquired properties into our operations, our results of operations and financial condition may be adversely affected.

We may not be able to achieve the anticipated financial and operating results from the Storage Deluxe Acquisition, which could adversely affect our operating results.

          We believe that the Storage Deluxe Acquisition will enhance our future financial performance, including our net earnings, net operating income and funds from operations. Our belief is subject to risks, uncertainties and other factors, many of which are beyond our control. In addition, our belief is based on certain assumptions, many of which are forward-looking and are set forth on page S-ii of this prospectus supplement, and are uncertain in nature. As a result, the actual performance of the properties we are proposing to acquire may differ materially from our anticipated results, which would negatively affect our operating results.

We may be responsible for unknown material liabilities associated with the Storage Deluxe properties which would adversely affect our business and for which we have limited recourse against the sellers.

          We may be exposed to liabilities relating to the Storage Deluxe properties that we may have failed to discover prior to entering into the purchase agreement or that may arise after the acquisitions are completed. These liabilities may include liabilities that arise from litigation or non-compliance with environmental laws by prior owners for which we, as a successor owner, may be responsible. In the event that the sellers breach any of their representations or warranties, our sole and exclusive remedy is to pursue a claim against the sellers for actual damages which may not exceed $1 million, subject to a minimum of $10,000 and other limitations. Such limited recourse may not be sufficient or available to cover our liabilities in which case our results of operations may be adversely affected.

USE OF PROCEEDS

          We estimate that the net proceeds from this offering, after deducting the underwriting discount and other estimated offering expenses payable by us, will be approximately $              million (or approximately $              million if the underwriters exercise their option to purchase additional shares in full). We intend to contribute the net proceeds of this offering of Series A Preferred Shares to the Operating Partnership, in exchange for additional partnership interests in the Operating Partnership having economic terms identical to the Series A Preferred Shares. We own our assets and conduct our operations through the Operating Partnership and its subsidiaries. We control the Operating Partnership as its sole general partner and, as of September 30, 2011, owned an approximate 95.4% interest in the Operating Partnership. Following our receipt of the net proceeds from our sale of 20,000,000 common shares in the offering described under "Summary—Recent Developments—Public Offering of Common Shares" and our contribution of these net proceeds to the Operating Partnership, our ownership interest in the Operating Partnership will be approximately 96.2% without giving effect to any exercise of the underwriters' option to purchase additional common shares.

          The Operating Partnership intends to use the net proceeds from this offering to pay a portion of the cash purchase price of the Storage Deluxe Acquisition. See "Summary — Recent Developments — The Storage Deluxe Properties Acquisition" in this prospectus supplement.

          Prior to the closing of the Storage Deluxe Acquisition, we may hold the net proceeds from this offering in cash or short-term investments. In the event that we do not consummate the acquisition, the Operating Partnership intends to use the net proceeds for general business purposes, including other acquisitions, joint ventures or repayment of indebtedness.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

          The following table sets forth CubeSmart's ratios of earnings to combined fixed charges and preference dividends for the periods indicated.

		For the years ended December 31,
	For the six months ended June 30, 2011
		2010	2009	2008	2007	2006
Ratio of earnings to combined fixed charges and preference dividends(1)	0.95	0.74	0.58	0.52	0.52	0.60

(1)
Due to our losses in the six months ended June 30, 2011 and fiscal 2010, 2009, 2008, 2007 and 2006, the coverage ratio was less than 1:1. The amount of the shortfall to achieve a coverage of 1:1 was approximately $1.1 million, $11.8 million, $20.0 million, $25.9 million, $26.9 million and $19.8 million in the six months ended June 30, 2011 and in fiscal 2010, 2009, 2008, 2007 and 2006, respectively.

          For the purpose of calculating the ratio of earnings to combined fixed charges and preference dividends, earnings consist of income (loss) from continuing operations, plus fixed charges less capitalized interest. Fixed charges consist of interest expense, capitalized interest, amortized premiums, discounts and capitalized expenses relating to debt and an estimate of the interest component of rent expense. Preference dividends includes income allocated to holders of CubeSmart's preferred shares.

CAPITALIZATION

          The following table sets forth our capitalization as of June 30, 2011 (1) on an actual basis and (2) on an as adjusted basis to give effect to (i) the consummation of this offering and (ii) the consummation of the recent offering of our common shares described under "Summary—Recent Developments—Public Offering of Common Shares." This table should be read in conjunction with our consolidated financial statements and the notes thereto incorporated by reference in this prospectus supplement.

	June 30, 2011
	Actual	As Adjusted(1)
	(in thousands) (unaudited)
Cash and Cash Equivalents:	$1,845	$

Debt:
Revolving credit facility	$9,000	$
Unsecured term loans	300,000
Mortgage loan and notes payable	347,645
Total debt	656,645

Non-controlling Interests in the Operating Partnership	49,789
Equity:
Common Shares, par value $0.01 per share (200,000,000 shares authorized, 98,854,160 shares issued and outstanding at June 30, 2011)	989
Preferred Shares, par value $0.01 per share (40,000,000 shares authorized, no shares issued and outstanding at June 30, 2011)	—
Series A Preferred Shares	—
Additional paid-in capital	1,028,640
Accumulated other comprehensive loss	(113)
Accumulated deficit	(321,053)
Noncontrolling interest in subsidiaries	40,178
Total equity	748,641

Total Capitalization	$1,455,075	$

(1)
The as-adjusted amount reflects the net proceeds to us from the sale of             Series A Preferred Shares in this offering and 20,000,000 common shares in the recent offering described under "Summary—Public Offering of Common Shares" (in each case, after deducting the underwriting discount and estimated expenses related to these offerings payable by us and without giving effect to any exercise of the underwriters' option to purchase additional shares).

THE STORAGE DELUXE ACQUISITION

Storage Deluxe Acquisition

          On October 24, 2011, the Operating Partnership entered into a purchase agreement to acquire a portfolio of 22 open and operating self-storage facilities from Storage Deluxe that contain an aggregate of approximately 1.6 million rentable square feet, including a recently opened 50,000 square foot property located in Bronx, NY. The properties are located in Brooklyn, NY, Woodhaven, NY, Jamaica, NY, Yorktown, NY, Tuckahoe, NY, New Rochelle, NY, Bronx, NY, Wilton, CT, Shelton, CT and Norristown, PA. The table below provides an overview of the portfolio of facilities that are the subject of the Storage Deluxe Acquisition as of June 30, 2011.

Storage Deluxe Assets Overview

			Current
		Total Rentable Square Feet
Market	# of Assets		Occupancy	Avg. Asking Rent PSF(1)	Avg. Realized Rent PSF(2)
Operating
Brooklyn	5	274,402	87.8%	$35.38	$30.18
Queens	2	123,100	74.3%	27.71	20.72
Bronx	8	742,805	85.9%	33.17	28.19
Westchester	3	196,235	83.5%	28.58	23.69
Connecticut	2	163,340	81.3%	22.45	17.91
Pennsylvania	1	45,145	66.5%	16.43	12.07

Operating Total / Wtd. Avg	21	1,545,027	84.0%	$30.92	$26.07
Development
Bronx	1	50,225	NA	NA	NA

Combined Total / Wtd. Avg	22	1,595,252

(1)
Average asking rent per square foot represents annualized contractual rents per available square foot as of June 30, 2011.

(2)
Average realized rent per square foot is computed by dividing annualized rental income by the weighted average occupied square feet for three months ended June 30, 2011.

          We consider 13 of the 21 operating assets in this portfolio to be at stabilized physical occupancy. These stabilized properties were 87.1% occupied at June 30, 2011. This segment of the portfolio has a weighted average date opened of December 2003. The remaining eight operating assets considered to have lease-up opportunity were 78.3% occupied at June 30, 2011, with a weighted average date opened of August 2007. The portfolio, excluding a development asset in Bronx, NY that opened in September 2011, was 84.0% occupied as of June 30, 2011. The weighted average population within the three-mile trade ring of the assets is 828,000 and 68% of the households are renters as of April 14, 2011 based on data from STDB Online.

          The aggregate purchase price for the properties is approximately $560 million, comprised of approximately $472 million payable in cash and the assumption of approximately $88 million of existing fixed-rate debt. In connection with the execution of the purchase agreement, we are depositing approximately $45 million in escrow as earnest money. This escrow amount (excluding interest thereon) will be credited toward payment of the purchase price at closing of the acquisition. In addition to the purchase price, we expect to incur approximately $4.6 million of acquisition costs in connection with the Storage Deluxe Acquisition.

          We expect to consummate the acquisition in two tranches. We anticipate closing on the purchase of 16 unencumbered properties with a purchase price of approximately $357.3 million during the fourth quarter of 2011. We anticipate closing on the purchase of the remaining properties with a purchase price of approximately $202.7 million, including the assumption of $88 million of secured fixed-rate debt, immediately following completion of the loan assumption process which we expect to occur during the first quarter of 2012, except that closing under two of these remaining properties may be further extended in order to secure certain third party consents.

          The consummation of the Storage Deluxe Acquisition is subject to satisfactory examination of the title to the properties, the ability to obtain title insurance, receipt of estoppels from ground lease lessors related to the leases to be assigned, execution of an additional lease at one facility with an affiliate of the seller, lenders consent to the assumption of $88 million of secured fixed-rate debt and customary closing conditions, including the receipt of third party consents. We cannot assure you that we will be able to complete the acquisition of these properties as anticipated or at all.

          If the lenders do not consent to the assumption of the $88 million of secured fixed-rate debt on the properties by July 31, 2012, the sellers can terminate the agreement with respect to the second group of properties. We may also elect to terminate the agreement if certain title deficiencies are not remedied by the sellers. In the event that the sellers breach their obligations to consummate the acquisition in a material way, we may either (i) terminate the agreement, in which case we will be entitled to the return of the earnest money or (ii) specifically enforce the agreement within 30 days of the breach. In the event that the sellers breach any of their representations or warranties, our sole and exclusive remedy is to pursue a claim against the sellers within 30 days of closing for actual damages which may not exceed $1.0 million, subject to minimum damages of $10,000 and other limitations. We have the right to terminate the agreement if the sellers intentionally or willfully breach or default in certain of their obligations and the breach or default results in the failure of the lenders to approve the assumption of the $88 million of secured fixed-rate debt. Upon such termination we will be entitled to the return of a portion of the earnest money and $9.0 million as liquidated damages. We will have no right to terminate the agreement if any of the properties is damaged or destroyed by fire or other casualty. If we breach our representations and warranties or fail to comply with our covenants in any material respect, the sellers may terminate the agreement, in which case any remaining earnest money that has not been used in a prior closing will be paid to them as liquidated damages.

Financing for the Storage Deluxe Acquisition

          We expect to finance a portion of the cash purchase price for the Storage Deluxe Acquisition with the proceeds of this offering and the proceeds from our offering of common shares described under "Summary—Recent Developments—Public Offering of Common Shares," as well as a combination of borrowings under the revolving portion of our unsecured credit facility, additional secured or unsecured financings, sales of common or preferred shares in public offerings or private placements or the bridge financing facilities described below. We are in the process of continuing to finalize these sources of financing and cannot assure you that any or all of these sources of financing will be available to us, on favorable terms or at all.

          In order to ensure that financing will be available to consummate the Storage Deluxe Acquisition, we have received $300.0 million of combined bridge financing facilities from affiliates of Wells Fargo Securities, LLC. Under these facilities, an affiliate of Wells Fargo Securities, LLC has agreed to purchase, upon our request and subject to certain conditions, up to 8,000,000 shares (or $200.0 million in aggregate liquidation preference) of a new series of our Parity Preferred Shares under our Preferred Equity Line at a price per share equal to $24.0875. Under our Storage Deluxe Acquisition Bridge Facility, another affiliate of Wells Fargo Securities, LLC has agreed to provide us with a new $100.0 million unsecured term loan facility, subject to certain conditions, including the absence of material adverse change, satisfactory due diligence, and the receipt of at least $175 million in equity capital. This facility will mature within six months but we will have the ability to extend it by an additional five years.

          This term loan facility will be guaranteed by all our existing and future material subsidiaries and bears interest at variable rates. Other covenants, indemnification provisions and conditions precedent to borrowings under the term loan facility are substantially the same as those under our existing revolving credit facility.

          Each of the Preferred Equity Line and Storage Deluxe Acquisition Bridge Facility are currently undrawn. The commitments under the Preferred Equity Line are available until March 31, 2012 and the commitments under the Storage Deluxe Acquisition Bridge Facility are available until April 30, 2012. We intend to use proceeds from the Preferred Equity Line or Storage Deluxe Acquisition Bridge Facility, if drawn, to fund a portion of the purchase price for the Storage Deluxe Acquisition until we complete arrangements for more permanent financing.

          Wells Fargo Securities, LLC will receive a fee in connection with the Preferred Equity Line of up to 1.25% of the aggregate liquidation preference of the Parity Preferred Shares that may be issued and affiliates of Wells Fargo Securities, LLC will receive customary fees and commissions in connection with the Storage Deluxe Acquisition Bridge Facility.

          See "Risk Factors — Risks Related to the Storage Deluxe Acquisition" for more information about the risks related to the Storage Deluxe Acquisition and its financing.

DESCRIPTION OF THE SERIES A PREFERRED SHARES

          This description of the Series A Preferred Shares supplements the description of the general terms and provisions of our capital shares, including preferred shares, contained in the accompanying prospectus. You should consult that general description for further information.

General

          We currently are authorized to issue up to 40,000,000 preferred shares of beneficial interests, par value $0.01 per share, in one or more series. Each series will have the designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions qualifications, and terms and conditions of redemption as Maryland law may permit and our board of trustees may determine by adoption of applicable articles supplementary to our Declaration of Trust. We currently have no other series of preferred shares outstanding but have entered into the Preferred Equity Line described under "The Storage Deluxe Acquisition — Financing for the Storage Deluxe Acquisition", pursuant to which we may issue Parity Preferred Shares.

          This summary of the terms and provisions of the Series A Preferred Shares is not complete. Our board of trustees will adopt articles supplementary designating the terms of the Series A Preferred Shares, and you may obtain a complete copy of the articles supplementary designating the Series A Preferred Shares by contacting us. In connection with this offering, we will file the articles supplementary with the SEC. Our board of trustees may authorize the issuance and sale of additional Series A Preferred Shares from time to time.

          We intend to file an application to list the Series A Preferred Shares on the NYSE under the symbol "CUBEPrA." If listing is approved, we expect trading to commence within 30 days after initial delivery of the Series A Preferred Shares.

          The transfer agent, registrar and distribution disbursement agent for the Series A Preferred Shares is American Stock Transfer & Trust Company, LLC.

Ranking

          The Series A Preferred Shares rank senior to our common shares and to any other of our future equity securities that we may later authorize or issue that by their terms rank junior to the Series A Preferred Shares with respect to the payment of distributions and the distribution of assets in the event of our liquidation, dissolution or winding up. The Series A Preferred Shares rank pari passu with any Parity Preferred Shares (i.e., any future equity securities that we may later authorize or issue that by their terms are on a parity with the Series A Preferred Shares), including any Parity Preferred Shares issued pursuant to the Preferred Equity Line. See "The Storage Deluxe Acquisition — Financing for the Storage Deluxe Acquisition." The Series A Preferred Shares rank junior to any equity securities that we may later authorize or issue that by their terms rank senior to the Series A Preferred Shares. Any such authorization or issuance would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Shares. Any convertible debt securities that we may issue are not considered to be equity securities for these purposes. The Series A Preferred Shares rank junior to all of our existing and future indebtedness.

Distributions

          Holders of the Series A Preferred Shares will be entitled to receive, when and as authorized by our board of trustees and declared by us, out of funds legally available for the payment of distributions, cumulative cash distributions at the rate of         % per annum of the $25.00 per share liquidation preference, equivalent to $             per annum per Series A Preferred Share. Distributions on the Series A Preferred Shares will be payable quarterly in arrears on or about the 15th day of January, April, July and October of each year. The first distribution on the Series A Preferred Shares sold in this offering will be

paid on January 15, 2012 and will be in the amount of $             per share. Distributions payable on the Series A Preferred Shares for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will pay distributions to holders of record as they appear in our share records at the close of business on the applicable record date, which will be the first day of the calendar month in which the applicable distribution falls, or such other date as designated by our board of trustees for the payment of distributions that is not more than 90 days nor fewer than 10 days prior to the distribution payment date.

          Our board of trustees will not authorize, and we will not pay, any distributions on the Series A Preferred Shares or set apart funds for the payment of distributions if the terms of any of our agreements, including agreements relating to our indebtedness, prohibit that authorization, payment or setting aside of funds or provide that the authorization, payment or setting apart of funds is a breach of or a default under that agreement, or if the authorization, payment or setting apart of funds is restricted or prohibited by law. We are and may in the future become a party to agreements that restrict or prevent the payment of distributions on, or the purchase or redemption of, our shares of beneficial interest. Under certain circumstances, these agreements could restrict or prevent the payment of distributions on or the purchase or redemption of Series A Preferred Shares. These restrictions may be indirect (for example, covenants requiring us to maintain specified levels of net worth or assets) or direct. We do not believe that these restrictions currently have any adverse impact on our ability to pay distributions on the Series A Preferred Shares.

          Notwithstanding the foregoing, distributions on the Series A Preferred Shares will accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of distributions and whether or not distributions are authorized. Accrued but unpaid distributions on the Series A Preferred Shares will not bear interest, and the holders of the Series A Preferred Shares will not be entitled to any distributions in excess of full cumulative distributions as described above. All of our distributions on Series A Preferred Shares, including any capital gain distributions, will be credited to the previously accrued distributions on the Series A Preferred Shares. We will credit any distribution made on Series A Preferred Shares first to the earliest accumulated and unpaid distribution due.

          We will not declare or pay any distributions, or set apart any funds for the payment of distributions, on our common shares or any other shares that rank junior to or on parity with the Series A Preferred Shares, if any, or redeem or otherwise acquire our common shares or other junior shares or parity shares, unless we also have authorized, declared and either paid or set apart for payment the full cumulative distributions on the Series A Preferred Shares for all past dividend periods. This restriction will not limit our distributions in common shares or other equity securities ranking junior to the Series A Preferred Shares, conversions or exchanges for equity securities ranking junior to the Series A Preferred Shares or our redemption or other acquisition of shares under incentive, benefit or share purchase plans for officers, trustees or employees or others performing or providing similar services, pursuant to a purchase or exchange offer for Series A Preferred Shares and all shares that rank on a parity with the Series A Preferred Shares as to distributions or upon liquidation made on the same terms to holders of the Series A Preferred Shares and all shares that rank on parity with the Series A Preferred Shares, or by other redemption, purchase or acquisition for the purposes of enforcing restrictions upon ownership and transfer of our equity securities contained in our Declaration of Trust in order to preserve our qualification as a REIT.

          If we do not declare and either pay or set apart for payment the full cumulative distributions on the Series A Preferred Shares and all shares that rank on a parity with Series A Preferred Shares, the amount which we have declared will be allocated pro rata to the Series A Preferred Shares and to each parity series of shares so that the amount declared for each Series A Preferred Share and for each share of each parity series is proportionate to the accumulated and unpaid distributions on those shares.

Liquidation Rights

          In the event of our liquidation, dissolution or winding up, the holders of the Series A Preferred Shares will be entitled to be paid out of our assets legally available for distribution to our shareholders liquidating distributions in cash or property at fair market value as determined by our board of trustees equal to a liquidation preference of $25.00 per share, plus any accumulated and unpaid distributions to, but not including, the date of the payment. Holders of Series A Preferred Shares will be entitled to receive this liquidation preference before we distribute any assets to holders of our common shares or any other shares of beneficial interest that rank junior to the Series A Preferred Shares. The rights of holders of Series A Preferred Shares to receive their liquidation preference would be subject to preferential rights of the holders of any series of shares that is senior to the Series A Preferred Shares. Written notice will be given to each holder of Series A Preferred Shares of any such liquidation no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidation preference to which they are entitled, the holders of Series A Preferred Shares will have no right or claim to any of our remaining assets. If we consolidate or merge with any other entity, sell, lease, transfer or convey all or substantially all of our property or business, or engage in a statutory share exchange, we will not be deemed to have liquidated. We currently have no other series of preferred shares outstanding but have entered into the Preferred Equity Line described under "The Storage Deluxe Acquisition — Financing for the Storage Deluxe Acquisition," pursuant to which we may issue Parity Preferred Shares. In the event our assets are insufficient to pay the full liquidation preference to the holders of Series A Preferred Shares and all other classes or series of our equity securities ranking on a parity with the Series A Preferred Shares, if any, then we will distribute our assets to the holders of Series A Preferred Shares and all other classes or series of parity securities ratably in proportion to the full liquidation preference they would have otherwise received.

Redemption

          We may not redeem the Series A Preferred Shares prior to                      , 2016, except as described below under "— Special Optional Redemption" and "— Restrictions on Ownership and Transfer." On and after                      , 2016, upon no fewer than 30 days' nor more than 60 days' written notice, we may, at our option, redeem the Series A Preferred Shares, in whole or from time to time in part, by paying $25.00 per share, plus any accumulated and unpaid distributions to, but not including, the date of redemption.

          We will give notice of redemption by publication in a newspaper of general circulation in the City of New York and by mail to each holder of record of Series A Preferred Shares at the address shown on our share transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series A Preferred Shares except as to the holder to whom notice was defective. Each notice will state the following:

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  the redemption date;

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  the redemption price;

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  the number of Series A Preferred Shares to be redeemed;

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  the place or places where the certificates for the Series A Preferred Shares, if any, are to be surrendered for payment; and

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  that distributions on the Series A Preferred Shares to be redeemed will cease to accrue immediately prior to the redemption date.

          In addition, we will comply with any applicable requirements of any securities exchange on which the Series A Preferred Shares may be listed from time to time. If we redeem fewer than all of the Series A Preferred Shares, the notice of redemption mailed to each shareholder will also specify the number of Series A Preferred Shares that we will redeem from each shareholder. In this case, we will determine the number of Series A Preferred Shares to be redeemed on a pro rata basis, by lot or by any other equitable method we may choose in our sole discretion.

          If we have given a notice of redemption and have set aside sufficient funds for the redemption in trust for the benefit of the holders of the Series A Preferred Shares called for redemption, then from and after the redemption date, those Series A Preferred Shares will be treated as no longer being outstanding, no further distributions will accrue and all other rights of the holders of those Series A Preferred Shares will terminate. The holders of those Series A Preferred Shares will retain their right to receive the redemption price for their shares and any accumulated and unpaid distributions through, but not including, the redemption date.

          The holders of Series A Preferred Shares at the close of business on a distribution record date will be entitled to receive the distribution payable with respect to the Series A Preferred Shares on the corresponding payment date notwithstanding the redemption of the Series A Preferred Shares between such record date and the corresponding payment date or our default in the payment of the distribution due. Except as provided above, we will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series A Preferred Shares to be redeemed.

          The Series A Preferred Shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions, except as provided under "— Restrictions on Ownership and Transfer" below. In order to ensure that we continue to meet the requirements for qualification as a REIT, the Series A Preferred Shares will be subject to the restrictions on ownership and transfer in Article VII of our Declaration of Trust.

          Subject to applicable law and other limitations on redemptions or repurchases while distributions on the Series A Preferred Shares are in arrears, we may purchase Series A Preferred Shares in the open market, by tender or by private agreement. Any Series A Preferred Shares that we reacquire will have the status of authorized but unissued preferred shares without designation as to series.

          Unless full cumulative dividends on all Series A Preferred Shares and other equity securities ranking on parity with the Series A Preferred Shares have been or contemporaneously are declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods, no Series A Preferred Shares or other equity securities ranking on parity with the Series A Preferred Shares may be redeemed unless all outstanding Series A Preferred Shares and other equity securities ranking on parity with the Series A Preferred Shares are simultaneously redeemed; provided, however, that we may redeem or purchase Series A Preferred Shares and other equity securities ranking on parity with the Series A Preferred Shares as described below under "—Restrictions on Ownership and Transfer" in order to ensure that we remain qualified as a REIT for U.S. federal income tax purposes or pursuant to a purchase or exchange offer made on the same terms to holders of all Series A Preferred Shares and other equity securities ranking on parity with the Series A Preferred Shares. In addition, unless full cumulative dividends on all Series A Preferred Shares and other equity securities ranking on parity with the Series A Preferred Shares have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods, we may not purchase or otherwise acquire directly or indirectly for any consideration, nor may any monies be paid to or be made available for a sinking fund for the redemption of, any Series A Preferred Shares or other equity securities ranking on parity with the Series A Preferred Shares (except by conversion into or exchange for equity securities ranking junior to the Series A Preferred Shares as to distributions and upon liquidation or by redemption or other acquisition of shares under incentive, benefit or share purchase plans for officers, trustees or employees or others performing or providing similar services); provided, however, that we may purchase or acquire Series A Preferred Shares and other equity securities ranking on parity with the Series A Preferred Shares for the purpose of preserving our status as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Shares and Parity Preferred Shares.

Special Optional Redemption

          In connection with a Change of Control (as defined below), we may, at our option, redeem the Series A Preferred Shares, in whole or in part and no later than 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accumulated and unpaid distributions to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date (as defined below), we have provided or provide notice of redemption with respect to the Series A Preferred Shares (whether pursuant to our optional redemption right described above or our special optional redemption right), the holders of Series A Preferred Shares will not have the conversion right described below under "— Conversion Rights."

          We will mail to you, if you are a record holder of the Series A Preferred Shares, a notice of redemption no fewer than 30 days nor more than 60 days before the redemption date. We will send the notice to your address shown on our share transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series A Preferred Shares except as to the holder to whom notice was defective. Each notice will state the following:

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  the redemption date;

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  the redemption price;

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  the number of Series A Preferred Shares to be redeemed;

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  the place or places where the certificates for the Series A Preferred Shares, if any, are to be surrendered for payment;

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  that the Series A Preferred Shares are being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control;

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  that the holders of the Series A Preferred Shares to which the notice relates will not be able to tender such Series A Preferred Shares for conversion in connection with the Change of Control and each Series A Preferred Share tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date; and

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  that distributions on the Series A Preferred Shares to be redeemed will cease to accrue immediately prior to the redemption date.

          In addition, we will comply with any applicable requirements of any securities exchange on which the Series A Preferred Shares may be listed from time to time. If we redeem fewer than all of the Series A Preferred Shares, the notice of redemption mailed to each shareholder will also specify the number of Series A Preferred Shares that we will redeem from each shareholder. In this case, we will determine the number of Series A Preferred Shares to be redeemed on a pro rata basis, by lot or by any other equitable method we may choose.

          If we have given a notice of redemption and have set aside sufficient funds for the redemption in trust for the benefit of the holders of the Series A Preferred Shares called for redemption, then from and after the redemption date, those Series A Preferred Shares will be treated as no longer being outstanding, no further distributions will accrue and all other rights of the holders of those Series A Preferred Shares will terminate. The holders of those Series A Preferred Shares will retain their right to receive the redemption price for their shares and any accumulated and unpaid distributions through, but not including, the redemption date.

          The holders of Series A Preferred Shares at the close of business on a distribution record date will be entitled to receive the distribution payable with respect to the Series A Preferred Shares on the corresponding payment date notwithstanding the redemption of the Series A Preferred Shares between such record date and the corresponding payment date or our default in the payment of the distribution due. Except as provided above, we will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series A Preferred Shares to be redeemed.

          Unless full cumulative dividends on all Series A Preferred Shares have been or contemporaneously are declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods, no Series A Preferred Shares may be redeemed unless all outstanding Series A Preferred Shares are simultaneously redeemed; provided, however, that we may redeem or purchase Series A Preferred Shares as described below under "—Restrictions on Ownership and Transfer" in order to ensure that we remain qualified as a REIT for U.S. federal income tax purposes or pursuant to a purchase or exchange offer made on the same terms to holders of all Series A Preferred Shares. In addition, unless full cumulative dividends on all Series A Preferred Shares have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, we may not purchase or otherwise acquire directly or indirectly for any consideration, nor may any monies be paid to or be made available for a sinking fund for the redemption of, any Series A Preferred Shares (except by conversion into or exchange for equity securities ranking junior to the Series A Preferred Shares as to distributions and upon liquidation or by redemption, purchase or acquisition of equity securities under incentive benefit or share purchase plans for officers, trustees or others performing similar services); provided, however, that we may purchase or acquire Series A Preferred Shares for the purpose of preserving our status as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Shares.

          Any Series A Preferred Shares that we reacquire will have the status of authorized but unissued preferred shares without designation as to series.

          A "Change of Control" is when, after the original issuance of the Series A Preferred Shares, the following have occurred and are continuing:

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  the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the passage of time or occurrence of a subsequent condition); and

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  following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE Amex or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.

Conversion Rights

          Upon the occurrence of a Change of Control, each holder of Series A Preferred Shares will have the right, unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series A Preferred Shares as described under "— Redemption" or "— Special Optional Redemption," to convert some or all of the Series A Preferred Shares held by such holder (the "Change of Control Conversion Right") on the Change of Control Conversion Date into a number of our common shares per Series A Preferred Share (the "Common Share Conversion Consideration") equal to the lesser of:

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  the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accumulated and unpaid distributions to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a

    Series A Preferred Share distribution payment and prior to the corresponding Series A Preferred Share distribution payment date, in which case no additional amount for such accumulated and unpaid distribution will be included in this sum) by (ii) the Common Share Price (as defined below) (such quotient, the "Conversion Rate"); and

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  (i.e., the Share Cap).

          The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common shares), subdivisions or combinations (in each case, a "Share Split") with respect to our common shares as follows: the adjusted Share Cap as the result of a Share Split will be the number of our common shares that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of our common shares outstanding after giving effect to such Share Split and the denominator of which is the number of our common shares outstanding immediately prior to such Share Split.

          For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of our common shares (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right will not exceed                                       (or equivalent Alternative Conversion Consideration, as applicable), subject to increase to the extent the underwriters exercise their option to purchase additional shares (the "Exchange Cap"). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

          In the case of a Change of Control pursuant to which our common shares will be converted into cash, securities or other property or assets (including any combination thereof) (the "Alternative Form Consideration"), a holder of Series A Preferred Shares will receive upon conversion of such Series A Preferred Shares the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of our common shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the "Alternative Conversion Consideration," and the Common Share Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the "Conversion Consideration").

          If the holders of our common shares have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of the Series A Preferred Shares will receive will be the form and proportion of the aggregate consideration elected by the holders of our common shares who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

          We will not issue fractional common shares upon the conversion of the Series A Preferred Shares. Instead, we will pay the cash value of such fractional shares.

          No later than 15 days following the occurrence of a Change of Control, unless we have provided notice of our intention to redeem all of the Series A Preferred Shares, we will provide to holders of Series A Preferred Shares a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

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  the events constituting the Change of Control;

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  the date of the Change of Control;

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  the last date on which the holders of Series A Preferred Shares may exercise their Change of Control Conversion Right;

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  the method and period for calculating the Common Share Price;

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  the Change of Control Conversion Date;

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  that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Series A Preferred Shares, holders will not be able to convert Series A Preferred Shares and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

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  if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series A Preferred Share;

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  the name and address of the paying agent and the conversion agent; and

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  the procedures that the holders of Series A Preferred Shares must follow to exercise the Change of Control Conversion Right.

          We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series A Preferred Shares.

          To exercise the Change of Control Conversion Right, the holder of Series A Preferred Shares will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) evidencing Series A Preferred Shares to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice must state:

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  the relevant Change of Control Conversion Date;

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  the number of Series A Preferred Shares to be converted; and

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  that the Series A Preferred Shares are to be converted pursuant to the applicable provisions of the Series A Preferred Shares.

          The "Change of Control Conversion Date" is the date the Series A Preferred Shares are to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice of occurrence of a Change of Control described above to the holders of Series A Preferred Shares.

          The "Common Share Price" will be: (i) the amount of cash consideration per common share, if the consideration to be received in the Change of Control by the holders of our common shares is solely cash; and (ii) the average of the closing prices for our common shares on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of our common shares is other than solely cash.

          Holders of Series A Preferred Shares may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:

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  the number of withdrawn Series A Preferred Shares;

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  if certificated Series A Preferred Shares have been issued, the certificate numbers of the withdrawn Series A Preferred Shares; and

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  the number of Series A Preferred Shares, if any, which remain subject to the conversion notice.

          Notwithstanding the foregoing, if the Series A Preferred Shares are held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of The Depository Trust Company.

          Series A Preferred Shares as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided or provide notice of our election to redeem such Series A Preferred Shares, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem Series A Preferred Shares that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series A Preferred Shares will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus any accumulated and unpaid distributions thereon to, but not including, the redemption date.

          We will deliver amounts owing upon conversion no later than the third business day following the Change of Control Conversion Date.

          In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of Series A Preferred Shares into our common shares. Notwithstanding any other provision of the Series A Preferred Shares, no holder of Series A Preferred Shares will be entitled to convert such Series A Preferred Shares for our common shares to the extent that receipt of such common shares would cause such holder (or any other person) to exceed the share ownership limits contained in our Declaration of Trust and the articles supplementary setting forth the terms of the Series A Preferred Shares, unless we provide an exemption from this limitation for such holder. See "— Restrictions on Ownership and Transfer," below.

          These Change of Control conversion and redemption features may make it more difficult for a party to take over our company or discourage a party from taking over our company. See "Risk Factors — The change of control conversion feature may not adequately compensate you, and the change of control conversion and redemption features of the Series A Preferred Shares may make it more difficult for a party to take over our company or discourage a party from taking over our company."

          Except as provided above in connection with a Change of Control, the Series A Preferred Shares are not convertible into or exchangeable for any other securities or property.

Voting Rights

          Holders of Series A Preferred Shares will have no voting rights, except as set forth below.

          Whenever distributions on the Series A Preferred Shares are due but unpaid for six quarterly periods, whether or not consecutive (a "Preferred Distribution Default"), the number of trustees then constituting our board of trustees shall be increased by two and holders of the Series A Preferred Shares, voting as a single class with the holders of any other Parity Preferred Shares upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional trustees to serve on our board of trustees (the "Preferred Shares Trustees") at a special meeting called upon the request of the holders of at least 33% of the outstanding Series A Preferred Shares or the holders of at least 33% of any such other series of Parity Preferred Shares if the request is received 90 or more days before the next annual or special meeting of shareholders, or at the next annual or special meeting of shareholders, and at each subsequent annual or special meeting of shareholders until all distributions accumulated on the Series A Preferred Shares for the past distribution periods and the then-current distribution period have been paid or declared and set apart for payment in full. Preferred Share Trustees shall be elected by plurality vote of the Series A Preferred Shares and any other applicable series of Parity Preferred Shares.

          If and when all accumulated distributions in arrears and distributions for the then current distribution period on the Series A Preferred Shares shall have been paid in full or a sum sufficient for the payment is irrevocably deposited in trust for payment, the holders of the Series A Preferred Shares shall be divested of the voting rights as described in this section (subject to revesting in the event of each and every Preferred Distribution Default) and, if all accumulated distributions in arrears and the distributions for the current distribution period have been paid in full or set aside for payment in full on all other classes or series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Shares Trustee so elected shall terminate. Any Preferred Shares Trustee may be removed at any time with or without cause by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series A Preferred Shares when they have the voting rights set forth as described in this section (voting together as a single class with all other classes or series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Shares Trustee may be filled by written consent of the Preferred Shares Trustee remaining in office or, if none remains in office, by a vote of the holders of record of a majority of the outstanding Series A Preferred Shares when they have the voting rights set forth in this section (voting together as a single class with all other classes or series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable). The Preferred Shares Trustees shall each be entitled to one vote per trustee on any matter.

          So long as any Series A Preferred Shares remain outstanding, we shall not, without the affirmative vote of the holders of at least two-thirds of the Series A Preferred Shares outstanding at the time: (i) authorize or create, or increase the number of authorized or issued shares of, any class or series of shares ranking senior to the Series A Preferred Shares with respect to payment of distributions or rights upon liquidation, dissolution or winding up of our company, or reclassify any authorized shares of our company into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of our Declaration of Trust (including the articles supplementary), whether by merger, consolidation or otherwise, in each of clauses (i) or (ii) above in such a way that would materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Shares; provided, however, that with respect to the occurrence of a merger, consolidation or a sale or lease of all of our assets as an entirety, so long as (a) the Series A Preferred Shares remain outstanding with the terms thereof materially unchanged, (b) the holders of the Series A Preferred Shares receive equity securities with rights, preferences, privileges or voting powers substantially similar, taken as a whole, to those of the Series A Preferred Shares, or (c) the Series A Preferred Shares are redeemed as provided above in connection with any such transaction, then the occurrence of any such event shall not be deemed to materially and adversely affect the rights, privileges or voting powers of the Series A Preferred Shares. In addition, any increase in the number of authorized Series A Preferred Shares or the creation or issuance, or increase in the number of authorized shares, of any other class or series of equity securities or securities convertible into equity securities ranking on a parity with or junior to the Series A Preferred Shares with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding up of our company, shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Shares.

          In any matter in which the Series A Preferred Shares are entitled to vote, each Series A Preferred Share will be entitled to one vote. If the holders of Series A Preferred Shares and another series of preferred shares, if any, are entitled to vote together as a single class on any matter, the Series A Preferred Shares and the shares of the other series will have one vote for each $25.00 of liquidation preference.

Information Rights

          During any period in which we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any Series A Preferred Shares are outstanding, we will (i) transmit by mail or other permissible means under the Exchange Act to all holders of Series A Preferred Shares as their names and addresses appear in our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the Series A Preferred Shares. We will mail (or otherwise provide) the reports to the holders of Series A Preferred Shares within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act.

Restrictions on Ownership and Transfer

          For information regarding restrictions on ownership and transfer of the Series A Preferred Shares, see "Description of CubeSmart's Capital Shares — Restrictions on Ownership and Transfer" in the accompanying prospectus. The articles supplementary for the Series A Preferred Shares will provide that the ownership limitation described in the accompanying prospectus applies to ownership of Series A Preferred Shares as a separate class pursuant to Article VII of our Declaration of Trust, under which Series A Preferred Shares owned by a shareholder in excess of the ownership limit will be transferred to a charitable trust and may be purchased by us under certain circumstances. Our board of trustees may, in its sole discretion, exempt a person from the ownership limit, as described in "Description of CubeSmart's Capital Shares — Restrictions on Ownership and Transfer" in the accompanying prospectus.

          Ownership limits also apply to our common shares. See "Description of CubeSmart's Capital Shares — Restrictions on Ownership and Transfer" in the accompanying prospectus. Notwithstanding any other provision of the Series A Preferred Shares, no holder of the Series A Preferred Shares will be entitled to convert any Series A Preferred Shares into our common shares to the extent that receipt of our common shares would cause such holder or any other person to exceed the ownership limits contained in our Declaration of Trust or in the articles supplementary for the Series A Preferred Shares.

Preemptive Rights

          No holders of the Series A Preferred Shares shall, as the holders, have any preemptive rights to purchase or subscribe for our common shares or any other security of our company.

Book-Entry Procedures

          The Depository Trust Company (the "DTC") will act as securities depositary for the Series A Preferred Shares. We will issue one or more fully registered global securities certificates in the name of DTC's nominee, Cede & Co. These certificates will represent the total aggregate number of Series A Preferred Shares. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the Series A Preferred Shares that you purchase, unless DTC's services are discontinued as described below.

          Title to book-entry interests in the Series A Preferred Shares will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in the Series A Preferred Shares must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series A Preferred Shares.

          DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including the underwriters, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

          When you purchase the Series A Preferred Shares within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series A Preferred Shares on DTC's records. You, as the actual owner of the Series A Preferred Shares, are the "beneficial owner." Your beneficial ownership interest will be recorded on the Direct and Indirect Participants' records, but DTC will have no knowledge of your individual ownership. DTC's records reflect only the identity of the Direct Participants to whose accounts Series A Preferred Shares are credited.

          You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Series A Preferred Shares should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

          Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

          Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          We understand that, under DTC's existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under our declaration of trust, DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

          Any redemption notices with respect to the Series A Preferred Shares will be sent to Cede & Co. If less than all of the Series A Preferred Shares are being redeemed, DTC will reduce each Direct Participant's holdings of Series A Preferred Shares in accordance with its procedures.

          In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the Series A Preferred Shares. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants whose accounts the Series A Preferred Shares are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

          Distributions on the Series A Preferred Shares will be made directly to DTC's nominee (or its successor, if applicable). DTC's practice is to credit participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that payment date.

          Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

          DTC may discontinue providing its services as securities depositary with respect to the Series A Preferred Shares at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series A Preferred Shares. In that event, we will print and deliver certificates in fully registered form for the Series A Preferred Shares. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series A Preferred Shares in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

          According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

          Initial settlement for the Series A Preferred Shares will be made in immediately available funds. Secondary market trading among DTC's Participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System.

ADDITIONAL FEDERAL INCOME TAX CONSIDERATIONS

          The following discussion supplements the discussion under the heading "Material Federal Income Tax Considerations" in the accompanying prospectus. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the accompanying prospectus. The following is a summary of certain additional federal income tax considerations with respect to the purchase, ownership and disposal of our Series A Preferred Shares.

          We urge you to consult your own tax advisor regarding the specific tax consequences to you of ownership of Series A Preferred Shares and CubeSmart's election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such ownership and election, and regarding potential changes in applicable tax laws.

Taxation of CubeSmart

          The law firm of Pepper Hamilton LLP has acted as our tax counsel in connection with the offering. We have received an opinion of Pepper Hamilton LLP to the effect that we have been organized and have operated in conformity with the requirements for qualification as a REIT under the Code for each of our taxable years beginning with our taxable year ended December 31, 2004, and our current organization and current and proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code for our taxable year ending December 31, 2011 and thereafter. It must be emphasized that the opinion of Pepper Hamilton LLP is based on various assumptions relating to our organization and operation, and is conditioned upon factual representations and covenants made by our management regarding our organization, assets, income, the present and future conduct of our business operations, and other items regarding our ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that we will take no action inconsistent with our qualification as a REIT. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Pepper Hamilton LLP or by us that we will qualify as a REIT for any particular year. The opinion is expressed as of the date issued. Pepper Hamilton LLP will have no obligation to advise us or our shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service, or IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. Pepper Hamilton LLP's opinion does not foreclose the possibility that we may have to utilize one or more of the REIT savings provisions discussed in the prospectus, which could require us to pay an excise or penalty tax (which could be significant in amount) in order for us to maintain our REIT qualification.

          Our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual (or, in some cases, quarterly) operate results, the various requirements under the Code that are described in this discussion. These requirements apply to, among other things, the sources of our gross income, the composition and values of our asserts, our distribution levels, and the diversity of ownership of our Series A Preferred Shares. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by us that we will satisfy such requirements.

Taxation of Shareholders

Taxation of Taxable U.S. Shareholders

          The term "U.S. shareholder" means a holder of Series A Preferred Shares that, for U.S. federal income tax purposes, is:

  •
  a citizen or resident of the United States;

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  a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized under the laws of the United States, any of its states or the District of Columbia;

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  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

  •
  any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

          If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds Series A Preferred Shares, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding Series A Preferred Shares, you should consult your tax advisor regarding the consequences of the ownership and disposition of Series A Preferred Shares by the partnership.

          Taxation of U.S. Shareholders on Distributions.    As long as CubeSmart qualifies as a REIT, a taxable U.S. shareholder will be required to take into account as ordinary income distributions made out of CubeSmart's current or accumulated earnings and profits that CubeSmart does not designate as capital gain dividends or retained long-term capital gain. A U.S. shareholder will not qualify for the dividends-received deduction generally available to corporations. Dividends paid to a U.S. shareholder generally will not qualify for the 15% tax rate for "qualified dividend income." The maximum tax rate for qualified dividend income to 15% for tax years through 2012. Without future congressional action, in 2013 the maximum tax rate on qualified dividend income will revert to the rate then applicable to ordinary income. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to most noncorporate U.S. shareholders. Because a REIT is not generally subject to federal income tax on the portion of its REIT taxable income distributed to its shareholders, CubeSmart's dividends generally will not be eligible for the 15% rate on qualified dividend income. As a result, CubeSmart's ordinary REIT dividends will be taxed at the higher rate applicable to ordinary income. Currently, the highest marginal individual income tax rate on ordinary income is 35%. However, the 15% tax rate for qualified dividend income will apply to CubeSmart's ordinary REIT dividends, if any, that are (i) attributable to dividends received by CubeSmart from non-REIT corporations, such as our taxable REIT subsidiaries, and (ii) attributable to income upon which CubeSmart has paid corporate income tax (e.g., to the extent that CubeSmart distributes less than 100% of CubeSmart's taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a U.S. shareholder must hold Series A Preferred Shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which the shares become ex-dividend.

          Any distribution CubeSmart declares in October, November, or December of any year that is payable to a U.S. shareholder of record on a specified date in any of those months will be treated as paid by CubeSmart and received by the U.S. shareholder on December 31 of the year, provided CubeSmart actually pays the distribution during January of the following calendar year.

          Distributions to a U.S. shareholder which CubeSmart designates as capital gain dividends will generally be treated as long-term capital gain, without regard to the period for which the U.S. shareholder has held its Series A Preferred Shares. CubeSmart generally will designate its capital gain dividends as either 15% or 25% rate distributions. Without future congressional action, in 2013 the maximum tax rate on capital gain dividends will revert to 20%. A corporate U.S. shareholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

          CubeSmart may elect to retain and pay income tax on the net long-term capital gain that CubeSmart receives in a taxable year. In that case, a U.S. shareholder would be taxed on its proportionate share of CubeSmart's undistributed long-term capital gain. The U.S. shareholder would receive a credit or refund for its proportionate share of the tax CubeSmart paid. The U.S. shareholder would increase the basis in its Series A Preferred Shares by the amount of its proportionate share of CubeSmart's undistributed long-term capital gain, minus its share of the tax CubeSmart paid.

          A U.S. shareholder will not incur tax on a distribution in excess of CubeSmart's current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. shareholder's Series A Preferred Shares. Instead, the distribution will reduce the adjusted basis of the shares, and any amount in excess of both CubeSmart's current and accumulated earnings and profits and the adjusted basis will be treated as capital gain, long-term if the shares have been held for more than one year, provided the shares are a capital asset in the hands of the U.S. shareholder.

          Shareholders may not include in their individual income tax returns any of CubeSmart's net operating losses or capital losses. Instead, these losses are generally carried over by CubeSmart for potential offset against CubeSmart's future income. Taxable distributions from CubeSmart and gain from the disposition of Series A Preferred Shares will not be treated as passive activity income; and, therefore, shareholders generally will not be able to apply any "passive activity losses," such as losses from certain types of limited partnerships in which the shareholder is a limited partner, against such income. In addition, taxable distributions from CubeSmart and gain from the disposition of Series A Preferred Shares generally will be treated as investment income for purposes of the investment interest limitations. CubeSmart will notify shareholders after the close of its taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

          Taxation of U.S. Shareholders on the Disposition of Series A Preferred Shares.    In general, a U.S. shareholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of CubeSmart's Series A Preferred Shares as long-term capital gain or loss if the U.S. shareholder has held the shares for more than one year, and otherwise as short-term capital gain or loss. In general, a U.S. shareholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. shareholder's adjusted tax basis. A U.S. shareholder's adjusted tax basis generally will equal the U.S. shareholder's acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. shareholder less tax deemed paid by it and reduced by any returns of capital. However, a U.S. shareholder must treat any loss upon a sale or exchange of Series A Preferred Shares held by such shareholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any actual or deemed distributions from CubeSmart that such U.S. shareholder treats as long-term capital gain. All or a portion of any loss that a U.S. shareholder realizes upon a taxable disposition of Series A Preferred Shares may be disallowed if the U.S. shareholder purchases other Series A Preferred Shares within 30 days before or after the disposition.

          If a U.S. shareholder recognizes a loss upon a subsequent disposition of CubeSmart shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards "tax shelters," they are written broadly, and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of CubeSmart shares, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that CubeSmart and other participants in transactions involving CubeSmart (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.

          The tax-rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is currently 35% (which rate will apply for the period through December 31, 2012). The maximum tax rate on long-term capital gain applicable to U.S. shareholders taxed at individual rates is 15% through December 31, 2012. Without future congressional action, in 2013 the maximum tax rate on long term capital gains will revert to 20%. The maximum tax rate on long-term capital gain from the sale or exchange of "section 1250 property" (i.e., generally, depreciable real property) is 25% to the extent the gain would have been treated as ordinary income if the property were "section 1245 property" (i.e., generally, depreciable personal property). CubeSmart generally may designate whether a distribution CubeSmart designates as capital gain dividends (and any retained capital gain that CubeSmart is deemed to distribute) is taxable to non-corporate shareholders at a 15% or 25% rate. The characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum of $3,000 annually. A non-corporate taxpayer may carry unused capital losses forward indefinitely. A corporate taxpayer must pay tax on its net capital gain at corporate ordinary-income rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses carried back three years and forward five years.

          Redemptions of Our Series A Preferred Shares.    Whenever we redeem any Series A Preferred Shares, the treatment accorded to any redemption by us for cash (as distinguished from a sale, exchange or other disposition) of our Series A Preferred Shares to a U.S. shareholder of such Series A Preferred Shares can only be determined on the basis of the particular facts as to each holder at the time of redemption. In general, a U.S. shareholder of our Series A Preferred Shares will recognize capital gain or loss measured by the difference between the amount received by the holder of such shares upon the redemption and such holder's adjusted tax basis in the Series A Preferred Shares redeemed (provided the Series A Preferred Shares are held as a capital asset) if such redemption (i) results in a "complete termination" of the holder's interest in all classes of our shares under Section 302(b)(3) of the Code, or (ii) is "not essentially equivalent to a dividend" with respect to the holder of the Series A Preferred Shares under Section 302(b)(1) of the Code. In applying these tests, there must be taken into account not only the Series A Preferred Shares being redeemed, but also such holder's ownership of other classes and series of our shares and any options (including stock purchase rights) to acquire any of the foregoing. The U.S. shareholder of our Series A Preferred Shares also must take into account any such securities (including options) which are considered to be owned by such holder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Code.

          If the U.S. shareholder of Series A Preferred Shares owns (actually or constructively) none of our voting shares, or owns an insubstantial amount of our voting shares, based upon current law, it is probable that the redemption of Series A Preferred Shares from such a holder would be considered to be "not essentially equivalent to a dividend." However, whether a distribution is "not essentially equivalent to a dividend" depends on all of the facts and circumstances, and a U.S. shareholder of our Series A Preferred Shares intending to rely on any of the tests in this or the preceding paragraph at the time of redemption should consult its tax advisor to determine their application to its particular situation. If the redemption does not meet any of the tests under Section 302 of the Code, then the redemption proceeds received from our Series A Preferred Shares will be treated as a distribution on our shares as described under "Taxation of U.S. Shareholders — Taxation of Taxable U.S. Shareholders — Taxation of U.S. Shareholders on Distributions." If the redemption of a holder's Series A Preferred Shares is taxed as a dividend, the adjusted basis of such holder's redeemed Series A Preferred Shares will be transferred to any other shares held by the holder. If the holder owns no other shares, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.

          With respect to a redemption of our Series A Preferred Shares that is treated as a distribution with respect to our shares, which is not otherwise taxable as a dividend, the IRS has proposed Treasury regulations that would require any basis reduction associated with such a redemption to be applied on a share-by-share basis which could result in taxable gain with respect to some shares, even though the holder's aggregate basis for the shares would be sufficient to absorb the entire amount of the redemption distribution (in excess of any amount of such distribution treated as a dividend). Additionally, these proposed Treasury regulations would not permit the transfer of basis in the redeemed shares of the Series A Preferred Shares to the remaining shares held (directly or indirectly) by the redeemed holder. Instead, the unrecovered basis in our Series A Preferred Shares would be treated as a deferred loss to be recognized when certain conditions are satisfied. These proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when, and in what particular form such proposed Treasury regulations will ultimately be finalized.

          Conversion of Our Series A Preferred Shares into Common Shares.    Except as provided below, a U.S. shareholder generally will not recognize gain or loss upon the conversion of our Series A Preferred Shares into our common shares. Except as provided below, a U.S. shareholder's basis and holding period in the common shares received upon conversion generally will be the same as those of the converted Series A Preferred Shares (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional common share exchanged for cash). Any common shares received in a conversion that is attributable to accumulated and unpaid dividends on the converted Series A Preferred Shares will be treated as a distribution on our shares as described above in "Taxation of U.S. Shareholders — Taxation of Taxable U.S. Shareholders — Taxation of U.S. Shareholders on Distributions." Cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional common share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. shareholder has held the Series A Preferred Shares for more than one year. See "— Taxation of U.S. Shareholders — Taxation of Taxable U.S. Shareholders — Taxation of U.S. Shareholders on the Disposition of Series A Preferred Shares." U.S. shareholders should consult with their tax advisor regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges common shares received on a conversion of Series A Preferred Shares for cash or other property.

          Information Reporting Requirements and Backup Withholding.    CubeSmart will report to its shareholders and to the Internal Revenue Service the amount of distributions CubeSmart pays during each calendar year and the amount of tax it withholds, if any. A shareholder may be subject to backup withholding at a rate of up to 28% with respect to distributions unless the holder:

  •
  is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

  •
  provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

          A shareholder who does not provide CubeSmart with its correct taxpayer identification number also may be subject to penalties imposed by the Internal Revenue Service. In addition, CubeSmart may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to CubeSmart. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the shareholder's income tax liability, provided the required information is furnished to the Internal Revenue Service.

Taxation of Tax-Exempt Shareholders

          Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their "unrelated business taxable income." While many investments in real estate generate unrelated business taxable income, the Internal Revenue Service has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts CubeSmart distributes to tax-exempt shareholders generally should not constitute unrelated business taxable income. However, if a tax-exempt shareholder were to finance its acquisition of Series A Preferred Shares with debt, a portion of the income it received from CubeSmart would constitute unrelated business taxable income pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions they receive from CubeSmart as unrelated business taxable income.

          In certain circumstances, a qualified employee pension or profit-sharing trust that owns more than 10% of CubeSmart's shares of beneficial interest (by value) must treat a percentage of the dividends it receives from CubeSmart as unrelated business taxable income. Such percentage is equal to the gross income CubeSmart derives from an unrelated trade or business, determined as if CubeSmart were a pension trust, divided by its total gross income for the year in which it pays the dividends. This rule applies to a pension trust holding more than 10% of CubeSmart shares only if:

  •
  the percentage of CubeSmart's dividends which the tax-exempt trust must treat as unrelated business taxable income is at least 5%;

  •
  CubeSmart is a "pension-held REIT, that is, CubeSmart qualifies as a REIT by reason of the modification of the rule requiring that no more than 50% of CubeSmart's shares of beneficial interest be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding CubeSmart's shares in proportion to their actuarial interests in the pension trust; and either: (i) one pension trust owns more than 25% of the value of CubeSmart's shares of beneficial interest; or (ii) one or more pension trusts each individually holding more than 10% of the value of CubeSmart's shares of beneficial interest collectively owns more than 50% of the value of CubeSmart's shares of beneficial interest.

          Certain restrictions on ownership and transfer of CubeSmart's shares should generally prevent a tax-exempt entity from owning more than 10% of the value of its shares, or CubeSmart from becoming a pension-held REIT.

          Tax-exempt U.S. shareholders are urged to consult their tax advisor regarding the U.S. federal, state, local and foreign tax consequences of the acquisition, ownership and disposition of CubeSmart shares.

Taxation of Non-U.S. Shareholders

          The term "non-U.S. shareholder" means a holder of Series A Preferred Shares that is not a U.S. shareholder or a partnership (or an entity treated as a partnership for federal income tax purposes). The rules governing U.S. federal income taxation of non-U.S. shareholders are complex. This section is only a summary of such rules. We urge non-U.S. shareholders to consult their own tax advisors to determine the impact of federal, state, local and foreign income tax laws on ownership of Series A Preferred Shares, including any reporting requirements.

          Taxation of Distributions.    A non-U.S. shareholder that receives a distribution which is not attributable to gain from CubeSmart's sale or exchange of a "United States real property interest" ("USRPI")

(discussed below) and that CubeSmart does not designate a capital gain dividend or retained capital gain will recognize ordinary income to the extent that CubeSmart pays such distribution out of CubeSmart's current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. However, a non-U.S. shareholder generally will be subject to federal income tax at graduated rates on any distribution treated as effectively connected with the non-U.S. shareholder's conduct of a U.S. trade or business, in the same manner as U.S. shareholders are taxed on distributions. A corporate non-U.S. shareholder may, in addition, be subject to the 30% branch profits tax with respect to that distribution. CubeSmart plans to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. shareholder unless either:

  •
  a lower treaty rate applies and the non-U.S. shareholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us; or

  •
  the non-U.S. shareholder files an IRS Form W-8ECI with CubeSmart claiming that the distribution is effectively connected income.

          A non-U.S. shareholder will not incur tax on a distribution in excess of CubeSmart's current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its Series A Preferred Shares. Instead, the excess portion of the distribution will reduce the adjusted basis of such shares. A non-U.S. shareholder will be subject to tax on a distribution that exceeds both CubeSmart's current and accumulated earnings and profits and the adjusted basis of its shares, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of Series A Preferred Shares , as described below. Because CubeSmart generally cannot determine at the time CubeSmart makes a distribution whether the distribution will exceed CubeSmart's current and accumulated earnings and profits, CubeSmart normally will withhold tax on the entire amount of any distribution at the same rate as CubeSmart would withhold on a dividend. However, a non-U.S. shareholder may obtain a refund of amounts CubeSmart withholds if CubeSmart later determines that a distribution in fact exceeded CubeSmart's current and accumulated earnings and profits.

          CubeSmart may be required to withhold 10% of any distribution that exceeds CubeSmart's current and accumulated earnings and profits. Consequently, although CubeSmart intends to withhold at a rate of 30% on the entire amount of any distribution, to the extent CubeSmart does not do so, CubeSmart may withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

          For any year in which CubeSmart qualifies as a REIT, except as discussed below with respect to 5% or less holders of regularly traded classes of shares, a non-U.S. shareholder will incur tax on distributions attributable to gain from CubeSmart's sale or exchange of a USRPI under the Foreign Investment in Real Property Tax Act of 1980, or "FIRPTA". A USRPI includes certain interests in real property and shares in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of USRPIs as if the gain were effectively connected with the conduct of a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder would be taxed on such a distribution at the normal capital gain rates applicable to U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. CubeSmart must withhold 35% of any distribution that CubeSmart could designate as a capital gain dividend. A non-U.S. shareholder may receive a credit against its tax liability for the amount CubeSmart withholds.

          Capital gain distributions to the holders of Series A Preferred Shares that are attributable to CubeSmart's sale of real property will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as (i) CubeSmart's Series A Preferred Shares continue to be "regularly traded" on an established securities market in the United States and (ii) the non-U.S. shareholder did not own more than 5% of CubeSmart's Series A Preferred Shares any time during the one-year period prior to the distribution. CubeSmart anticipates that its Series A Preferred Shares will be regularly traded on an established securities market in the United States following this offering. As a result, non-U.S. shareholders owning 5% or less of CubeSmart's Series A Preferred Shares generally would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. If CubeSmart's Series A Preferred Shares are not regularly traded on an established securities market in the United States or the non-U.S. shareholder owned more than 5% of CubeSmart's Series A Preferred Shares any time during the one-year period prior to the distribution, capital gain distributions that are attributable to CubeSmart's sale of real property would be subject to tax under FIRPTA, as described in the preceding paragraph.

          Taxation of Disposition of Shares.    A non-U.S. shareholder generally will not incur tax under FIRPTA with respect to gain on a sale of Series A Preferred Shares as long as CubeSmart is a "domestically-controlled REIT," which means that at all times non-U.S. persons hold, directly or indirectly, less than 50% in value of all outstanding CubeSmart shares . CubeSmart cannot assure you that this test will be met. Further, even if CubeSmart is a domestically controlled REIT, pursuant to "wash sale" rules under FIRPTA, a non-U.S. shareholder may incur tax under FIRPTA. The "wash sale" rule applies to the extent such non-U.S. shareholder disposes of CubeSmart shares during the 30-day period preceding a dividend payment, and such non-U.S. shareholder (or a person related to such non-U.S. shareholder) acquires or enters into a contract or option to acquire Series A Preferred Shares within 61 days of the 1st day of the 30 day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. shareholder, then such non-U.S. shareholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

          In addition, a non-U.S. shareholder that owned, actually or constructively, 5% or less of the outstanding Series A Preferred Shares at all times during a specified testing period will not incur tax under FIRPTA on gain from a sale of Series A Preferred Shares if the shares are "regularly traded" on an established securities market. Because it is expected that following this offering CubeSmart's Series A Preferred Shares will be "regularly traded" on an established securities market, CubeSmart expects that a non-U.S. shareholder generally will not incur tax under FIRPTA on gain from a sale of Series A Preferred Shares unless it owns or has owned more than 5% of the Series A Preferred Shares at any time during the five year period to such sale. Any gain subject to tax under FIRPTA will be treated in the same manner as it would be in the hands of U.S. shareholders, subject to alternative minimum tax, but under a special alternative minimum tax in the case of nonresident alien individuals, and the purchaser of the shares could be required to withhold 10% of the purchase price and remit such amount to the Internal Revenue Service.

          A non-U.S. shareholder generally will incur tax on gain not subject to FIRPTA if:

  •
  the gain is effectively connected with the conduct of the non-U.S. shareholder's U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to the gain; or

  •
  the non-U.S. shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the non-U.S. shareholder will incur a 30% tax on capital gains.

          Redemptions of Our Series A Preferred Shares.    Whenever we redeem any Series A Preferred Shares, the treatment accorded to any redemption by us for cash (as distinguished from a sale, exchange or other disposition) of our Series A Preferred Shares to a non-U.S. shareholder of such Series A Preferred Shares can only be determined on the basis of the particular facts as to each holder at the time of redemption. In general, a non-U.S. shareholder of our Series A Preferred Shares will recognize capital gain or loss measured by the difference between the amount received by the holder of such shares upon the redemption and such holder's adjusted tax basis in the Series A Preferred Shares redeemed (provided the Series A Preferred Shares are held as a capital asset) if such redemption

(i) results in a "complete termination" of the holder's interest in all classes of our shares under Section 302(b)(3) of the Code, or (ii) is "not essentially equivalent to a dividend" with respect to the holder of the Series A Preferred Shares under Section 302(b)(1) of the Code. In applying these tests, there must be taken into account not only the Series A Preferred Shares being redeemed, but also such holder's ownership of other classes and series of our shares and any options (including stock purchase rights) to acquire any of the foregoing. The non-U.S. shareholder of our Series A Preferred Shares also must take into account any such securities (including options) which are considered to be owned by such holder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Code.

          If the non-U.S. shareholder of Series A Preferred Shares owns (actually or constructively) none of our voting shares, or owns an insubstantial amount of our voting shares, based upon current law, it is probable that the redemption of Series A Preferred Shares from such a holder would be considered to be "not essentially equivalent to a dividend." However, whether a distribution is "not essentially equivalent to a dividend" depends on all of the facts and circumstances, and a non-U.S. shareholder of our Series A Preferred Shares intending to rely on any of the tests in this or the preceding paragraph at the time of redemption should consult its tax advisor to determine their application to its particular situation. If the redemption does not meet any of the tests under Section 302 of the Code, then the redemption proceeds received from our Series A Preferred Shares will be treated as a distribution on our shares as described under "Taxation of Shareholders — Taxation of Non-U.S. Shareholders — Taxation of Distributions." If the redemption of a holder's Series A Preferred Shares is taxed as a dividend, the adjusted basis of such holder's redeemed Series A Preferred Shares will be transferred to any other shares held by the holder. If the holder owns no other shares, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.

          With respect to a redemption of our Series A Preferred Shares that is treated as a distribution with respect to our shares, which is not otherwise taxable as a dividend, the IRS has proposed Treasury regulations that would require any basis reduction associated with such a redemption to be applied on a share-by-share basis which could result in taxable gain with respect to some shares, even though the holder's aggregate basis for the shares would be sufficient to absorb the entire amount of the redemption distribution (in excess of any amount of such distribution treated as a dividend). Additionally, these proposed Treasury regulations would not permit the transfer of basis in the redeemed shares of the Series A Preferred Shares to the remaining shares held (directly or indirectly) by the redeemed holder. Instead, the unrecovered basis in our Series A Preferred Shares would be treated as a deferred loss to be recognized when certain conditions are satisfied. These proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when, and in what particular form such proposed Treasury regulations will ultimately be finalized.

          Conversion of Our Series A Preferred Shares into Common Shares.    Except as provided below, a non-U.S. shareholder generally will not recognize gain or loss upon the conversion of our Series A Preferred Shares into our common shares, provided our Series A Preferred Shares do not constitute USRPI. Even if our Series A Preferred Shares do constitute a USRPI, provided our common shares also constitute a USRPI, a non-U.S. shareholder generally will not recognize gain or loss upon a conversion of our Series A Preferred Shares into our common shares provided certain reporting requirements are satisfied. Except as provided below, a non-U.S. shareholder's basis and holding period in the common shares received upon conversion will be the same as those of the converted Series A Preferred Shares (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional common share exchanged for cash). Any common shares received in a conversion that are attributable to accumulated and unpaid dividends on the converted Series A Preferred Shares will be treated as a distribution on our shares as described under "— Taxation of Shareholders — Taxation of Non-U.S. Shareholders — Taxation of Distributions." Cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share as described under "— Taxation of Shareholders — Taxation of Non-U.S. Shareholders — Taxation of Dispositions." Non-U.S.

shareholders should consult with their tax advisor regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges common shares received on a conversion of Series A Preferred Shares for cash or other property.

          Information Reporting and Backup Withholding Applicable to non-U.S. Shareholders.    CubeSmart must report annually to the IRS and to each non-U.S. shareholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. shareholder resides under the provisions of an applicable income tax treaty.

          Payments of dividends or of proceeds from the disposition of shares made to a non-U.S. shareholder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8 BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding may apply if either CubeSmart or its paying agent has actual knowledge, or reason to know, that a non-U.S. shareholder is a United States person.

          Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the shareholder's income tax liability, provided the required information is furnished to the Internal Revenue Service.

Legislative or Other Actions Affecting REITs

          The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to CubeSmart and its shareholders may be enacted. Changes to the U.S. federal tax laws and interpretations of U.S. federal tax laws could adversely affect an investment in CubeSmart shares.

Securities Held Through Foreign Accounts

          On March 18, 2010 the President signed into law the Hiring Incentives to Restore Employment Act (the "HIRE Act"). The HIRE act may impose withholding taxes on certain types of payments made to "foreign financial institutions and "non-financial foreign entities" (as defined under these rules). The legislation imposes a 30% withholding tax on "withholdable payments," which include payments of dividends on Series A Preferred Shares and gross proceeds from the sale or other disposition of Series A Preferred Shares paid to a foreign financial institution or to a non-financial foreign entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations with respect to certain U.S. account holders or (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. A recently-issued IRS Notice indicates that the 30% tax described above will be applicable to dividends paid on Series A Preferred Shares after December 31, 2013 and to gross proceeds in respect of a sale or other disposition of Series A Preferred Shares after December 31, 2014. Prospective investors should consult their tax advisors regarding the possible implications of this legislation on their investment in Series A Preferred Shares.

 Medicare Tax on Investment Income

          On March 30, 2010, the President signed into law the Health Care and Reconciliation Act of 2010 (the "Reconciliation Act"). The Reconciliation Act will require certain U.S. Shareholders who are individuals, estates or trusts and whose income exceeds certain thresholds to pay a 3.8% Medicare tax on "net investment income" which includes, among other things, dividends on shares and capital gains from the sale or other disposition of shares, subject to certain exceptions. This tax will apply for taxable years beginning after December 31, 2012. U.S. shareholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our Series A Preferred Shares.

UNDERWRITING

          Subject to the terms and conditions set forth in an underwriting agreement, we have agreed to sell to the underwriters named below, and the underwriters, for whom Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as joint book-running managers and representatives, have severally agreed to purchase from us, the respective numbers of Series A Preferred Shares appearing opposite their names below:

Underwriter	Number of Shares
Wells Fargo Securities, LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Total

          The underwriting agreement provides that the obligations of the several underwriters are subject to various conditions, including approval of legal matters by counsel. The Series A Preferred Shares are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify the offer and to reject orders in whole or in part.

          The underwriting agreement provides that the underwriters are obligated to purchase all of the Series A Preferred Shares offered by this prospectus if any are purchased, other than those shares covered by the option to purchase additional Series A Preferred Shares described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

Option to Purchase Additional Shares

          We have granted a 30-day option to the underwriters to purchase a total of up to             additional Series A Preferred Shares from us at the public offering price per share less the underwriting discounts and commissions per share, as set forth on the cover page of this prospectus, and less any dividends or distributions declared, paid or payable on the shares that the underwriters have agreed to purchase from us but that are not payable on such additional shares. If the underwriters exercise this option in whole or in part, then the underwriters will be severally committed, subject to the conditions described in the underwriting agreement, to purchase the additional Series A Preferred Shares in proportion to their respective commitments set forth in the prior table.

Discounts and Commissions

          Series A Preferred Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus and to certain dealers at that price less a concession of not more than $             per share. The underwriters may allow and such dealers may reallow, a concession not in excess of $             per share to other dealers. After the initial offering, the public offering price and concession to dealers may be changed.

          The following table summarizes the underwriting discounts and commissions and the net proceeds, before expenses, payable to us, both on a per share basis and in total, assuming either no exercise or full exercise by the underwriters of their option to purchase additional Series A Preferred Shares:

Total
	Per Share	Without Option	With Option
Public Offering Price	$	$	$
Underwriting Discounts and Commissions	$	$	$
Proceeds to Us, Before Expenses	$	$	$

          We estimate that the expenses of this offering payable by us, not including underwriting discounts and commissions, will be approximately $250,000.

Indemnification of Underwriters

          The underwriting agreement provides that we will indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

Restrictions on Sales of Securities

          We have agreed, subject to certain exceptions described below, that, without the prior written consent of Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, we will not, during the period beginning on and including the date of this prospectus through and including the date that is the 60th day after the date of this prospectus, directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any Series A Preferred Shares or other capital shares or any securities convertible into or exercisable or exchangeable for our Series A Preferred Shares or other capital shares.

          Notwithstanding the provisions set forth in the immediately preceding paragraph, we may, without the prior written consent of Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated:

  (1)
  issue up to 23,000,000 common shares in connection with the offering described under "Summary—Recent Developments—Public Offering of Common Shares";

  (2)
  issue common shares, and options to purchase common shares, pursuant to equity incentive plans described in this prospectus, as those plans are in effect on the date of this prospectus;

  (3)
  issue any Parity Preferred Shares issuable under our Preferred Equity Line;

  (4)
  issue common shares pursuant to put, tender or other rights exercised by holders of units in the Operating Partnership; and

  (5)
  issue common shares upon the exercise of share options issued under equity incentive plans referred to in clause (2) above, as those plans are in effect on the date of this prospectus.

New York Stock Exchange Listing

          No market currently exists for the Series A Preferred Shares. We intend to file an application to list the Series A Preferred Shares on the New York Stock Exchange under the symbol "CUBEPrA." If listing is approved, we expect trading to commence within 30 days after initial delivery of the Series A Preferred Shares. The underwriters have advised us that they intend to make a market in the Series A Preferred Shares before commencement of trading on the New York Stock Exchange. They will have no obligation to make a market in the Series A Preferred Shares, however, and may cease market-making activities, if commenced, at any time.

Price Stabilization and Short Positions

          Until the distribution of the Series A Preferred Shares is completed, SEC rules may limit the ability of the underwriters to bid for or purchase the Series A Preferred Shares. However, the representatives may engage in transactions that stabilize the price of the Series A Preferred Shares, such as bids or purchases to peg, fix or maintain that price.

          If the underwriters create a short position in the Series A Preferred Shares in connection with this offering, i.e., if they sell more Series A Preferred Shares than are listed on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing Series A Preferred Shares in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the option to purchase additional shares described above. Purchases of Series A Preferred Shares to stabilize the per share price or to reduce a short position may cause the price of the Series A Preferred Shares to be higher than it might be in the absence of those purchases.

          Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Series A Preferred Shares. In addition, neither we nor the underwriters make any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

Other Relationships

          Some of the underwriters and/or their respective affiliates have in the past provided and all of the underwriters may in the future provide various financial advisory, investment banking, commercial banking and other financial services to us, for which they have received and in the future may receive compensation. Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and certain of the other underwriters acted as underwriters in connection with our recent public offering of common shares as described in this prospectus supplement under "Summary—Recent Developments—Public Offering of Common Shares." In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities or instruments of ours or our affiliates. Certain of the underwriters and their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriters or their affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

          Affiliates of Wells Fargo Securities, LLC and certain of the other underwriters act as lenders and/or agents under our $250.0 million unsecured revolving credit facility, our $200.0 million unsecured term loan and our $200.0 million term loan facility. As of September 30, 2011, we had aggregate outstanding indebtedness of $300.0 million under the unsecured term loan and the term loan facility. Certain affiliates of Wells Fargo Securities, LLC and certain of the other underwriters also act as lenders under mortgages on certain of our properties. In addition, in order to ensure that financing will be available to consummate the Storage Deluxe Acquisition, we have received $300.0 million of combined bridge financing commitments from affiliates of Wells Fargo Securities, LLC. We expect to use proceeds from the Preferred Equity Line or Storage Deluxe Acquisition Bridge Facility, if drawn, to fund a portion of the cash purchase price for the Storage Deluxe Acquisition. See "The Storage Deluxe Acquisition — Financing for the Storage Deluxe Acquisition." Wells Fargo Securities, LLC will receive a fee in connection with the Preferred Equity Line of up to 1.25% of the aggregate liquidation preference of the Parity Preferred Shares that may be issued and affiliates of Wells Fargo Securities, LLC will receive customary fees and commissions in connection with the Storage Deluxe Acquisition Bridge Facility.

Sales Outside the United States

          No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities, or the possession, circulation or distribution of this prospectus or any other material relating to us or the securities in any jurisdiction where action for that purpose is required. Accordingly, the securities may not be offered or sold, directly or indirectly, and neither of this prospectus nor any other offering material or advertisements in connection with the securities may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

          Each of the underwriters may arrange to sell the securities offered by this prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so. In that regard, Wells Fargo Securities, LLC may arrange to sell shares in certain jurisdictions through an affiliate, Wells Fargo Securities International Limited, or WFSIL. WFSIL is a wholly-owned indirect subsidiary of Wells Fargo & Company and an affiliate of Wells Fargo Securities, LLC. WFSIL is a U.K. incorporated investment firm regulated by the Financial Services Authority. Wells Fargo Securities is the trade name for certain corporate and investment banking services of Wells Fargo & Company and its affiliates, including Wells Fargo Securities, LLC and WFSIL.

European Economic Area

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") an offer to the public of any shares which are the subject of the offering contemplated by this prospectus (the "Shares") may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any Shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives of the underwriters; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Shares shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

          For the purposes of this provision, the expression an "offer to the public" in relation to any Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase any Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State; the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State; and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

          The Series A Preferred Shares may be offered in the United Kingdom only where each underwriter:

  (a)
  has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the "FSMA")) received by it in connection with the issue or sale of any Series A Preferred Shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  (b)
  has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Series A Preferred Shares in, from or otherwise involving the United Kingdom.

          This prospectus and any other material in relation to the shares is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospective Directive ("qualified investors") (i) that also have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, (ii) who fall within Article 49(2)(a) to (d) of the Order or (iii) to whom it may otherwise lawfully be communicated (all such persons together being referred to as "relevant persons"). The shares are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such shares will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus or any of its contents.

Notice to the Residents of Germany

          This document has not been prepared in accordance with the requirements for a securities or sales prospectus under the German Securities Prospectus Act (Wertpapierprospektgesetz), the German Sales Prospectus Act (Verkaufsprospektgesetz), or the German Investment Act (Investmentgesetz). Neither the German Federal Financial Services Supervisory Authority (Bundesanstalt fur Finanzdienstleistungsaufsicht — BaFin) nor any other German authority has been notified of the intention to distribute the Series A Preferred Shares in Germany. Consequently, the Series A Preferred Shares may not be distributed in Germany by way of public offering, public advertisement or in any similar manner AND THIS DOCUMENT AND ANY OTHER DOCUMENT RELATING TO THE OFFERING, AS WELL AS INFORMATION OR STATEMENTS CONTAINED HEREIN OR THEREIN, MAY NOT BE SUPPLIED TO THE PUBLIC IN GERMANY OR USED IN CONNECTION WITH ANY OFFER FOR SUBSCRIPTION OF THE SHARES TO THE PUBLIC IN GERMANY OR ANY OTHER MEANS OF PUBLIC MARKETING. The Series A Preferred Shares are being offered and sold in Germany only to qualified investors which are referred to in Section 3, paragraph 2 no. 1, in connection with Section 2, no. 6, of the German Securities Prospectus Act. This document is strictly for use of the person who has received it. It may not be forwarded to other persons or published in Germany.

Switzerland

          This document does not constitute a prospectus within the meaning of Art. 652a of the Swiss Code of Obligations. The Series A Preferred Shares may not be sold directly or indirectly in or into Switzerland except in a manner which will not result in a public offering within the meaning of the Swiss Code of Obligations. Neither this document nor any other offering materials relating to the Series A Preferred Shares may be distributed, published or otherwise made available in Switzerland except in a manner which will not constitute a public offer of the Series A Preferred Shares in Switzerland.

LEGAL MATTERS

          Certain legal matters in connection with this offering will be passed upon for us by Pepper Hamilton LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by Hunton & Williams LLP.

EXPERTS

          The consolidated financial statements and financial statement schedule of CubeSmart (formerly U-Store-It Trust) as of December 31, 2010 and 2009 and for each of the years in the three-year period ended December 31, 2010 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          We incorporate information into this prospectus supplement and the accompanying prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with the SEC after the date of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been "furnished" and not "filed" in accordance with SEC rules):

  •
  Annual Report on Form 10-K of CubeSmart for the year ended December 31, 2010;

  •
  Quarterly Reports on Form 10-Q of CubeSmart for the quarters ended March 31, 2011 and June 30, 2011;

  •
  Current Reports on Form 8-K of CubeSmart filed with the SEC on January 27, 2011, February 1, 2011, March 3, 2011, April 6, 2011, June 2, 2011, June 23, 2011, September 16, 2011, September 28, 2011, October 24, 2011 and October 26, 2011; and

  •
  The description of the capital shares of CubeSmart in our Registration Statement on Form 8-A filed with the SEC on October 19, 2004.

          We also incorporate by reference into this prospectus supplement and the accompanying prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this prospectus supplement until all of the securities offered by this prospectus supplement have been sold or we otherwise terminate the offering of these securities; provided, however, that we are not incorporating by reference any additional documents or information "furnished" and not "filed" with the SEC. You may obtain copies of any of these filings by contacting us at the following address and phone number or by contacting the SEC or NYSE as described above. Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus supplement or the accompanying prospectus, by requesting them in writing, by telephone or via the Internet at:

CubeSmart
Attention: Investor Relations
460 East Swedesford Road, Suite 3000
Wayne, PA 19087
Phone: (610) 293-5700
Internet Website: www.cubesmart.com

          The information contained on our website does not constitute a part of this prospectus supplement or the accompanying prospectus, and our website address supplied above is intended to be an inactive textual reference only and not an active hyperlink to our website.

WHERE YOU CAN FIND MORE INFORMATION

          We are subject to the informational requirements of the Exchange Act. Accordingly, we file current, quarterly and annual reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operation of the SEC's Public Reference Room. Our SEC filings also are available to the public at the Internet website maintained by the SEC at www.sec.gov and from commercial document retrieval services.

          We also make available free of charge through our website our filings with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, definitive proxy statements and Section 16 reports on Forms 3, 4 and 5, as soon as reasonably practicable after we electronically file such reports or amendments with, or furnish them to, the SEC. Our Internet website address is www.cubesmart.com. The information located on, or hyperlinked or otherwise connected to, our website is not, and shall not be deemed to be, a part of this prospectus supplement or incorporated into any other filings that we make with the SEC. You may also inspect the information that we file with the NYSE, at the offices of the NYSE located at 20 Broad Street, New York, New York 10005.

          We have filed with the SEC a registration statement on Form S-3 (Registration File No. 333-176885) covering the Series A Preferred Shares offered by this prospectus supplement and the accompanying prospectus. You should be aware that this prospectus supplement and related prospectus do not contain all of the information contained or incorporated by reference in that registration statement and its exhibits and schedules. You may inspect and obtain the registration statement, including exhibits, schedules, reports and other information that we have filed with the SEC, as described in the preceding paragraph. Statements contained in this prospectus supplement concerning the contents of any document we refer you to are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.

PROSPECTUS

CUBESMART

Common Shares

Preferred Shares

Depositary Shares

Subscription Rights

Warrants

Guarantees

CUBESMART, L.P.

Debt Securities

        CubeSmart may from time to time offer, in one or more classes or series, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

  •
  common shares of beneficial interest, par value $0.01 per share;

  •
  preferred shares of beneficial interest, par value $0.01 per share;

  •
  depositary shares representing entitlement to all rights and preferences of fractions of preferred shares of a specified series and represented by depositary receipts;

  •
  subscription rights to purchase common shares, preferred shares or depositary shares; and

  •
  warrants to purchase common shares, preferred shares or depositary shares.

        CubeSmart, L.P. may from time to time offer, in one or more classes or series, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, its debt securities. CubeSmart will unconditionally guarantee the payment obligations of the debt securities of CubeSmart, L.P.

        We refer to the common shares, preferred shares, depositary shares, subscription rights, warrants and guarantees of CubeSmart, together with the debt securities of CubeSmart, L.P. collectively as the "securities."

        The common shares of CubeSmart are listed on the New York Stock Exchange, or NYSE. On September 19, 2011, the listing symbol of CubeSmart's common shares on the NYSE will change from "YSI" to "CUBE."

        Investing in the securities involves risks that are described on page 6 of this prospectus. You should carefully read and consider this prospectus, the applicable prospectus supplement and the risk factors included in the applicable prospectus supplement and/or in our periodic reports and other information that we file with the Securities and Exchange Commission before investing in the securities.

        Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated September 16, 2011.

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	1
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	2
FORWARD-LOOKING STATEMENTS	4
CUBESMART AND THE OPERATING PARTNERSHIP	5
RISK FACTORS	6
USE OF PROCEEDS	6
RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS	7
DESCRIPTION OF CUBESMART'S CAPITAL SHARES	8
DESCRIPTION OF DEPOSITARY SHARES	16
DESCRIPTION OF SUBSCRIPTION RIGHTS	19
DESCRIPTION OF WARRANTS	20
DESCRIPTION OF THE DEBT SECURITIES	22
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS	38
PLAN OF DISTRIBUTION	68
LEGAL MATTERS	70
EXPERTS	70

        You should rely only on the information provided or incorporated by reference into this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer to sell is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information included in this prospectus, any prospectus supplement, or the documents incorporated by reference herein or therein is accurate as of any date other than the date of this prospectus, any prospectus supplement or incorporated document, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

 ABOUT THIS PROSPECTUS

        This prospectus is part of a universal shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act. To the extent required for any offer and sale, a prospectus supplement will set forth the type and number of securities being offered, the offering price, the names of any underwriters, dealers, brokers or agents and the applicable sales commission or discount. The prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully the entire prospectus and any prospectus supplement, as well as the documents incorporated by reference into this prospectus and/or any prospectus supplement, before making an investment decision.

        This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including the exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the rules and regulations of the SEC require that such agreement or document be filed as an exhibit to the registration statement, please see such agreement or document for a complete description of these matters.

        As used in this prospectus and the registration statement on Form S-3 of which this prospectus is a part, unless the context otherwise requires, references to "CubeSmart" refer to CubeSmart, a Maryland real estate investment trust, or "REIT"; references to the "Operating Partnership" refer to CubeSmart, L.P., a Delaware limited partnership; and references to "we," "us," "our" or similar expressions refer collectively to CubeSmart and its consolidated subsidiaries (including the Operating Partnership).

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Accordingly, we file current, quarterly and annual reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operation of the SEC's Public Reference Room. Our SEC filings also are available to the public at the Internet website maintained by the SEC at www.sec.gov and from commercial document retrieval services.

        We also make available free of charge through our website the filings made by CubeSmart and the Operating Partnership with the SEC, including the Operating Partnership's Registration Statement on Form 10, as amended, and CubeSmart's annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, definitive proxy statements and Section 16 reports on Forms 3, 4 and 5, as soon as reasonably practicable after we electronically file such reports or amendments with, or furnish them to, the SEC. Our Internet website address is www.cubesmart.com. The information located on, or hyperlinked or otherwise connected to, our website is not, and shall not be deemed to be, a part of this prospectus or incorporated into any other filings that we make with the SEC. You may also inspect the information that we file with the NYSE, at the offices of the NYSE located at 20 Broad Street, New York, New York 10005.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been "furnished" and not "filed" in accordance with SEC rules):

  •
  Annual Report on Form 10-K of CubeSmart for the year ended December 31, 2010;

  •
  Quarterly Reports on Form 10-Q of CubeSmart for the quarters ended March 31, 2011 and June 30, 2011;

  •
  Current Reports on Form 8-K of CubeSmart filed with the SEC on January 27, 2011, February 1, 2011, March 3, 2011, April 6, 2011, June 2, 2011, June 23, 2011 and September 16, 2011;

  •
  Current Report on Form 8-K of CubeSmart, L.P. filed with the SEC on September 16, 2011;

  •
  The description of the capital stock of CubeSmart in its Registration Statement on Form 8-A filed with the SEC on October 19, 2004;

  •
  Registration Statement on Form 10 of CubeSmart, L.P. filed with the SEC on July 15, 2011; and

  •
  Amendment No. 1 to Registration Statement on Form 10 of CubeSmart, L.P. filed with the SEC on August 25, 2011.

        We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this prospectus until all of the securities offered by this prospectus have been sold or we otherwise terminate the offering of these securities; provided, however, that we are not incorporating by reference any additional documents or information "furnished" and not "filed" with the SEC. You may obtain copies of any of these filings by contacting us at the following address and phone number or by contacting the SEC or NYSE as described above. Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing, by telephone or via the Internet at:

CubeSmart
Attention: Investor Relations
460 East Swedesford Road, Suite 3000
Wayne, PA 19087
Phone: (610) 293-5700
Internet Website: www.cubesmart.com

        The information contained on our website does not constitute a part of this prospectus, and our website address supplied above is intended to be an inactive textual reference only and not an active hyperlink to our website.

        You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement, any free writing prospectus that we authorize and any pricing supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize or any pricing supplement. We have not authorized anyone to provide you with different information. We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of such document incorporated by reference.

        Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

 FORWARD-LOOKING STATEMENTS

        This prospectus and any accompanying prospectus supplement, together with other documents and information incorporated by reference into this prospectus, contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements contained in or contemplated by this prospectus or any prospectus supplement. Any forward-looking statements should be considered in light of the risks and uncertainties referred to in Item 1A. "Risk Factors" in CubeSmart's Annual Report on Form 10-K for the year ended December 31, 2010 and in Item 1A. "Risk Factors" in the Operating Partnership's Registration Statement on Form 10, as amended. The most significant of these risks, uncertainties and other factors that might cause such differences include, but are not limited to:

  •
  national and local economic, business, real estate and other market conditions;

  •
  the competitive environment in which we operate, including our ability to raise rental rates;

  •
  the execution of our business plan;

  •
  the availability of external sources of capital;

  •
  financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt and potential inability to refinance existing indebtedness;

  •
  increases in interest rates and operating costs;

  •
  counterparty non-performance related to the use of derivative financial instruments;

  •
  our ability to maintain our status as a REIT for federal income tax purposes;

  •
  acquisition and development risks;

  •
  increases in taxes, fees, and assessments from state and local jurisdictions;

  •
  changes in real estate and zoning laws or regulations;

  •
  risks related to natural disasters;

  •
  potential environmental and other liabilities;

  •
  other factors affecting the real estate industry generally or the self-storage industry in particular; and

  •
  other risks identified in our Annual Report on Form 10-K and, from time to time, in other reports we file with the SEC or in other documents that we publicly disseminate.

        In light of these uncertainties and risks, prospective investors are cautioned not to place undue reliance on these forward-looking statements. Except with respect to such material changes to our risk factors as may be reflected from time to time in our quarterly filings or as otherwise required by law, we are under no obligation to, and expressly disclaim any obligation to, update or revise any forward-looking statements included or incorporated by reference in this prospectus or any accompanying prospectus supplement, whether as a result of new information, future events or otherwise. Because of the factors referred to above, the future events discussed in or incorporated by reference in this prospectus or any accompanying prospectus supplement may not occur and actual results, performance or achievement could differ materially from that anticipated or implied in the forward-looking statements.

 CUBESMART AND THE OPERATING PARTNERSHIP

        CubeSmart is a self-administered and self-managed real estate investment trust, or REIT, focused primarily on the ownership, operation, acquisition and development of self-storage facilities in the United States. CubeSmart was organized and commenced operations in 2004 as a Maryland REIT. The Operating Partnership was formed and commenced operations in 1996 as a Delaware limited partnership. Effective September 14, 2011, CubeSmart changed its name from "U-Store-It Trust" and the Operating Partnership changed its name from "U-Store-It, L.P." to "CubeSmart, L.P."

        CubeSmart owns its assets, and conducts its operations, through the Operating Partnership. CubeSmart controls the Operating Partnership as its sole general partner and, as of June 30, 2011, CubeSmart owned an approximately 95.4% interest in the Operating Partnership. The Operating Partnership has been engaged in virtually all aspects of the self-storage business, including the development, acquisition, ownership and operation of self-storage facilities.

        Our self-storage facilities are designed to offer affordable and easily-accessible storage space for our residential and commercial customers. Our customers rent storage units for their exclusive use, typically on a month-to-month basis. Additionally, some of our facilities offer outside storage areas for vehicles and boats. Our facilities are designed to accommodate both residential and commercial customers, with features such as security systems and wide aisles and load-bearing capabilities for large truck access. All of our facilities have an on-site manager during business hours, and many have a manager who resides in an apartment at the facility. Our customers can access their storage units during business hours, and some of our facilities provide customers with 24-hour access through computer controlled access systems. Our goal is to provide customers with the highest standard of facilities and service in the industry. To that end, as of June 30, 2011, a majority of our facilities included climate controlled units.

        Our executive offices are located at 460 East Swedesford Road, Suite 3000, Wayne, PA 19087 and our telephone number is (610) 293-5700.

 RISK FACTORS

        Investing in our securities involves risks. You should carefully consider the risk factors incorporated by reference to CubeSmart's most recent Annual Report on Form 10-K, CubeSmart's subsequent Quarterly Reports on Form 10-Q, the Operating Partnership's Registration Statement on Form 10, as amended, and the other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section above entitled "Forward-Looking Statements."

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, CubeSmart will contribute or otherwise transfer the net proceeds of any sale of securities to the Operating Partnership in exchange for additional partnership interests in the Operating Partnership, the economic terms of which will be substantially identical to those of the securities sold.

        Unless otherwise indicated in the applicable prospectus supplement, the Operating Partnership will use those net proceeds and any net proceeds from any sale of its debt securities for general business purposes, including, without limitation, repayment of outstanding debt, acquisitions, developments, capital expenditures, working capital and other general corporate purposes.

 RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

Ratio of Earnings to Fixed Charges

        The following table sets forth the Operating Partnership's ratios of earnings to fixed charges for the periods indicated.

		For the years ended December 31,
	For the six months ended June 30, 2011
		2010	2009	2008	2007	2006
Ratio of earnings to fixed charges	0.95	0.74	0.58	0.52	0.52	0.60

        For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations, plus fixed charges less capitalized interest. Fixed charges consist of interest expense, capitalized interest, amortized premiums, discounts and capitalized expenses relating to debt and an estimate of the interest component of rent expense.

Ratio of Earnings to Combined Fixed Charges and Preference Dividends

        The following table sets forth CubeSmart's ratios of earnings to combined fixed charges and preference dividends for the periods indicated.

		For the years ended December 31,
	For the six months ended June 30, 2011
		2010	2009	2008	2007	2006
Ratio of earnings to combined fixed charges and preference dividends	0.95	0.74	0.58	0.52	0.52	0.60

        For the purpose of calculating the ratio of earnings to combined fixed charges and preference dividends, earnings consist of income (loss) from continuing operations, plus fixed charges less capitalized interest. Fixed charges consist of interest expense, capitalized interest, amortized premiums, discounts and capitalized expenses relating to debt and an estimate of the interest component of rent expense. Preference dividends includes income allocated to holders of CubeSmart's preferred shares.

 DESCRIPTION OF CUBESMART'S CAPITAL SHARES

        The following description of our capital shares, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the capital shares that may be offered under this prospectus. For the complete terms of our capital shares, please refer to our declaration of trust and bylaws that are filed as exhibits to our reports incorporated by reference into the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

Common Shares

        CubeSmart's declaration of trust provides that CubeSmart may issue up to 200,000,000 common shares of beneficial interest, par value $0.01 per share. As of September 13, 2011, there were 99,583,259 common shares issued and outstanding.

        Both Maryland statutory law governing real estate investment trusts formed under Maryland law, which we refer to as the Maryland REIT Law, and CubeSmart's declaration of trust provide that none of its shareholders will be personally liable, by reason of status as a shareholder, for any of its obligations.

        Subject to the provisions of CubeSmart's declaration of trust regarding restrictions on the transfer and ownership of shares of beneficial interest, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as provided with respect to any other class or series of shares of beneficial interest that CubeSmart may issue, the holders of such common shares will possess exclusive voting power. There is no cumulative voting in the election of trustees. As a result, the holders of a majority of the outstanding common shares, voting as a single class, can elect all of the trustees then standing for election. CubeSmart's bylaws provide that a plurality of the votes case at a meeting of shareholders duly called at which a quorum is present is sufficient to elect a trustee and that a majority of the votes cast at a meeting of shareholders duly called at which a quorum is present is sufficient to approve any other matter which may properly come before the meeting, unless a higher vote is required under CubeSmart's bylaws, CubeSmart's declaration of trust or applicable statute.

        Under the Maryland REIT law, a Maryland REIT generally cannot amend its declaration of trust or merge with another entity without the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the REIT's declaration of trust. Our declaration of trust provides that amendments to the declaration of trust and our merger with another entity may be approved by the affirmative vote of the holders of not less than a majority of all votes entitled to be cast on the matter. Under the Maryland REIT law and CubeSmart's declaration of trust, its trustees will be permitted to amend the declaration of trust from time to time to maintain our qualification as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, and under the Maryland REIT law, without the affirmative vote or written consent of the shareholders.

        All common shares offered by this prospectus will be duly authorized, fully paid and nonassessable. Holders of CubeSmart's common shares are entitled to receive dividends and distributions when authorized by our board of trustees, and declared by CubeSmart out of assets legally available for the payment of dividends or distributions. They also are entitled to share ratably in CubeSmart's assets legally available for distribution to its shareholders in the event of CubeSmart's liquidation, dissolution or winding up, after payment of or adequate provision for all of its known debts and liabilities. These rights are subject to the preferential rights of any other class or series of CubeSmart's shares and to the provisions of CubeSmart's declaration of trust regarding restrictions on transfer of its shares.

        Holders of CubeSmart's common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on transfer of shares contained in CubeSmart's declaration of trust and to the power of the board of trustees to create common shares with differing voting rights, all common shares have equal dividend, liquidation and other rights.

Preferred Shares

        CubeSmart's declaration of trust provides that it may issue up to 40,000,000 preferred shares of beneficial interest, par value $0.01 per share. As of September 13, 2011, there were no preferred shares issued and outstanding.

        CubeSmart's board of trustees is authorized to issue the preferred shares in one or more series and to fix and designate the rights, preferences, privileges and restrictions of the preferred shares, including:

  •
  dividend rights;

  •
  conversion rights;

  •
  voting rights;

  •
  redemption rights and terms of redemption; and

  •
  liquidation preferences.

        The rights, preferences, privileges and restrictions of the preferred shares of each series will be fixed by articles supplementary relating to each series. We will describe the specific terms of a particular series of preferred shares in the prospectus supplement relating to that series, including:

  •
  the title of the series and the number of shares in the series;

  •
  the price at which the preferred shares will be offered;

  •
  the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or non-cumulative and, if cumulative, the dates from which dividends on the preferred shares being offered will cumulate;

  •
  the voting rights, if any, of the holders of preferred shares being offered;

  •
  the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred shares being offered;

  •
  the liquidation preference per share;

  •
  the terms and conditions, if applicable, upon which the preferred shares being offered will be convertible into CubeSmart's common shares, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

  •
  the terms and conditions, if applicable, upon which the preferred shares being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

  •
  any listing of the preferred shares being offered on any securities exchange;

  •
  whether interests in the shares of the series will be represented by depositary shares;

  •
  a discussion of any material U.S. federal income tax considerations applicable to the preferred shares being offered;

  •
  the relative ranking and preferences of the preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of CubeSmart's affairs;

  •
  any limitations on the issuance of any class or series of preferred shares ranking senior or equal to the series of preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of CubeSmart's affairs;

  •
  information with respect to book-entry procedures, if any; and

  •
  any additional rights, preferences, qualifications, limitations and restrictions of the series.

        The description of preferred shares above and the description of the terms of a particular series of preferred shares in the prospectus supplement are not complete. You should refer to the applicable articles supplementary for complete information.

        CubeSmart's board of trustees could authorize, without shareholder approval, the issuance of preferred shares with terms and conditions that could have the effect of discouraging a takeover or other transaction in which holders of some or a majority of CubeSmart's shares might receive a premium for their shares over the then-prevailing market price of its shares. We currently do not expect that the board of trustees would require shareholder approval prior to such a preferred issuance. In addition, any preferred shares that CubeSmart issues would rank senior to its common shares with respect to the payment of distributions, in which case CubeSmart could not pay any distributions on its common shares until full distributions have been paid with respect to such preferred shares.

Power to Reclassify Shares and Issue Additional Common Shares or Preferred Shares

        CubeSmart's declaration of trust authorizes its board of trustees to classify any authorized but unissued common and preferred shares and to reclassify any previously classified but unissued common shares and preferred shares of any series from time to time in one or more series, as authorized by the board of trustees. Prior to the issuance of shares of each class or series, the board of trustees is required by the Maryland REIT law and CubeSmart's declaration of trust to establish for each such class or series, subject to the provisions of CubeSmart's declaration of trust regarding the restrictions on transfer of shares of beneficial interest, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. As a result, CubeSmart's board of trustees could authorize the issuance of preferred shares that have priority over the common shares with respect to dividends, distributions and rights upon liquidation and with other terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for holders of common shares or otherwise might be in their best interest.

        To permit us increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise, CubeSmart's declaration of trust allows us to issue additional common shares or preferred shares and to classify or reclassify unissued common shares or preferred shares and thereafter to issue the classified or reclassified shares without shareholder approval, unless shareholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which CubeSmart's securities may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of shares that could delay, deter or prevent a transaction or a change in control that might involve a premium price for holders of common shares or might otherwise be in their best interests.

        Holders of CubeSmart's common shares do not have preemptive rights, which means they have no right to acquire any additional shares that we may issue at a subsequent date.

Restrictions on Ownership and Transfer

        In order to qualify as a REIT under the Code, CubeSmart's shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of CubeSmart's outstanding shares (after taking into account options to acquire shares) may be owned, directly, indirectly or through attribution, by five or fewer individuals (as defined in the Code to include certain entities).

        Because CubeSmart's board of trustees believes that it is in CubeSmart's shareholders' best interests to continue to qualify as a REIT and for anti-takeover and other strategic reasons, its declaration of trust, subject to certain exceptions, contains restrictions on the number of CubeSmart's shares of beneficial interest that a person may own. CubeSmart's declaration of trust provides that:

  •
  no person, other than an excepted holder or a designated investment entity (each as defined in CubeSmart's declaration of trust), may own directly, or be deemed to own by virtue of the attribution provisions of the Code, more than 5%, in value or number of shares, whichever is more restrictive, of the issued and outstanding shares of any class or series of common shares;

  •
  no person may own directly or indirectly, or be deemed to own through attribution, more than 9.8% in value or number of shares, whichever is more restrictive, of the issued and outstanding shares of any class or series of preferred shares;

  •
  no excepted holder, which means certain members of the Amsdell family, certain trusts established for the benefit of members of the Amsdell family and certain related entities, may own directly or indirectly common shares if, under the applicable tax attribution rules of the Code, any single excepted holder who is treated as an individual would own more than 29%, in value or number of shares, whichever is more restrictive, of CubeSmart's outstanding common shares, any two excepted holders treated as individuals would own more than 34%, in value or number of shares, whichever is more restrictive, of CubeSmart's outstanding common shares, any three excepted holders treated as individuals would own more than 39%, in value or number of shares, whichever is more restrictive, of CubeSmart's outstanding common shares, any four excepted holders treated as individuals would own more than 44%, in value or number of shares, whichever is more restrictive, of CubeSmart's outstanding common shares, or any five excepted holders treated as individuals would own more than 49%, in value or number of shares, whichever is more restrictive, of CubeSmart's outstanding common shares;

  •
  no designated investment entity may acquire or hold, directly or indirectly (or through attribution), shares in excess of the designated investment entity limit of 9.8%, in value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of common shares;

  •
  no person shall beneficially or constructively own CubeSmart's shares of beneficial interest that would result in us being "closely held" under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT; and

  •
  no person shall transfer CubeSmart's shares of beneficial interest if such transfer would result in CubeSmart's shares of beneficial interest being owned by fewer than 100 persons.

        The excepted holder limit was established in light of the fact that Robert J. Amsdell, Barry L. Amsdell, Todd C. Amsdell and certain Amsdell Entities owned a substantial percentage of CubeSmart's common shares upon completion of its IPO. The excepted holder limit does not permit each excepted holder to own 29% of CubeSmart's common shares. Rather, the excepted holder limit prevents two or more excepted holders who are each treated as individuals under the applicable tax attribution rules from owning a higher percentage of CubeSmart's common shares than the maximum number of common shares that could be owned by any one excepted holder (29%), plus the maximum number of common shares that could be owned by any one or more other individual common shareholders who are not excepted holders (5%). We do not believe the 29% expected holder limit for certain members of the Amsdell family and certain related entities will jeopardize CubeSmart's REIT status because no other individual shareholder can own more than 5% of the value of CubeSmart's outstanding common shares. Accordingly, no five individuals can own more than 49% of CubeSmart's shares and, thus, we will be in compliance with the REIT qualification requirement prohibiting five or fewer individuals from owning more than 50% of the value of CubeSmart's outstanding shares.

        The declaration of trust defines a "designated investment entity" as:

  •
  an entity that is a pension trust that qualifies for look-through treatment under Section 856(h)(3) of the Code;

  •
  an entity that qualifies as a regulated investment company under Section 851 of the Code; or

  •
  an entity that (i) for compensation engages in the business of advising others as to the value of securities or as to the advisability of investing in, purchasing or selling securities; (ii) purchases securities in the ordinary course of its business and not with the purpose or effect of changing or influencing control of us, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) of the Exchange Act; and (iii) has or shares voting power and investment power under the Exchange Act; so long as each beneficial owner of such entity, or in the case of an asset management company, the individual account holders of the accounts managed by such entity, would satisfy the 5% ownership limit if such beneficial owner or account holder owned directly its proportionate share of the shares held by the entity.

        CubeSmart's board of trustees may waive the 5% ownership limit, or the 9.8% designated investment entity limit, for a shareholder that is not an individual if such shareholder provides information and makes representations to the board of trustees that are satisfactory to the board of trustees, in its reasonable discretion, to establish that such person's ownership in excess of the 5% limit or the 9.8% limit, as applicable, would not jeopardize CubeSmart's qualification as a REIT.

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of CubeSmart's shares that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on CubeSmart's status as a REIT. If any transfer of shares or any other event would otherwise result in any person violating the ownership limits described above, then CubeSmart's declaration of trust provides that (a) the transfer will be void and of no force or effect with respect to the prohibited transferee with respect to that number of shares that exceeds the ownership limits or that such number of shares will be automatically transferred to a charitable trust for the benefit of a charitable beneficiary and (b) the prohibited transferee would not acquire any right or interest in the shares. The foregoing restrictions on transferability and ownership will not apply if CubeSmart's board of trustees determines that it is no longer in CubeSmart's best interests to attempt to qualify, or to continue to qualify, as a REIT.

        All certificates evidencing CubeSmart's shares bear a legend referring to the restrictions described above.

        Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of all classes or series of CubeSmart's shares, including common shares, is required to give written notice to us within 30 days after the end of each taxable year stating the name and address of such owner, the number of shares of each class and series of shares that the owner beneficially owns and a description of the manner in which such shares are held. Each such owner shall provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on CubeSmart's status as a REIT and to ensure compliance with the ownership limitations. In addition, each shareholder shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine CubeSmart's status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

        These ownership limitations could delay, deter or prevent a transaction or a change in control that might involve a premium price for the common shares or might otherwise be in the best interest of CubeSmart's shareholders.

Transfer Agent and Registrar

        The transfer agent and registrar for our common shares is American Stock Transfer & Trust Co., LLC. The transfer agent and registrar for our preferred shares will be set forth in the applicable prospectus supplement.

Certain Provisions of Maryland Law and CubeSmart's Declaration of Trust and Bylaws

        The following description of certain provisions of Maryland law and of CubeSmart's declaration of trust and bylaws is only a summary. For a complete description, we refer you to the applicable Maryland law and CubeSmart declaration of trust and bylaws.

  Number of Trustees; Vacancies

        CubeSmart's declaration of trust and bylaws provide that the number of CubeSmart's trustees shall not be less than one and not more than 13, and will be established by a vote of a majority of the members of its board of trustees. Our bylaws provide that any vacancy, including a vacancy created by an increase in the number of trustees, may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum. Pursuant to CubeSmart's declaration of trust, each of its trustees is elected by its shareholders to serve until the next annual meeting and until their successors are duly elected and qualify. Under Maryland law, CubeSmart's board of trustees may elect to create staggered terms for its members.

        CubeSmart's bylaws provide that at least a majority of our trustees will be "independent," with independence being defined in the manner established by our board of trustees and in a manner consistent with listing standards established by the NYSE.

  Removal of Trustees

        CubeSmart's declaration of trust provides that a trustee may be removed only with cause and only upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of trustees. Absent removal of all of CubeSmart's trustees, this provision, when coupled with the provision in CubeSmart's bylaws authorizing CubeSmart's board of trustees to fill vacant trusteeships, may preclude shareholders from removing incumbent trustees and filling the vacancies created by such removal with their own nominees.

  Business Combinations

        CubeSmart's board of trustees has approved a resolution that exempts CubeSmart from the provisions of the Maryland business combination statute described below, but its board of trustees may opt to make these provisions applicable to CubeSmart in the future. Maryland law prohibits "business combinations" between CubeSmart and an interested shareholder (defined below) or an affiliate of an interested shareholder for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested shareholder as:

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  any person who beneficially owns 10% or more of the voting power of CubeSmart's shares; or

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  an affiliate or associate of CubeSmart's who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of CubeSmart's then outstanding voting shares.

A person is not an interested shareholder if CubeSmart's board of trustees approves in advance the transaction by which the person otherwise would have become an interested shareholder. However, in approving a transaction, CubeSmart's board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by CubeSmart's board of trustees.

        After the five-year prohibition, any business combination between CubeSmart and an interested shareholder generally must be recommended by CubeSmart's board of trustees and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of CubeSmart's then outstanding shares of beneficial interest; and

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  two-thirds of the votes entitled to be cast by holders of CubeSmart's voting shares other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested shareholder.

These super-majority vote requirements do not apply if CubeSmart's common shareholders receive a minimum price, as described under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

        The statute permits various exemptions from its provisions, including business combinations that are approved by CubeSmart's board of trustees before the time that the interested shareholder becomes an interested shareholder.

  Control Share Acquisitions

        CubeSmart's bylaws contain a provision exempting any and all acquisitions of CubeSmart's shares from the provisions of the Maryland Control Share Acquisition Act. However, CubeSmart board of trustees may opt to make these provisions applicable to an acquisition of CubeSmart's shares at any time by amending or repealing this provision in the future, and may do so on a retroactive basis. Maryland law provides that "control shares" of a Maryland REIT acquired in a "control share acquisition" have no voting rights unless approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares beneficially owned by the acquiring person in a control share acquisition or by CubeSmart's officers or employees who are CubeSmart's trustees are excluded from the shares entitled to vote in accordance with the immediately preceding sentence. "Control shares" are shares that, if aggregated with all other shares previously acquired by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise or direct the exercise of the voting power in electing trustees within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

        Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition may compel our board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the special meeting. If no request for a special meeting is made, we may present the question at any shareholders' meeting.

        If voting rights are not approved at the shareholders' meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined without regard to the absence of voting rights for the control shares and as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a shareholders' meeting, the acquiror may then vote a majority of the shares entitled to vote, and all other shareholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved by or exempted by our declaration of trust or bylaws.

Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and CubeSmart's Declaration of Trust and Bylaws

        The business combination provisions of Maryland law (if CubeSmart's board of trustees opts to make them applicable to CubeSmart), the control share acquisition provisions of Maryland law (if the applicable provision in CubeSmart's bylaws is rescinded), the limitations on removal of trustees, the restrictions on the acquisition of CubeSmart's shares of beneficial interest, the power to issue additional common shares or preferred shares and the advance notice provisions for shareholder trustee nominations and other shareholder proposals of our bylaws could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for holders of the common shares or might otherwise be in their best interest. The "unsolicited takeovers" provisions of Maryland law permit our board of trustees, without shareholder approval and regardless of what is provided in our declaration of trust or bylaws, to implement takeover defenses that we may not yet have.

 DESCRIPTION OF DEPOSITARY SHARES

General

        CubeSmart may elect to have shares of preferred shares represented by depositary shares. The shares of any series of the preferred shares underlying the depositary shares will be deposited under a separate deposit agreement between CubeSmart and a bank or trust company that we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this preferred shares depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred shares represented by such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights. As of the date of this prospectus, there are no depositary shares outstanding.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred shares described in the applicable prospectus supplement.

        A holder of depositary shares will be entitled to receive the shares of preferred shares, but only in whole shares of preferred shares, underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares of preferred shares to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

Dividends and Other Distributions

        The preferred shares depositary will distribute all cash dividends or other cash distributions in respect of the series of preferred shares represented by the depositary shares to the record holders of depositary receipts in proportion, to the extent possible, to the number of depositary shares owned by those holders. The depositary, however, will distribute only the amount that can be distributed without attributing to any depositary share a fraction of one cent, and any undistributed balance will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

        If there is a distribution other than in cash in respect of the preferred shares, the preferred shares depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the preferred shares depositary determines that it is not feasible to make such a distribution. In that case, the preferred shares depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

        The amount distributed in any of the above cases will be reduced by any amount we or the preferred shares depositary are required to withhold on account of taxes.

Conversion and Exchange

        If any series of preferred shares underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts pursuant to those provisions.

Redemption of Depositary Shares

        If any series of preferred shares underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the preferred shares depositary resulting from the redemption, in whole or in part, of the preferred shares held by the preferred shares depositary. Whenever CubeSmart redeems a share of preferred shares held by the preferred shares depositary, the preferred shares depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred shares that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred shares underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as CubeSmart may determine.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price. Any funds that we deposit with the preferred shares depositary relating to depositary shares which are not redeemed by the holders of the depositary shares will be returned to us after a period of two years from the date the funds are deposited by CubeSmart.

Voting

        Upon receipt of notice of any meeting at which the holders of any shares of preferred shares underlying the depositary shares are entitled to vote, the preferred shares depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the preferred shares, may then instruct the preferred shares depositary as to the exercise of the voting rights pertaining to the number of shares of preferred shares underlying that holder's depositary shares. The preferred shares depositary will try to vote the number of shares of preferred shares underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the preferred shares depositary deems necessary to enable the preferred shares depositary to do so. The preferred shares depositary will abstain from voting the preferred shares to the extent that it does not receive specific written instructions from holders of depositary receipts representing the preferred shares.

Record Date

        Subject to the provisions of the deposit agreement, whenever

  •
  any cash dividend or other cash distribution becomes payable,

  •
  any distribution other than cash is made,

  •
  any rights, preferences or privileges are offered with respect to the preferred shares,

  •
  the preferred shares depositary receives notice of any meeting at which holders of preferred shares are entitled to vote or of which holders of preferred shares are entitled to notice, or

  •
  the preferred shares depositary receives notice of the mandatory conversion of or any election by us to call for the redemption of any preferred shares, the preferred shares depositary will in each instance fix a record date, which will be the same as the record date for the preferred shares, for the determination of the holders of depositary receipts:

  •
  who will be entitled to receive dividend, distribution, rights, preferences or privileges or the net proceeds of any sale, or

  •
  who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion.

Withdrawal of Preferred Shares

        Upon surrender of depositary receipts at the principal office of the preferred shares depositary, upon payment of any unpaid amount due the preferred shares depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced by the depositary receipts is entitled to delivery of the number of whole shares of preferred shares and all money and other property, if any, represented by the depositary shares. Partial shares of preferred shares will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred shares to be withdrawn, the preferred shares depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred shares that are withdrawn will not be entitled to deposit the shares that have been withdrawn under the deposit agreement or to receive depositary receipts.

Amendment and Termination of the Deposit Agreement

        CubeSmart and the preferred shares depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by CubeSmart or by the preferred shares depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying preferred shares has been made to the holders of the depositary shares in connection with our liquidation, dissolution or winding up.

Charges of Preferred Shares Depositary

        CubeSmart will pay all charges of the preferred shares depositary including charges in connection with the initial deposit of the preferred shares, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which preference shares is entitled to vote, withdrawals of the preferred shares by the holders of depositary receipts or redemption or conversion of the preferred shares, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred shares.

Miscellaneous

        Neither CubeSmart nor the preferred shares depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the preferred shares depositary under the deposit agreement are limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither CubeSmart nor the preferred shares depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. CubeSmart and the preferred shares depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine.

        The preferred shares depositary may resign at any time or be removed by CubeSmart, effective upon the acceptance by its successor of its appointment. If CubeSmart have not appointed a successor preferred shares depositary and the successor depositary has not accepted its appointment within 60 days after the preferred shares depositary delivered a resignation notice to CubeSmart, the preferred shares depositary may terminate the deposit agreement. See "—Amendment and Termination of the Deposit Agreement" above.

 DESCRIPTION OF SUBSCRIPTION RIGHTS

        CubeSmart may issue subscription rights to purchase common shares, preferred shares, or depositary shares. CubeSmart may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the shareholder. In connection with any offering of subscription rights, CubeSmart may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

        The prospectus supplement relating to any subscription rights CubeSmart may offer will contain the specific terms of the subscription rights. These terms may include the following:

  •
  the price, if any, for the subscription rights;

  •
  the exercise price payable for common shares, preferred shares, or depositary shares;

  •
  the number of subscription rights issued to each security holder;

  •
  the number and terms of the common shares, preferred shares or depositary shares which may be purchased per each subscription right;

  •
  the extent to which the subscription rights are transferable;

  •
  any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

  •
  any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

  •
  the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

  •
  the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

  •
  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by CubeSmart in connection with the offering of subscription rights.

        The description in the applicable prospectus supplement of any subscription rights CubeSmart offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if CubeSmart offers subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if CubeSmart offers subscription rights, see "Where You Can Find More Information." CubeSmart urges you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any applicable prospectus supplement in their entirety.

 DESCRIPTION OF WARRANTS

        CubeSmart may issue warrants for the purchase of common shares, preferred shares or depositary shares. CubeSmart may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. CubeSmart will issue the warrants under one or more warrant agreements to be entered into between CubeSmart and a warrant agent to be named in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The prospectus supplement relating to any warrants that CubeSmart may offer will contain the specific terms of the warrants. These terms may include the following:

  •
  the title of the warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the designation, amount and terms of the securities for which the warrants are exercisable;

  •
  the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

  •
  the aggregate number of warrants;

  •
  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

  •
  the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

  •
  if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

  •
  a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

  •
  the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

  •
  the maximum or minimum number of warrants that may be exercised at any time;

  •
  information with respect to book-entry procedures, if any; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

        Each warrant will entitle the holder of the warrant to purchase for cash the amount of CubeSmart's common shares, preferred shares and/or depositary shares, as the case may be, at the exercise price stated or determinable in the applicable prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, CubeSmart will, as soon as possible, forward the common shares, preferred shares and/or depositary shares that the warrant holder has purchased, as the case may be. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, CubeSmart will issue a new warrant certificate for the remaining warrants.

        The description in the applicable prospectus supplement of any warrants CubeSmart offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if CubeSmart offers warrants. For more information on how you can obtain copies of any warrant certificate or warrant agreement if we offer warrants, see "Where You Can Find More Information." We urge you to read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.

 DESCRIPTION OF THE DEBT SECURITIES

        The following summary sets forth the general terms and provisions of the indenture under which the debt securities will be issued by the Operating Partnership. The debt securities will be issued by the Operating Partnership under an indenture, as amended or supplemented from time to time, among the Operating Partnership, CubeSmart, as guarantor, and U.S. Bank National Association, as trustee.

        The debt securities may be issued from time to time in one or more series. The particular terms and provisions of the debt securities with respect to a specific offering of debt securities will be set forth in the applicable prospectus supplement. This summary of general terms and provisions of the indenture and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the indenture and those debt securities.

        The indenture is filed as an exhibit to the registration statement of which this prospectus is a part and will be available for inspection at the corporate trust office of the trustee or as described under "Where You Can Find More Information." The indenture will be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.

        All section references appearing herein are to sections of the indenture, and capitalized terms used but not defined herein will have the respective meanings set forth in the indenture.

General

        The debt securities will be direct, unsecured obligations of the Operating Partnership. Except for any series of debt securities which is expressly subordinated to other indebtedness of the Operating Partnership, the debt securities will rank equally with all other unsecured and unsubordinated indebtedness of the Operating Partnership. Under the indenture, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, as established from time to time pursuant to authority granted by a resolution of the board of trustees of CubeSmart as sole general partner of the Operating Partnership or as established in one or more supplemental indentures to the indenture. All of the debt securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series. All debt securities of a particular series shall be substantially identical except as to denomination, date of issuance, issue price and the date from which interest, if any, shall accrue.

        All of the debt securities will be fully and unconditionally guaranteed as to payment of principal and premium, if any, and interest by CubeSmart. The indenture allows certain of our subsidiaries from time to time to become guarantors of specific series of the debt securities.

        The indenture provides that there may be more than one trustee for any one or more series of debt securities. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to that series. Except as otherwise indicated in this prospectus or the applicable prospectus supplement, any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

Terms

        The applicable prospectus supplement relating to the series of debt securities being offered will describe the specific terms and provisions of those debt securities, including the following:

  1)
  the title of the debt securities;

  2)
  any limit on the aggregate principal amount of the debt securities and whether any additional securities of such series may be issued without consent of the holders;

  3)
  the date or dates, or the manner of determining the date or dates, on which the principal of the debt securities will be payable;

  4)
  the rate or rates, or the method by which the rate or rates will be determined, at which the debt securities will bear interest, if any, the date or dates from which interest will accrue, the interest payment date or dates and the regular record date for interest payments;

  5)
  the place or places where the principal of and premium, if any, and interest, if any, on the debt securities will be payable and where notices or demands to or upon the Operating Partnership in respect of the debt securities and the indenture may be served;

  6)
  any modification to the provisions of the indenture relating to satisfaction and discharge of the indenture with respect to the debt securities;

  7)
  the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed, as a whole or in part, at the option of the Operating Partnership, if the Operating Partnership is to have such an option;

  8)
  the obligation, if any, of the Operating Partnership to redeem, repay or repurchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of the holders, and the period or periods within which, the currency or currency units in which and the terms and conditions upon which the debt securities are required to be redeemed or purchased, in whole or in part, pursuant to that obligation;

  9)
  if other than $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which the debt securities shall be issuable;

  10)
  the percentage or other principal amount at which the debt securities will be issued, and if different from the principal amount of the debt securities, the portion of the principal amount of the debt securities that will be payable upon acceleration of the maturity of such debt securities;

  11)
  any addition or change to, or deletion from, any event of default or covenant or other provision set forth in the indenture;

  12)
  the currency or currencies in which the debt securities are denominated and/or payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the manner of determining the equivalent thereof in U.S. dollars;

  13)
  if the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index or pursuant to a formula, the manner in which those amounts will be determined;

  14)
  if the debt securities do not bear interest, the applicable dates for delivery by the trustee of a list of the names and addresses of holders of such debt securities;

  15)
  the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture, or any modification thereof;

  16)
  whether the debt securities will be issued in whole or in part in the form of a global security, and if a global security is issued, whether such form will be permanent or temporary;

  17)
  whether and under what circumstances the Operating Partnership will pay additional amounts as contemplated in the indenture on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether the Operating Partnership will have the option to redeem the debt securities in lieu of paying additional amounts;

  18)
  whether the debt securities will be issued in bearer form;

  19)
  any security provided for the debt securities,

  20)
  any other trustee, depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities,

  21)
  the terms of conversion or exchange of the debt securities, including if applicable, the conversion or exchange price, the conversion or exchange period, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange if such debt securities are redeemed,

  22)
  the extent and manner, if any, to which payments on the debt securities may be subordinated to other indebtedness of the Operating Partnership;

  23)
  whether the debt securities are entitled to the benefits of the guarantee of any subsidiary guarantor, and whether any such guarantee is made on a senior or subordinated basis and, if applicable, a description of the subordination terms of any such guarantee, and

  24)
  any other terms of the debt securities not inconsistent with the provisions of the indenture.

        The debt securities may provide for less than the entire principal amount of those debt securities to be payable upon declaration of acceleration of the maturity thereof ("original issue discount securities"). The applicable prospectus supplement will describe special U.S. federal income tax, accounting and other considerations applicable to the original issue discount securities.

        The indenture does not contain any provisions that would limit the ability of the Operating Partnership to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving the Operating Partnership. However, restrictions on ownership and transfers of CubeSmart's common shares and preferred shares, designed to preserve CubeSmart's status as a REIT, may prevent or hinder a change of control. Reference is made to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants of the Operating Partnership that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Guarantee

        CubeSmart will, under the indenture, fully and unconditionally guarantee the due and punctual payment of principal of and premium, if any, and interest on all debt securities issued by the Operating Partnership, and the due and punctual payment of any sinking fund payments on those debt securities, when and as the same will become due and payable, whether at a maturity date, by declaration of acceleration, call for redemption or otherwise.

        From time to time, subsidiaries of the Operating Partnership may join as guarantors under the indenture. Such subsidiaries' guarantees will be limited to the series of debt securities for which they execute notations of guarantee in accordance with the terms of the indenture, and may be released in connection with:

  1)
  the sale, by the Operating Partnership, of the equity interests that it holds in the subsidiary guarantor; and

  2)
  the occurrence of certain conditions described in the supplemental indenture or related documents adopting the series of debt securities which are the subject of the subsidiary's guarantee.

        The obligations of each guarantor, other than CubeSmart, under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Denominations

        Unless otherwise specified in the applicable prospectus supplement, the debt securities of any series shall be issuable only in registered form without coupons and, other than securities in global form (which may be of any denomination), will be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Payments

        Unless otherwise specified in the applicable prospectus supplement, the principal of and premium, if any, and interest on any series of debt securities will be payable at the corporate trust office of the trustee. However, at the option of the Operating Partnership, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the security register or by wire transfer of funds to that person at a bank account maintained within the United States.

        All amounts paid by the Operating Partnership to a paying agent or a trustee for the payment of the principal of or premium, if any, or interest on any debt security which remain unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to the Operating Partnership, and the holder of the debt security thereafter may look only to the Operating Partnership for payment of these amounts.

        Any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security will forthwith cease to be payable to the holder on the applicable regular record date and may either be paid to the person in whose name that debt security is registered at the close of business on a special record date for the payment of that defaulted interest to be fixed by the trustee or may be paid at any time in any other lawful manner, all in accordance with the indenture. Notice of any special record date will be given to the holder of that debt security not less than 10 days prior to the special record date.

Registration and Transfer

        Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series, of a like aggregate principal amount and tenor, of different authorized denominations upon surrender of such debt securities at the corporate trust office of the trustee. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer at the corporate trust office of the trustee.

        Every debt security surrendered for registration of transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        If the applicable prospectus supplement refers to any transfer agent (in addition to the trustee) initially designated by the Operating Partnership and the guarantors with respect to any series of debt securities, the Operating Partnership may at any time rescind the designation of that transfer agent or approve a change in the location through which that transfer agent acts, except that the Operating Partnership and the guarantors will be required to maintain a transfer agent in each place of payment for that series. The Operating Partnership and the guarantors may at any time designate additional transfer agents with respect to any series of debt securities.

        Neither the Operating Partnership nor the trustee will be required to:

  1)
  issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business of the day of mailing of the relevant notice of redemption; or

  2)
  register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

Merger, Consolidation and Sale

        Unless otherwise provided in the applicable prospectus supplement, the Operating Partnership may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity, provided that the following conditions are satisfied or fulfilled:

  1)
  either the Operating Partnership is the continuing entity, or the successor (if other than the Operating Partnership) formed by or resulting from any such consolidation or merger or which has received the transfer of those assets is organized under the laws of the United States of America and expressly assumes the due and punctual payment of the principal of and premium, if any, and interest on all of the debt securities and the performance and observance of all of the covenants and conditions contained in the indenture;

  2)
  immediately after giving effect to the transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, has occurred and is continuing; and

  3)
  an officer's certificate of CubeSmart as general partner of the Operating Partnership and a legal opinion covering compliance with these conditions is delivered to the trustee.

        Unless otherwise provided in the applicable prospectus supplement, CubeSmart may consolidate with, or sell, lease or convey all or substantially all its assets to, or merge with or into, any other entity, provided that substantially the same conditions as above are satisfied or fulfilled.

Covenants

        We will set forth in the applicable prospectus supplement any financial covenants applicable to any issue of debt securities.

  Provision of Financial Information

        Unless otherwise provided in the applicable prospectus supplement, so long as any debt securities are outstanding, CubeSmart and the Operating Partnership will furnish to the trustee such information, documents and other reports as may be required by the Trust Indenture Act, including filing with the trustee within 15 days information, documents or reports required to be filed by the Issuer with the SEC.

  Waiver of Certain Covenants

        The Operating Partnership and the guarantors may choose not to comply with any term, provision or condition of certain covenants if at any time the holders of at least a majority in principal amount of all the outstanding debt securities, by act of those holders, either waive compliance in that instance or generally waive compliance with that covenant. Except to the extent so expressly waived, and until any waiver becomes effective, the Operating Partnership's and the guarantors' obligations and the duties of the trustee in respect of any such term, provision or condition will remain in full force and effect.

  Existence

        Unless otherwise provided in the applicable prospectus supplement, except as permitted under "Merger, Consolidation or Sale," each of the Operating Partnership and the guarantors will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (declaration and statutory) and franchises; provided, however, that neither the Operating Partnership nor any guarantor will be required to preserve any right or franchise if the board of directors of the Operating Partnership, or the board of trustees or analogous body of any subsidiary guarantor, determines that the preservation thereof is no longer necessary or desirable in the conduct of its business and that the loss of that right or franchise is not disadvantageous in any material respect to the holders of the debt securities.

  Maintenance of Properties

        Unless otherwise provided in the applicable prospectus supplement, each of the Operating Partnership and the guarantors will cause all of its material properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order, all as in the judgment of the Operating Partnership or the applicable guarantor may be necessary so that the business carried on in connection with those properties may be properly and advantageously conducted at all times; provided, however, that, subject to the covenant described under "Merger, Consolidation and Sale" above, neither the Operating Partnership nor any guarantor nor any of their respective Subsidiaries will be prevented from selling or otherwise disposing of their properties at any time.

  Payment of Taxes and Other Claims

        Unless otherwise provided in the applicable prospectus supplement, each of the Operating Partnership and the guarantors will pay or discharge or cause to be paid or discharged, before becoming delinquent:

  1)
  all taxes, assessments and governmental charges levied or imposed upon it or any of its Subsidiaries or upon its income, profits or property or that of any of its Subsidiaries; and

  2)
  all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon its property or the property of any of its Subsidiaries;

provided, however, that neither the Operating Partnership nor any guarantor will be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount or applicability is being contested in good faith.

  Payment of Additional Amounts

        Unless otherwise provided in the applicable prospectus supplement, each of the Operating Partnership and the guarantors will pay to any holder of debt securities that is a United States Alien such additional amounts as may be required such that every net payment on the debt securities held by such holder, after deduction or withholding on account of any present or future U.S. tax (other than taxes unrelated to the holder's ownership of the debt securities and certain other taxes), is not less than the amount provided in such debt securities as then due and payable.

  Additional Covenants

        The applicable prospectus supplement relating to the series of debt securities being offered will describe any additional covenants specific to that series.

Events of Default, Notice and Waiver

        Unless otherwise provided in the applicable prospectus supplement, the indenture provides that the following events will be "events of default" with respect to any series of debt securities issued under the indenture:

  1)
  default for 30 days in the payment of any interest on any debt security of that series;

  2)
  default in the payment of any principal of or premium, if any, on any debt security of that series when due;

  3)
  default in making any sinking fund payment as required for any debt security of that series;

  4)
  default in the performance of any other covenant or warranty of the Operating Partnership and/or any of the guarantors contained in the indenture with respect to any debt security of that series, which continues for 60 days after written notice as provided in the indenture;

  5)
  default in the payment of an aggregate principal amount exceeding $25,000,000 of any evidence of indebtedness of the Operating Partnership and/or any of the guarantors or any mortgage, indenture or other instrument under which that indebtedness is issued or by which that indebtedness is secured, such default having continued after the expiration of any applicable grace period or having resulted in the acceleration of the maturity of that indebtedness, but only if that indebtedness is not discharged or such acceleration is not rescinded or annulled within a period of 10 days after the Operating Partnership's receipt of written notice executed by holders of at least 25% in principal amount of the outstanding debt securities of that series;

  6)
  certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Operating Partnership, CubeSmart, or any of their respective properties;

  7)
  except as otherwise permitted in the indenture, any guarantee of the debt securities of any series is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or CubeSmart or any subsidiary guarantor shall deny or disaffirm its obligations under its guarantee with respect to the debt securities of the applicable series; and

  8)
  any other event of default provided with respect to a particular series of debt securities.

        Unless otherwise provided in the applicable prospectus supplement, if an event of default (other than as described in clause (6) above) with respect to debt securities of any series at the time outstanding occurs and is continuing, then in each case the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal (or, if the debt securities of that series are original issue discount securities or indexed securities, that portion of the principal amount as may be specified in the terms thereof) of and premium, if any, and accrued and unpaid interest on all of the debt securities of that series to be due and payable immediately by written notice thereof to the Operating Partnership and CubeSmart (and to the trustee if given by the holders). If an event of default described in clause (6) above occurs and is continuing, the principal (or such portion thereof) of and premium, if any, and accrued and unpaid interest on all of the debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. However, at any time after any acceleration with respect to debt securities of that series, but before a judgment or decree for payment of the amounts due has been obtained by the trustee, the holders of not less then a majority in principal amount of outstanding debt securities of that series may rescind and annul that acceleration and its consequences if (1) the Operating Partnership or any guarantor has paid or deposited with the trustee all required payments of the principal of and premium, if any, and interest on the debt securities of that series

(without giving effect to the acceleration) plus certain fees, expenses, disbursements and, premium, if any, advances of the trustee and (2) all events of default, other than the nonpayment of accelerated principal, premium, if any, or interest with respect to debt securities of that series, have been cured or waived as provided in the indenture. The indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences, except a default (A) in the payment of the principal of or premium, if any, or interest on any debt security of that series or (B) in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

        The trustee will be required to give notice to the holders of debt securities within 90 days of a default under the indenture unless such default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series (except a default in the payment of the principal of or premium, if any, or interest on any debt securities of that series or in the payment of any sinking fund installment in respect of any debt securities of that series) if the responsible officers of the trustee consider withholding of notice to be in the interest of the holders.

        The indenture provides that no holders of debt securities of any series may institute any judicial or other proceedings with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of reasonable security or indemnity. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of and premium, if any, and interest on the debt securities at the respective due date or dates for payment.

        Subject to provisions in the indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of debt securities of any series then outstanding under the indenture, unless the holders offer to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee for that series. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of that series not joining in the proceeding.

        Within 120 days after the end of each fiscal year, the Operating Partnership and CubeSmart must deliver to the trustee a certificate, signed by one of several specified officers of the general partner of the Operating Partnership and of CubeSmart, stating whether or not such officers have knowledge of any default under the indenture and, if so, specifying each such default and the nature and status thereof.

Modification of the Indenture

        Modifications and amendments of provisions of the indenture applicable to any series may be made only with consent of the holders of more than 50% in principal amount of all outstanding debt securities which are affected by the modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each debt security affected thereby:

  1)
  change the stated maturity of the principal of, or any installment of interest or premium, if any, on, that debt security;

  2)
  reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, that debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of that debt security;

  3)
  change the place of payment, or the coin or currency, for payment of principal of, premium, if any, or interest on that debt security;

  4)
  impair the right to institute suit for the enforcement of any payment on or with respect to that debt security on or after the stated maturity thereof;

  5)
  reduce the percentage of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or specified defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the indenture;

  6)
  modify or affect in any manner adverse to the holders the terms and conditions of the obligations of any of the guarantors in respect of the due and punctual payments of principal of (or premium, if any) or interest, if any, on or any sinking fund requirements or additional amounts under the guarantees applicable to that debt security; or

  7)
  modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect that action or to provide that certain other provisions may not be modified or waived without the consent of the holder of that debt security.

        Modifications and amendments of the indenture may be made by the Operating Partnership, the guarantors and the trustee without the consent of any holder of debt securities for any of the following purposes:

  1)
  to evidence the succession of another person to the Operating Partnership as obligor, or to any of the guarantors under the indenture;

  2)
  to add to the covenants of the Operating Partnership or any of the guarantors for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon the Operating Partnership or any of the guarantors in the indenture;

  3)
  to add events of default for the benefit of the holders of all or any series of debt securities;

  4)
  to pledge property to the trustee to secure, or add additional guarantees with respect to, the debt securities;

  5)
  to change or eliminate any provisions of the indenture, provided that the change or elimination will become effective only when there are no outstanding debt securities of any series created prior thereto which are entitled to the benefit of such provision;

  6)
  to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under the indenture by more than one trustee;

  7)
  to establish the form or terms of debt securities of any series;

  8)
  to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

  9)
  to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate a merger or consolidation of the Operating Partnership or any Guarantor, provided that such action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

  10)
  to add to or change or eliminate any provisions of the indenture to the extent necessary or desirable in accordance with any amendments to the Trust Indenture Act or to maintain the qualification of the indenture under the Trust Indenture Act;

  11)
  to cure any ambiguity, defect or inconsistency in the indenture or to make any other provision with respect to matters or questions arising under the indenture, provided that such action will not adversely affect the interests of holders of debt securities of any series in any material respect;

  12)
  to provide for the issuance of any additional debt securities of a series with terms substantially identical to the issued debt securities of that series (which additional debt securities will be treated, together with the already issued debt securities of that series, as a single series of debt securities); or

  13)
  to reflect the release of any guarantor (other than CubeSmart) from the indenture.

        The indenture provides that, in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities:

  1)
  debt securities owned by the Operating Partnership, any of the guarantors or any other obligor upon the debt securities or any affiliate of the Operating Partnership, any of the guarantors or of that other obligor will be disregarded;

  2)
  the principal amount of an original issue discount security that is deemed to be outstanding will be the amount of the principal thereof (or the U.S. dollar equivalent thereof on the date of original issuance, in the case of debt securities denominated in one or more foreign currencies) that would be due and payable as of the date of determination upon declaration of acceleration of the maturity of that debt security;

  3)
  the principal amount of a debt security denominated in a foreign currency that is deemed outstanding will be the U.S. dollar equivalent, determined on the issue date for that debt security, of the principal amount (or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of that debt security of the amount determined as provided in clause (2) above); and

  4)
  debt securities that have been cancelled or delivered to the trustee for cancellation, or for which payment has been made or the redemption amount has been deposited with the trustee as provided in the indenture, will be disregarded.

        The indenture contains provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the trustee, and also, upon request, by the Operating Partnership or the holders of at least 25% in principal amount of the outstanding debt securities of that series, in each case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum.

        Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or of the holders of that series and one or more additional series:

  1)
  there will be no minimum quorum requirement for the meeting; and

  2)
  the principal amount of the outstanding debt securities of such series that vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.

Discharge; Legal Defeasance and Covenant Defeasance

        Unless otherwise provided in the applicable prospectus supplement, the Operating Partnership and the guarantors may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) by irrevocably depositing with the trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and premium, if any, and interest to the date of such deposit (if such debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

        In addition, the indenture provides that, unless otherwise provided in the applicable prospectus supplement, the Operating Partnership may elect either:

  1)
  to defease and discharge itself and the guarantors from any and all obligations with respect to those debt securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust) ("legal defeasance"); or

  2)
  to release itself and the guarantors from their obligations with respect to those debt securities under "—Covenants" or their obligations with respect to any other covenant, and any omission to comply with such obligations will not constitute a default or an event of default with respect to those debt securities ("covenant defeasance");

in either case upon the irrevocable deposit by the Operating Partnership or the guarantors with the trustee, in trust, of any amount, in such currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable at stated maturity, or Government Obligations, or both, applicable to those debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient, based on a certification by officers of the Operating Partnership, to pay the principal of and premium, if any, and interest on such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates.

        This trust may only be established if, among other conditions, the Operating Partnership has delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of legal defeasance or covenant defeasance, as the case may be, and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if legal defeasance or covenant defeasance, as the case may be, had not occurred, and the opinion of counsel, in the case of legal defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

        In the event the Operating Partnership effects covenant defeasance with respect to the debt securities of any series and those debt securities are declared due and payable because of the occurrence of any event of default other than an event of default described in clause (4) under "Events of Default, Notice and Waiver" with respect to the covenants described under "—Covenants" (which would no longer be applicable to those debt securities) or described in clause (7) under "Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in the currency, currency unit or composite currency in which those debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on those debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from such event of default. However, the Operating Partnership and the guarantors would remain liable to make payment of those amounts due at the time of acceleration.

        The applicable prospectus supplement may further describe the provisions, if any, permitting legal defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of a particular series.

Subordination

        The terms and conditions, if any, upon which the debt securities of any series will be subordinated to other indebtedness of the Operating Partnership, including the debt securities of other series, will be set forth in the applicable prospectus supplement. These terms will include a description of the indebtedness ranking senior to the debt securities of that series, the restrictions on payments to the holders of the debt securities of that series while a default with respect to the senior indebtedness is continuing, the restrictions, if any, on payments to the holders of the debt securities of that series following an event of default, and provisions requiring holders of the debt securities of that series to remit certain payments to holders of senior indebtedness.

Book-Entry System and Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more securities in global form that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to that series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company, or "DTC," as depository. Unless otherwise indicated, global securities will be issued in fully registered form and in either temporary or permanent form. Unless the applicable prospectus supplement states otherwise, and until it is exchanged in whole or in part for the debt securities represented thereby, a global security may not be transferred except as a whole by the depository for that global security to a nominee of that depository or by a nominee of that depository to that depository or another nominee of such depository or by that depository or any nominee of that depository to a successor depository or any nominee of that successor.

        The specific terms of the depository arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement. We anticipate that, unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depository arrangements.

        The applicable prospectus supplement will state whether the global securities will be issued in certificated or book-entry form. If the global securities are to be issued in book-entry form, we expect that upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with such depository ("participants"). These accounts will be designated by the underwriters, dealers or agents with respect to the debt securities. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants.

        We expect that, for the global securities deposited with DTC, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). None of the Operating Partnership, the guarantors, the trustee, any paying agent and the security registrar will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

        Unless otherwise specified in the applicable prospectus supplement or the actual global security, so long as the depository for a global security or its nominee is the registered owner of the book-entry global security, the depository or that nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement or the global security, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by the global security registered in their names, will not receive or be entitled to receive delivery of debt securities in definitive certificated form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee thereunder. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take that action, and the participants would authorize beneficial owners through the participants to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

        Payments of principal of and premium, if any, and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the indenture. Under the terms of the indenture, the Operating Partnership, the guarantors, the trustee, any paying agent and the security registrar may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, none of the Operating Partnership, the guarantors, the trustee, any paying agent and the security registrar has or will have any responsibility or liability for the payment of those amounts to beneficial owners of debt securities (including principal, premium, if any, and interest). We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. Payments by participants to owners of beneficial interests in the global security held through participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of the participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in the debt securities to be redeemed to be determined by lot. None of the Operating Partnership, the guarantors, the trustee, any paying agent and the security registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for the debt securities or for maintaining any records with respect thereto.

        None of the Operating Partnership, the guarantors, the trustee, any paying agent and the security registrar will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities and the Operating Partnership, the guarantors and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

        If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Operating Partnership within 90 days, the Operating Partnership will issue definitive certificated debt securities in exchange for the global security representing those debt securities. If an event of default has occurred and is continuing with respect to the debt securities of any series, the Operating Partnership will issue definitive certificated debt securities in exchange for the global security or securities representing the debt securities of such series. In addition, the Operating Partnership may at any time and in its sole discretion, subject to any limitations described in the applicable prospectus supplement or the global security relating to the debt securities, determine not to have any of the debt securities represented by one or more global securities and in such event will issue definitive certificated debt securities in exchange for the global security or securities representing the debt securities.

        The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited outside of the United States with a depository, or with a nominee for the depository, identified in the applicable prospectus supplement and/or global security. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depository arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement and/or global security.

Certain Definitions

        The following are certain defined terms used in this prospectus and the indenture. We refer you to the indenture for the complete definition of all defined terms, as well as any other capitalized terms used in this prospectus or the applicable prospectus supplement for which no definition is provided (Section 101).

        For purposes of the following definitions and the indenture generally, all calculations and determinations will be made in accordance with generally accepted accounting principles and will be based upon the consolidated financial statements of the Operating Partnership and its Subsidiaries prepared in accordance with generally accepted accounting principles.

        "Government Obligations" means securities which are:

  1)
  direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable; or

  2)
  obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, or the government which issued the foreign currency in which the debt securities of that series are payable, the payment of which is unconditionally guaranteed by the United States of America or that other government;

  3)
  which in either case, are full faith and credit obligations of the United States of America or that other government, and are not callable or redeemable at the option of the issuer thereof, and will also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by that custodian for the account of the holder of a depositary receipt, provided that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of that depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depositary receipt.

        "Subsidiary" means, as to any person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of stock of such corporation shall have or might have voting power by reason of the lapse of time or the happening of any contingency) is at the time owned by such person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture, limited liability company, trust or other entity in which such person directly or indirectly through Subsidiaries has more than a 50% equity interest or 50% Capital Percentage at any time. For the purpose of this definition, "Capital Percentage" means, with respect to the interest of CubeSmart, the Operating Partnership or one of its Subsidiaries in any partnership, association, joint venture, limited liability company, trust or other entity, the percentage interest of such partnership, association, joint venture, limited liability company, trust or other entity based on the aggregate amount of net capital contributed by CubeSmart, the Operating Partnership or such Subsidiary in such partnership, association, joint venture, limited liability company, trust or other entity at the time of determination relative to all capital contributions made in such partnership, association, joint venture, limited liability company, trust or other entity at such time of determination.

        "United States Alien" means any corporation, partnership, individual or fiduciary that is, as to the United States, a foreign corporation, a nonresident alien individual, a nonresident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, as to the United States, a foreign corporation, a nonresident alien individual or a nonresident fiduciary of a foreign estate or trust.

 MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

        This section summarizes the current material federal income tax considerations relating to the purchase, ownership and disposition of common shares of CubeSmart and debt securities of the Operating Partnership, and the qualification and taxation of CubeSmart as a REIT.

        If CubeSmart offers one or more series of preferred shares under this prospectus, information about any income tax consequences to holders of those preferred shares will be included in an applicable prospectus supplement.

        This discussion is not exhaustive of all possible tax considerations and does not provide a detailed discussion of any state, local or foreign tax considerations. The discussion does not address all aspects of taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or to certain types of investors that are subject to special treatment under the federal income tax laws, such as insurance companies, regulated investment companies, REITs, tax-exempt organizations (except to the limited extent discussed below under "Taxation of Tax-Exempt Shareholders"), financial institutions or broker-dealers, non-U.S. individuals and foreign corporations (except to the limited extent discussed below under "Taxation of Non-U.S. Shareholders") and other persons subject to special tax rules. This summary deals only with investors who hold common shares of CubeSmart or debt securities of the Operating Partnership as "capital assets" within the meaning of Section 1221 of the of the Internal Revenue Code of 1986, as amended (the "Code"). This discussion is not intended to be, and should not be construed as, tax advice.

        The information in this summary is based on the Code, current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service, including its practices and policies as endorsed in private letter rulings, which are not binding on the Internal Revenue Service, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. We have not obtained any rulings from the Internal Revenue Service concerning the tax treatment of the matters discussed in this summary. Therefore, it is possible that the Internal Revenue Service could challenge the statements in this summary, which do not bind the Internal Revenue Service or the courts, and that a court could agree with the Internal Revenue Service.

        We urge you to consult your own tax advisor regarding the specific tax consequences to you of ownership of common shares of CubeSmart and debt securities of the Operating Partnership, and of CubeSmart's election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such ownership and election, and regarding potential changes in applicable tax laws.

Taxation of CubeSmart

  Qualification of CubeSmart as a REIT

        CubeSmart elected to be taxed as a REIT under the federal income tax laws beginning with its short taxable year ended December 31, 2004. CubeSmart believes that, beginning with such short taxable year, it has been organized and has operated in such a manner as to qualify for taxation as a REIT under the Code and intends to continue to operate in such a manner. However, there can be no assurance that CubeSmart has qualified or will remain qualified as a REIT.

        CubeSmart's continued qualification and taxation as a REIT depend upon its ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal income tax laws. Those qualification tests involve the percentage of income that CubeSmart earns from specified sources, the percentage of its assets that falls within specified categories, the diversity of its share ownership, and the percentage of its earnings that CubeSmart distributes.

Accordingly, no assurance can be given that the actual results of CubeSmart's operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of its failure to qualify as a REIT, see "Requirements for Qualification—Failure to Qualify" below.

        Pursuant to CubeSmart's declaration of trust, CubeSmart's board of trustees has the authority to make any tax elections on its behalf that, in its sole judgment, are in CubeSmart's best interest. This authority includes the ability to revoke or otherwise terminate CubeSmart's status as a REIT. CubeSmart's board of trustees has the authority under its declaration of trust to make these elections without the necessity of obtaining the approval of CubeSmart's shareholders. In addition, CubeSmart's board of trustees has the authority to waive any restrictions and limitations contained in its declaration of trust that are intended to preserve CubeSmart's status as a REIT during any period in which its board of trustees has determined not to pursue or preserve CubeSmart's status as a REIT.

  Taxation of CubeSmart as a REIT

        The sections of the Code relating to qualification and operation as a REIT, and the federal income taxation of a REIT, are highly technical and complex. The following discussion sets forth only the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions and the related rules and regulations.

        If CubeSmart qualifies as a REIT, it generally will not be subject to federal income tax on the taxable income that it distributes to its shareholders. The benefit of that tax treatment is that it avoids the "double taxation," or taxation at both the corporate and shareholder levels, that generally results from owning shares in a corporation. However, CubeSmart will be subject to federal tax in the following circumstances:

  •
  CubeSmart is subject to the corporate federal income tax on any taxable income, including net capital gain that it does not distribute to shareholders during, or within a specified time period after, the calendar year in which the income is earned.

  •
  CubeSmart may be subject to the corporate "alternative minimum tax" on any items of tax preference, including any deductions of net operating losses.

  •
  CubeSmart is subject to tax, at the highest corporate rate, on net income from the sale or other disposition of property acquired through foreclosure ("foreclosure property") that it holds primarily for sale to customers in the ordinary course of business, and other non-qualifying income from foreclosure property.

  •
  CubeSmart is subject to a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that it holds primarily for sale to customers in the ordinary course of business.

  •
  If CubeSmart fails to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under "Requirements for Qualification—Gross Income Tests," but nonetheless continues to qualify as a REIT because it meets other requirements, CubeSmart will be subject to a 100% tax on: the greater of the amount by which it fails the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect its profitability.

  •
  If CubeSmart fails to distribute during a calendar year at least the sum of: (1) 85% of its REIT ordinary income for the year, (2) 95% of its REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, then CubeSmart will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the amount it actually distributed.

  •
  If CubeSmart fails any of the asset tests, as described below under "Requirements for Qualification—Asset Tests," other than certain de minimis failures, but its failure was due to reasonable cause and not to willful neglect, and it nonetheless maintains its REIT qualification because of specified cure provisions, CubeSmart will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which it failed to satisfy the asset tests. The amount of gain on which CubeSmart will pay tax generally is the lesser of the amount of gain that it recognizes at the time of the sale or disposition, and the amount of gain that it would have recognized if it had sold the asset at the time CubeSmart acquired it.

  •
  CubeSmart will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which it failed to satisfy the asset tests.

  •
  If CubeSmart fails to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, it will be required to pay a penalty of $50,000 for each such failure.

  •
  CubeSmart may elect to retain its net long-term capital gain and pay income tax on such gain.

  •
  CubeSmart will be subject to a 100% excise tax on transactions with a taxable REIT subsidiary that are not conducted on an arm's-length basis.

  •
  If CubeSmart acquires any asset from a C corporation (a corporation that generally is subject to full corporate-level tax) in a transaction in which the adjusted basis of the assets in CubeSmart's hands is determined by reference to the adjusted tax basis of the asset in the hands of the C corporation, CubeSmart will pay tax at the highest regular corporate rate then applicable if it recognizes gain on the sale or disposition of the asset during the 10-year period after it acquires the asset, unless the C corporation elects to treat the assets as if they were sold for their fair market value at the time of CubeSmart's acquisition.

  •
  CubeSmart may be required to pay monetary penalties to the Internal Revenue Service in certain circumstances, including if it fails to meet record-keeping requirements intended to monitor its compliance with rules relating to the composition of a REIT's shareholders, as described below in "Requirements for Qualification—Recordkeeping Requirements."

  •
  The earnings of CubeSmart's lower-tier entities that are subchapter C corporations, including taxable REIT subsidiaries, are subject to federal corporate income tax.

        In addition, we may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

  Requirements for Qualification

        To qualify as a REIT, CubeSmart must elect to be treated as a REIT, and CubeSmart must meet various (a) organizational requirements, (b) gross income tests, (c) asset tests, and (d) annual distribution requirements.

        Organizational Requirements.    A REIT is a corporation, trust or association that meets each of the following requirements:

  1)
  It is managed by one or more trustees or directors;

  2)
  Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest;

  3)
  It would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

  4)
  It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws;

  5)
  At least 100 persons are beneficial owners of its shares or ownership certificates (determined without reference to any rules of attribution);

  6)
  Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the federal income tax laws define to include certain entities, during the last half of any taxable year;

  7)
  It elects to be a REIT, or has made such election for a previous taxable year which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status;

  8)
  It uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws; and

  9)
  It meets certain other qualifications, tests described below, regarding the nature of its income and assets and the distribution of its income.

        CubeSmart must meet requirements 1 through 4, 8 and 9 during its entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If CubeSmart complies with all the requirements for ascertaining information concerning the ownership of its outstanding shares in a taxable year and has no reason to know that it violated requirement 6, CubeSmart will be deemed to have satisfied requirement 6 for that taxable year. CubeSmart's declaration of trust provides for restrictions regarding the ownership and transfer of its shares of beneficial interest that are intended to assist CubeSmart in continuing to satisfy requirements 5 and 6. However, these restrictions may not ensure that CubeSmart will, in all cases, be able to satisfy these requirements. The provisions of the declaration of trust restricting the ownership and transfer of its shares of beneficial interest are described in "Description of Our Shares—Restrictions on Ownership and Transfer."

        For purposes of determining share ownership under requirement 6, an "individual" generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An "individual," however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding CubeSmart's shares in proportion to their actuarial interests in the trust for purposes of requirement 6. CubeSmart believes it has issued sufficient shares of beneficial interest with enough diversity of ownership to satisfy requirements 5 and 6 set forth above.

        To monitor compliance with the share ownership requirements, CubeSmart is required to maintain records regarding the actual ownership of its shares. To do so, CubeSmart must demand written statements each year from the record holders of certain percentages of its shares in which the record holders are to disclose the actual owners of the shares (the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of CubeSmart's records. Failure by CubeSmart to comply with these record-keeping requirements could subject CubeSmart to monetary penalties. If CubeSmart satisfies these requirements and has no reason to know that condition (6) is not satisfied, CubeSmart will be deemed to have satisfied such condition. A shareholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

        Qualified REIT Subsidiaries.    A corporation that is a "qualified REIT subsidiary" is not treated as a corporation separate from its parent REIT. A "qualified REIT subsidiary" is a corporation, all of the capital stock of which is owned by the REIT and that has not elected to be a taxable REIT subsidiary. All assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. Thus, in applying the requirements described herein, any "qualified REIT subsidiary" that CubeSmart owns will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as its assets, liabilities, and items of income, deduction, and credit.

        Partnership Subsidiaries.    An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, CubeSmart's proportionate share of the assets, liabilities and items of income of the Operating Partnership and any other partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which CubeSmart acquires an interest, directly or indirectly, is treated as CubeSmart's assets and gross income for purposes of applying the various REIT qualification requirements.

        Taxable REIT Subsidiaries.    A REIT is permitted to own up to 100% of the stock of one or more "taxable REIT subsidiaries." A taxable REIT subsidiary is a corporation subject to U.S. federal income tax, and state and local income tax where applicable, as a regular "C" corporation. The subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. In addition, if a taxable REIT subsidiary owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary. Several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of United States federal income taxation. For example, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT's tenants that are not conducted on an arm's-length basis. CubeSmart may engage in activities indirectly through a taxable REIT subsidiary that would jeopardize its REIT status if CubeSmart engaged in the activities directly. For example, a taxable REIT subsidiary of CubeSmart may provide services to unrelated parties which might produce income that does not qualify under the gross income tests described below. A taxable REIT subsidiary may also engage in other activities that, if conducted by CubeSmart directly, could result in the receipt of non-qualified income or the ownership of non-qualified assets or the imposition of the 100% tax on income from prohibited transactions. See description below under "Prohibited Transactions."

        Gross Income Tests.    CubeSmart must satisfy two gross income tests annually to maintain its qualification as a REIT. First, at least 75% of its gross income for each taxable year must consist of defined types of income that CubeSmart derives, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

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  rents from real property;

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  interest on debt secured by mortgages on real property or on interests in real property (including certain types of mortgage-backed securities);

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  dividends or other distributions on, and gain from the sale of, shares in other REITs (excluding dividends from its taxable REIT subsidiaries);

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  gain from the sale of real estate assets;

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  income and gain derived from foreclosure property; and

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  income derived from the temporary investment of new capital that is attributable to the issuance of CubeSmart's shares of beneficial interest or a public offering of its debt with a maturity date of at least five years and that CubeSmart receives during the one year period beginning on the date on which it receives such new capital.

        Second, in general, at least 95% of CubeSmart's gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends (including dividends from its taxable REIT subsidiaries), gain from the sale or disposition of stock or securities, or any combination of these. Gross income from the sale of property that CubeSmart holds primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. See "Prohibited Transactions." In addition, certain gains from hedging transactions and certain foreign currency gains will be excluded from both the numerator and the denominator for purposes of one or both of the income tests. See "Hedging Transactions," and "Foreign Currency Gain."

        Rents from Real Property.    Rent that CubeSmart receives from its real property will qualify as "rents from real property," which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

        First, the rent must not be based in whole or in part on the income or profits of any person. Participating rent, however, will qualify as "rents from real property" if it is based on percentages of receipts or sales and the percentages are fixed at the time the leases are entered into, are not renegotiated during the term of the leases in a manner that has the effect of basing percentage rent on income or profits, and conform with normal business practice.

        Second, CubeSmart must not own, actually or constructively, 10% or more of the stock of any corporate tenant or the assets or net profits of any tenant, referred to as a related party tenant, other than a taxable REIT subsidiary. The constructive ownership rules generally provide that, if 10% or more in value of its shares is owned, directly or indirectly, by or for any person, CubeSmart is considered as owning the stock owned, directly or indirectly, by or for such person. CubeSmart does not own any stock or any assets or net profits of any tenant directly. However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of its shares, no absolute assurance can be given that such transfers or other events of which CubeSmart has no knowledge will not cause CubeSmart to own constructively 10% or more of a tenant (or a subtenant, in which case only rent attributable to the subtenant is disqualified) other than a taxable REIT subsidiary at some future date.

        Under an exception to the related-party tenant rule described in the preceding paragraph, rent that CubeSmart receives from a taxable REIT subsidiary will qualify as "rents from real property" as long as (1) at least 90% of the leased space in the property is leased to persons other than taxable REIT subsidiaries and related-party tenants, and (2) the amount paid by the taxable REIT subsidiary to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The "substantially comparable" requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the taxable REIT subsidiary. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any taxable REIT subsidiary or related party tenant. Any increased rent attributable to a modification of a lease with a taxable REIT subsidiary in which CubeSmart owns directly or indirectly more than 50% of the voting power or value of the stock (a "controlled taxable REIT subsidiary") will not be treated as "rents from real property."

        Third, the rent attributable to the personal property leased in connection with a lease of real property must not be greater than 15% of the total rent received under the lease. The rent attributable to personal property under a lease is the amount that bears the same ratio to total rent under the lease for the taxable year as the average of the fair market values of the leased personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property covered by the lease at the beginning and at the end of such taxable year (the "personal property ratio"). With respect to each of its leases, CubeSmart believes that the personal property ratio generally is less than 15%. Where that is not, or may in the future not be, the case, CubeSmart believes that any income attributable to personal property will not jeopardize its ability to qualify as a REIT. There can be no assurance, however, that the Internal Revenue Service would not challenge CubeSmart's calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, CubeSmart could fail to satisfy the 75% or 95% gross income test and thus lose its REIT status.

        Fourth, CubeSmart cannot furnish or render non-customary services to the tenants of its properties, or manage or operate its properties, other than through an independent contractor who is adequately compensated and from whom CubeSmart does not derive or receive any income. However, CubeSmart need not provide services through an "independent contractor," but instead may provide services directly to its tenants, if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered to be provided for the tenants' convenience. In addition, CubeSmart may provide a minimal amount of "non-customary" services to the tenants of a property, other than through an independent contractor, as long as its income from the services does not exceed 1% of its income from the related property. Finally, CubeSmart may own up to 100% of the stock of one or more taxable REIT subsidiaries, which may provide non-customary services to CubeSmart's tenants without tainting CubeSmart's rents from the related properties. CubeSmart has not performed, and does not intend to perform, any services other than customary ones for its tenants, other than services provided through independent contractors or taxable REIT subsidiaries.

        Tenants may be required to pay, in addition to base rent, reimbursements for certain amounts CubeSmart is obligated to pay to third parties (such as a lessee's proportionate share of a property's operational or capital expenses), penalties for nonpayment or late payment of rent or additions to rent. These and other similar payments should qualify as "rents from real property." To the extent they do not, they should be treated as interest that qualifies for the 95% gross income test.

        If a portion of the rent CubeSmart receives from a property does not qualify as "rents from real property" because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of its gross income during the year, CubeSmart would lose its REIT status, unless CubeSmart qualified for certain statutory relief provisions. By contrast, in the following circumstances, none of the rent from a lease of property would qualify as "rents from real property": (1) the rent is considered based on the income or profits of the tenant; (2) the lessee is a related party tenant or fails to qualify for the exception to the related-party tenant rule for qualifying taxable REIT subsidiaries; or (3) CubeSmart furnishes non-customary services to the tenants of the property, or manages or operates the property, other than through a qualifying independent contractor or a taxable REIT subsidiary. In any of these circumstances, CubeSmart could lose its REIT status, unless

CubeSmart qualified for certain statutory relief provisions, because it would be unable to satisfy either the 75% or 95% gross income test.

        Interest.    The term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of the amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely because it is based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that interest from a loan that is based on the profit or net cash proceeds from the sale of the property securing the loan constitutes a "shared appreciation provision," income attributable to such participation feature will be treated as gain from the sale of the secured property.

        Prohibited Transactions.    A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

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  the REIT has held the property for not less than four years (or, for sales made after July 30, 2008, two years);

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  the aggregate expenditures made by the REIT, or any partner of the REIT, during the four-year period (or, for sales made after July 30, 2008, two-year period) preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

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  either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year or (3) for sales made after July 30, 2008, the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;

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  in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least four years (or, for sales made after July 30, 2008, two years) for the production of rental income; and

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  if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

        CubeSmart intends to hold properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating properties, and to make occasional sales of properties as are consistent with its investment objective. CubeSmart cannot assure you; however, that it can comply with the safe-harbor provisions that would prevent the imposition of the 100% tax or that it will avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business." The 100% tax does not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of that corporation at regular corporate tax rates. CubeSmart may, therefore, form or acquire a taxable REIT subsidiary to hold and dispose of those properties it concludes may not fall within the safe-harbor provisions.

        Foreclosure Property.    CubeSmart will be subject to tax at the maximum corporate rate on any net income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test. "Foreclosure property" is any real property, including interests in real property, and any personal property incident to such real property:

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  that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

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  for which the related loan or leased property was acquired by the REIT at a time when the default was not imminent or anticipated; and

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  for which the REIT makes a proper election to treat the property as foreclosure property.

        A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property (or longer if an extension is granted by the Secretary of the Treasury). This period (as extended, if applicable) terminates, and foreclosure property ceases to be foreclosure property on the first day:

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  on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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  on which any construction takes place on the property, other than completion of a building or, any other improvement, where more than 10% of the construction was completed before default became imminent; or

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  which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

        Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business. Income and gain from foreclosure property are qualifying income for the 75% and 95% gross income tests.

        Hedging Transactions.    From time to time, CubeSmart enters into hedging transactions with respect to its assets or liabilities. CubeSmart's hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. For hedging transactions entered into on or before July 30, 2008, income and gain from "hedging transactions" will be excluded from gross income for purposes of the 95% gross income test, but not the 75% gross income test. For hedging transactions entered into after July 30, 2008, income and gain from "hedging transactions" will be excluded from gross income for purposes of both the 75% and 95% gross income tests. A "hedging transaction" means either (1) any transaction entered into in the normal course of its trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets or (2) for transactions entered into after July 30, 2008, any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). CubeSmart will be required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. No assurance can be given that its hedging activities will not give rise to income that does not qualify for purposes of either or both of the gross income tests, and will not adversely affect CubeSmart's ability to satisfy the REIT qualification requirements.

        Foreign Currency Gain.    Certain foreign currency gains recognized after July 30, 2008 will be excluded from gross income for purposes of one or both of the gross income tests. "Real estate foreign exchange gain" will be excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain "qualified business units" of a REIT. "Passive foreign exchange gain" will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income test. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

        Failure to Satisfy Gross Income Tests.    If CubeSmart fails to satisfy one or both of the gross income tests for any taxable year, CubeSmart nevertheless may qualify as a REIT for that year if it qualifies for relief under certain provisions of the federal income tax laws. Those relief provisions will be available if:

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  CubeSmart's failure to meet those tests is due to reasonable cause and not to willful neglect; and

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  following such failure for any taxable year, a schedule of the sources of its income is filed with the Internal Revenue Service in accordance with regulations prescribed by the Secretary of the Treasury.

        CubeSmart cannot predict, however, whether any failure to meet these tests will qualify for the relief provisions. As discussed above in "Taxation of CubeSmart as a REIT," even if the relief provisions apply, CubeSmart would incur a 100% tax on the gross income attributable to the greater of (1) the amount by which it fails the 75% gross income test, or (2) the excess of 95% of its gross income over the amount of gross income qualifying under the 95% gross income test, multiplied, in either case, by a fraction intended to reflect its profitability.

        Asset Tests.    To maintain its qualification as a REIT, CubeSmart also must satisfy the following asset tests at the end of each quarter of each taxable year.

        First, at least 75% of the value of CubeSmart's total assets must consist of:

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  cash or cash items, including certain receivables;

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  government securities;

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  interests in real property, including leaseholds and options to acquire real property and leaseholds;

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  interests in mortgages on real property (including certain mortgage-backed securities);

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  stock in other REITs; and

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  investments in stock or debt instruments during the one year period following its receipt of new capital that CubeSmart raises through equity offerings or public offerings of debt with at least a five year term.

        Second, of CubeSmart's investments not included in the 75% asset class, the value of its interest in any one issuer's securities may not exceed 5% of the value of its total assets, or the "5% asset test".

        Third, of CubeSmart's investments not included in the 75% asset class, CubeSmart may not own more than 10% of the voting power or value of any one issuer's outstanding securities, or the "10% vote test" and "10% value test", respectively.

        Fourth, no more than 20% of the value of CubeSmart's total assets (or, beginning with its 2009 taxable year, 25% of the value of its total assets) may consist of the securities of one or more taxable REIT subsidiaries..

        For purposes of the 5% asset test, the 10% vote test and 10% value test, the term "securities" does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or taxable REIT subsidiary, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term "securities," however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term "securities" does not include:

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  "Straight debt" securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors. "Straight debt" securities do not include any securities issued by a partnership or a corporation in which CubeSmart or any controlled taxable REIT subsidiary hold non-"straight debt" securities that have an aggregate value of more than 1% of the issuer's outstanding securities. However, "straight debt" securities include debt subject to the following contingencies: (1) a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer's debt obligations held by CubeSmart exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and (2) a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

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  Any loan to an individual or an estate.

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  Any "section 467 rental agreement," other than an agreement with a related party tenant.

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  Any obligation to pay "rents from real property."

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  Certain securities issued by governmental entities.

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  Any security issued by a REIT.

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  Any debt instrument issued by an entity treated as a partnership for federal income tax purposes in which CubeSmart is a partner to the extent of CubeSmart's proportionate interest in the debt and equity securities of the partnership.

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  Any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership's gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in "Requirements for Qualification—Gross Income Tests." For purposes of the 10% value test, its proportionate share of the assets of a partnership is its proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

        Failure to Satisfy Asset Tests.    CubeSmart will monitor the status of its assets for purposes of the various asset tests and will manage its portfolio in order to comply at all times with such tests. If CubeSmart fails to satisfy the asset tests at the end of a calendar quarter, it would not lose its REIT status if:

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  CubeSmart satisfied the asset tests at the end of the preceding calendar quarter; and

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  the discrepancy between the value of its assets and the asset test requirements arose from changes in the market values of its assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

        If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. CubeSmart intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests, and to take such other action within 30 days after the close of any quarter as may be required to cure any noncompliance. However, there can be no assurance that such other action will always be successful. If CubeSmart fails to cure any noncompliance with the asset tests within such time period, its status as a REIT would be lost.

        In the event that, at the end of any calendar quarter, CubeSmart violates the 5% asset test, the 10% vote test or the 10% value test described above, CubeSmart will not lose its REIT status if (i) the failure is de minimis (up to the lesser of 1% of its assets or $10 million) and (ii) CubeSmart disposes of assets or otherwise complies with the asset tests within six months after the last day of the quarter in which it identifies such failure. In the event the failure to meet the asset test is more than de minimis, CubeSmart will not lose its REIT status if (i) the failure was due to reasonable cause and not to willful neglect, (ii) CubeSmart files a description of each asset causing the failure with the Internal Revenue Service, (iii) CubeSmart disposes of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which CubeSmart identifies the failure, and (iv) CubeSmart pays a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which it failed to satisfy the asset tests.

        Annual Distribution Requirements.    Each taxable year, CubeSmart must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to its shareholders in an aggregate amount not less than the sum of

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  90% of its "REIT taxable income," computed without regard to the dividends paid deduction and its net capital gain or loss, and

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  90% of its after-tax net income, if any, from foreclosure property, minus

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  the sum of certain items of non-cash income.

        Generally, CubeSmart must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (a) CubeSmart declares the distribution before it timely files its federal income tax return for the year and pays the distribution on or before the first regular dividend payment date after such declaration or (b) CubeSmart declares the distribution in October, November, or December of the taxable year, payable to shareholders of record on a specified day in any such month, and CubeSmart actually pays the dividend before the end of January of the following year. In both instances, these distributions relate to its prior taxable year for purposes of the 90% distribution requirement.

        In order for distributions to be counted towards CubeSmart's distribution requirement, and to provide a tax deduction to CubeSmart, they must not be "preferential dividends." A dividend is not a preferential dividend if it is pro rata among all outstanding shares within a particular class, and is in accordance with the preferences among the different classes of shares as set forth in CubeSmart's organizational documents.

        To the extent that CubeSmart distributes at least 90%, but less than 100%, of its net taxable income, CubeSmart will be subject to tax at ordinary corporate tax rates on the retained portion. In addition, CubeSmart may elect to retain, rather than distribute, its net long-term capital gains and pay tax on such gains. In this case, CubeSmart would elect to have its shareholders include their proportionate share of such undistributed long-term capital gains in their income and receive a corresponding credit for their proportionate share of the tax paid by us. CubeSmart's shareholders would then increase their adjusted basis in their CubeSmart shares by the difference between the amount included in their long-term capital gains and the tax deemed paid with respect to their shares.

        If CubeSmart fails to distribute during a calendar year, or by the end of January of the following calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

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  85% of its REIT ordinary income for the year,

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  95% of its REIT capital gain income for the year, and

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  any undistributed taxable income from prior periods, CubeSmart will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts CubeSmart actually distributed. If CubeSmart so elects, it will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above.

        It is possible that, from time to time, CubeSmart may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at its REIT taxable income. For example, because CubeSmart may deduct capital losses only to the extent of its capital gains, its REIT taxable income may exceed its economic income. Further, it is possible that, from time to time, CubeSmart may be allocated a share of net capital gain from a partnership in which CubeSmart owns an interest attributable to the sale of depreciated property that exceeds its allocable share of cash attributable to that sale. Although several types of non-cash income are excluded in determining the annual distribution requirement, CubeSmart will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if CubeSmart does not distribute those items on a current basis. As a result of the foregoing, CubeSmart may have less cash than is necessary to distribute all of its taxable income and thereby avoid corporate income tax and the 4% nondeductible excise tax imposed on certain undistributed income. In such a situation, CubeSmart may issue additional common or preferred shares, CubeSmart may borrow or may cause the Operating Partnership to arrange for short-term or possibly long-term borrowing to permit the payment of required distributions, or CubeSmart may pay dividends in the form of taxable in-kind distributions of property, including potentially, its shares.

        Under certain circumstances, CubeSmart may be able to correct a failure to meet the distribution requirement for a year by paying "deficiency dividends" to its shareholders in a later year. CubeSmart may include such deficiency dividends in its deduction for dividends paid for the earlier year. Although CubeSmart may be able to avoid income tax on amounts distributed as deficiency dividends, CubeSmart will be required to pay interest to the Internal Revenue Service based upon the amount of any deduction it takes for deficiency dividends.

        Recordkeeping Requirements.    CubeSmart must maintain certain records in order to qualify as a REIT. In addition, to avoid paying a penalty, CubeSmart must request on an annual basis information from its shareholders designed to disclose the actual ownership of its outstanding common shares.

  Failure to Qualify

        If CubeSmart were to fail to qualify as a REIT in any taxable year and no relief provision applied, CubeSmart would have the following consequences: CubeSmart would be subject to federal income tax and any applicable alternative minimum tax at regular corporate rates applicable to regular C corporations on its taxable income, determined without reduction for amounts distributed to shareholders. CubeSmart would not be required to make any distributions to shareholders. Unless CubeSmart qualified for relief under specific statutory provisions, it would not be permitted to elect taxation as a REIT for the four taxable years following the year during which CubeSmart ceased to qualify as a REIT.

        If CubeSmart fails to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, CubeSmart could avoid disqualification if its failure is due to reasonable cause and not to willful neglect and CubeSmart pays a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in "Requirements for Qualification—Gross Income Tests" and "Requirements for Qualification—Asset Tests." It is not possible to state whether in all circumstances CubeSmart would be entitled to such statutory relief.

  State and Local Taxes.

        We may be subject to taxation by various states and localities, including those in which we transact business or own property. The state and local tax treatment in such jurisdictions may differ from the federal income tax treatment described above.

  Tax Aspects of Investments in the Operating Partnership and Subsidiary Partnerships

        The following discussion summarizes certain federal income tax considerations applicable to CubeSmart's direct or indirect investment in its Operating Partnership and any subsidiary partnerships or limited liability companies we form or acquire that are treated as partnerships for federal income tax purposes, each individually referred to as a "Partnership" and, collectively, as "Partnerships." The following discussion does not address state or local tax laws or any federal tax laws other than income tax laws.

        Classification as Partnerships.    CubeSmart is required to include in its income its distributive share of each Partnership's income and to deduct its distributive share of each Partnership's losses but only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member), rather than as a corporation or an association taxable as a corporation.

        An organization with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

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  is treated as a partnership under the Treasury regulations relating to entity classification (the "check-the-box regulations"); and

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  is not a "publicly traded" partnership.

        Under the check-the-box regulations, an unincorporated domestic entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it generally will be treated as a partnership for federal income tax purposes. We intend that each Partnership will be classified as a partnership for federal income tax purposes (or else a disregarded entity where there are not at least two separate beneficial owners).

        A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or a substantial equivalent). A publicly traded partnership is generally treated as a corporation for federal income tax purposes, but will not be so treated if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, at least 90% of the partnership's gross income consisted of specified passive income, including real property rents (which includes rents that would be qualifying income for purposes of the 75% gross income test, with certain modifications that make it easier for the rents to qualify for the 90% passive income exception), gains from the sale or other disposition of real property, interest, and dividends (the "90% passive income exception").

        Treasury regulations, referred to as PTP regulations, provide limited safe harbors from treatment as a publicly traded partnership. Pursuant to one of those safe harbors (the "private placement exclusion"), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership's taxable year. For the determination of the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in the partnership only if (1) substantially all of the value of the owner's interest in the entity is attributable to the entity's direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. CubeSmart believes that each Partnership should qualify for the private placement exclusion.

        We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that the Partnerships will be classified as partnerships (or disregarded entities, if the entity has only one owner or member) for federal income tax purposes. If for any reason a Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, CubeSmart may not be able to qualify as a REIT, unless it qualifies for certain relief provisions. See "Requirements for Qualification—Gross Income Tests" and "Requirements for Qualification—Asset Tests." In addition, any change in a Partnership's status for tax purposes might be treated as a taxable event, in which case CubeSmart might incur tax liability without any related cash distribution. See "Requirements for Qualification—Annual Distribution Requirements." Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership's taxable income.

        Partners, Not the Partnerships, Subject to Tax.    A partnership is not a taxable entity for federal income tax purposes. CubeSmart will therefore take into account its allocable share of each Partnership's income, gains, losses, deductions, and credits for each taxable year of the Partnership ending with or within CubeSmart's taxable year, even if CubeSmart receives no distribution from the Partnership for that year or a distribution less than CubeSmart's share of taxable income. Similarly, even if CubeSmart receives a distribution, CubeSmart may not be taxable if the distribution does not exceed its adjusted tax basis in its interest in the Partnership.

        Partnership Allocations.    Although a partnership agreement generally will determine the allocation of income and losses among partners, allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item.

        Tax Allocations With Respect to Contributed Properties.    Income, gain, loss, and deduction attributable to (a) appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership or (b) property revalued on the books of a partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss, referred to as "built-in gain" or "built-in loss," is generally equal to the difference between the fair market value of the contributed or revalued property at the time of contribution or revaluation and the adjusted tax basis of such property at that time, referred to as a book-tax difference. Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The U.S. Treasury Department has issued regulations requiring partnerships to use a "reasonable method" for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Unless we, as general partner, select a different method, the Operating Partnership will use the traditional method for allocating items with respect to which there is a book-tax difference. Depending upon the method chosen, (1) CubeSmart's tax depreciation deductions attributable to those properties may be lower than they would have been if the partnership had acquired those properties for cash and (2) in the event of a sale of such properties, CubeSmart could be allocated gain in excess of its corresponding economic or book gain. These allocations may cause CubeSmart to recognize taxable income in excess of cash proceeds received by us, which might adversely affect CubeSmart's ability to comply with the REIT distribution requirements or result in CubeSmart's shareholders recognizing additional dividend income without an increase in distributions.

        Depreciation.    Some assets in our Partnerships include appreciated property contributed by its partners. Assets contributed to a Partnership in a tax-free transaction generally retain the same depreciation method and recovery period as they had in the hands of the partner who contributed them to the partnership. Accordingly, the Partnership's depreciation deductions for such contributed real property are based on the historic tax depreciation schedules for the properties prior to their contribution to the Operating Partnership.

        Basis in Partnership Interest.    CubeSmart's adjusted tax basis in any partnership interest it owns generally will be:

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  the amount of cash and the basis of any other property it contributes to the partnership;

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  increased by its allocable share of the partnership's income (including tax-exempt income) and its allocable share of indebtedness of the partnership; and

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  reduced, but not below zero, by its allocable share of the partnership's loss (excluding any non-deductible items), the amount of cash and the basis of property distributed to CubeSmart, and constructive distributions resulting from a reduction in its share of indebtedness of the partnership.

        Loss allocated to CubeSmart in excess of its basis in a partnership interest will not be taken into account until CubeSmart again has basis sufficient to absorb the loss. A reduction of CubeSmart's share of partnership indebtedness will be treated as a constructive cash distribution to CubeSmart, and will reduce its adjusted tax basis in the partnership. Distributions, including constructive distributions, in excess of the basis of CubeSmart's partnership interest will constitute taxable income to CubeSmart. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

        Sale of a Partnership's Property.    Generally, any gain realized by a Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of the gain treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed or revalued properties will be allocated first to the partners who contributed the properties or who were partners at the time of revaluation, to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners' built-in gain or loss on contributed or revalued properties is the difference between the partners' proportionate share of the book value of those properties and the partners' tax basis allocable to those properties at the time of the contribution or revaluation. Any remaining gain or loss recognized by the Partnership on the disposition of contributed or revalued properties, and any gain or loss recognized by the Partnership on the disposition of other properties, will be allocated among the partners in accordance with their percentage interests in the Partnership.

        CubeSmart's share of any Partnership gain from the sale of inventory or other property held primarily for sale to customers in the ordinary course of the Partnership's trade or business will be treated as income from a prohibited transaction subject to a 100% tax. Income from a prohibited transaction may have an adverse effect on CubeSmart's ability to satisfy the gross income tests for REIT status. See "Requirements for Qualification—Gross Income Tests." CubeSmart does not presently intend to acquire or hold, or to allow any Partnership to acquire or hold, any property that is likely to be treated as inventory or property held primarily for sale to customers in the ordinary course of CubeSmart's, or the Partnership's, trade or business.

Taxation of Shareholders

  Taxation of Taxable U.S. Shareholders

        The term "U.S. shareholder" means a holder of CubeSmart common shares that, for U.S. federal income tax purposes, is:

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  a citizen or resident of the United States;

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  a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized under the laws of the United States, any of its states or the District of Columbia;

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  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

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  any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

        If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds CubeSmart common shares, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding CubeSmart common shares, you should consult your tax advisor regarding the consequences of the ownership and disposition of CubeSmart common shares by the partnership.

        Taxation of U.S. Shareholders on Distributions.    As long as CubeSmart qualifies as a REIT, a taxable U.S. shareholder will be required to take into account as ordinary income distributions made out of CubeSmart's current or accumulated earnings and profits that CubeSmart does not designate as capital gain dividends or retained long-term capital gain. A U.S. shareholder will not qualify for the dividends-received deduction generally available to corporations. Dividends paid to a U.S. shareholder generally will not qualify for the 15% tax rate for "qualified dividend income." The maximum tax rate for qualified dividend income to 15% for tax years through 2012. Without future congressional action, in 2013 the maximum tax rate on qualified dividend income will revert to the rate then applicable to ordinary income. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to most noncorporate U.S. shareholders. Because a REIT is not generally subject to federal income tax on the portion of its REIT taxable income distributed to its shareholders, CubeSmart's dividends generally will not be eligible for the

15% rate on qualified dividend income. As a result, CubeSmart's ordinary REIT dividends will be taxed at the higher rate applicable to ordinary income. Currently, the highest marginal individual income tax rate on ordinary income is 35%. However, the 15% tax rate for qualified dividend income will apply to CubeSmart's ordinary REIT dividends, if any, that are (i) attributable to dividends received by CubeSmart from non-REIT corporations, such as our taxable REIT subsidiaries, and (ii) attributable to income upon which CubeSmart has paid corporate income tax (e.g., to the extent that CubeSmart distributes less than 100% of CubeSmart's taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a U.S. shareholder must hold CubeSmart common shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which the common shares become ex-dividend.

        CubeSmart may distribute taxable dividends that are payable partly in cash and partly in CubeSmart common shares. Taxable U.S. shareholders receiving such dividends will be required to include the full amount of the dividends as ordinary income to the extent of CubeSmart's current and accumulated earnings and profits.

        Any distribution CubeSmart declares in October, November, or December of any year that is payable to a U.S. shareholder of record on a specified date in any of those months will be treated as paid by CubeSmart and received by the U.S. shareholder on December 31 of the year, provided CubeSmart actually pays the distribution during January of the following calendar year.

        Distributions to a U.S. shareholder which CubeSmart designates as capital gain dividends will generally be treated as long-term capital gain, without regard to the period for which the U.S. shareholder has held its common shares. CubeSmart generally will designate its capital gain dividends as either 15% or 25% rate distributions. Without future congressional action, in 2013 the maximum tax rate on capital gain dividends will revert to 20%. A corporate U.S. shareholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

        CubeSmart may elect to retain and pay income tax on the net long-term capital gain that CubeSmart receives in a taxable year. In that case, a U.S. shareholder would be taxed on its proportionate share of CubeSmart's undistributed long-term capital gain. The U.S. shareholder would receive a credit or refund for its proportionate share of the tax CubeSmart paid. The U.S. shareholder would increase the basis in its common shares by the amount of its proportionate share of CubeSmart's undistributed long-term capital gain, minus its share of the tax CubeSmart paid.

        A U.S. shareholder will not incur tax on a distribution in excess of CubeSmart's current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. shareholder's common shares. Instead, the distribution will reduce the adjusted basis of the shares, and any amount in excess of both CubeSmart's current and accumulated earnings and profits and the adjusted basis will be treated as capital gain, long-term if the shares have been held for more than one year, provided the shares are a capital asset in the hands of the U.S. shareholder.

        Shareholders may not include in their individual income tax returns any of CubeSmart's net operating losses or capital losses. Instead, these losses are generally carried over by CubeSmart for potential offset against CubeSmart's future income. Taxable distributions from CubeSmart and gain from the disposition of common shares will not be treated as passive activity income; and, therefore, shareholders generally will not be able to apply any "passive activity losses," such as losses from certain types of limited partnerships in which the shareholder is a limited partner, against such income. In addition, taxable distributions from CubeSmart and gain from the disposition of common shares generally will be treated as investment income for purposes of the investment interest limitations. CubeSmart will notify shareholders after the close of its taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

        Taxation of U.S. Shareholders on the Disposition of Common Shares.    In general, a U.S. shareholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of CubeSmart's common shares as long-term capital gain or loss if the U.S. shareholder has held the shares for more than one year, and otherwise as short-term capital gain or loss. In general, a U.S. shareholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. shareholder's adjusted tax basis. A U.S. shareholder's adjusted tax basis generally will equal the U.S. shareholder's acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. shareholder less tax deemed paid by it and reduced by any returns of capital. However, a U.S. shareholder must treat any loss upon a sale or exchange of common shares held by such shareholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any actual or deemed distributions from CubeSmart that such U.S. shareholder treats as long-term capital gain. All or a portion of any loss that a U.S. shareholder realizes upon a taxable disposition of common shares may be disallowed if the U.S. shareholder purchases other common shares within 30 days before or after the disposition.

        If a U.S. shareholder recognizes a loss upon a subsequent disposition of CubeSmart shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards "tax shelters," they are written broadly, and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of CubeSmart shares, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that CubeSmart and other participants in transactions involving CubeSmart (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.

        The tax-rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is currently 35% (which rate will apply for the period through December 31, 2012). The maximum tax rate on long-term capital gain applicable to U.S. shareholders taxed at individual rates is 15% through December 31, 2012. Without future congressional action, in 2013 the maximum tax rate on long term capital gains will revert to 20%. The maximum tax rate on long-term capital gain from the sale or exchange of "section 1250 property" (i.e., generally, depreciable real property) is 25% to the extent the gain would have been treated as ordinary income if the property were "section 1245 property" (i.e., generally, depreciable personal property). CubeSmart generally may designate whether a distribution CubeSmart designates as capital gain dividends (and any retained capital gain that CubeSmart is deemed to distribute) is taxable to non-corporate shareholders at a 15% or 25% rate. The characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum of $3,000 annually. A non-corporate taxpayer may carry unused capital losses forward indefinitely. A corporate taxpayer must pay tax on its net capital gain at corporate ordinary-income rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses carried back three years and forward five years.

        Information Reporting Requirements and Backup Withholding.    CubeSmart will report to its shareholders and to the Internal Revenue Service the amount of distributions CubeSmart pays during each calendar year and the amount of tax it withholds, if any. A shareholder may be subject to backup withholding at a rate of up to 28% with respect to distributions unless the holder:

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  is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

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  provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

        A shareholder who does not provide CubeSmart with its correct taxpayer identification number also may be subject to penalties imposed by the Internal Revenue Service. In addition, CubeSmart may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to CubeSmart. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the shareholder's income tax liability, provided the required information is furnished to the Internal Revenue Service.

  Taxation of Tax-Exempt Shareholders

        Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their "unrelated business taxable income." While many investments in real estate generate unrelated business taxable income, the Internal Revenue Service has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts CubeSmart distributes to tax-exempt shareholders generally should not constitute unrelated business taxable income. However, if a tax-exempt shareholder were to finance its acquisition of common shares with debt, a portion of the income it received from CubeSmart would constitute unrelated business taxable income pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions they receive from CubeSmart as unrelated business taxable income.

        In certain circumstances, a qualified employee pension or profit-sharing trust that owns more than 10% of CubeSmart's shares of beneficial interest (by value) must treat a percentage of the dividends it receives from CubeSmart as unrelated business taxable income. Such percentage is equal to the gross income CubeSmart derives from an unrelated trade or business, determined as if CubeSmart were a pension trust, divided by its total gross income for the year in which it pays the dividends. This rule applies to a pension trust holding more than 10% of CubeSmart shares only if:

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  the percentage of CubeSmart's dividends which the tax-exempt trust must treat as unrelated business taxable income is at least 5%;

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  CubeSmart is a "pension-held REIT, that is, CubeSmart qualifies as a REIT by reason of the modification of the rule requiring that no more than 50% of CubeSmart's shares of beneficial interest be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding CubeSmart's shares in proportion to their actuarial interests in the pension trust; and either: (i) one pension trust owns more than 25% of the value of CubeSmart's shares of beneficial interest; or (ii) one or more pension trusts each individually holding more than 10% of the value of CubeSmart's shares of beneficial interest collectively owns more than 50% of the value of CubeSmart's shares of beneficial interest.

        Certain restrictions on ownership and transfer of CubeSmart's shares should generally prevent a tax-exempt entity from owning more than 10% of the value of its shares, or CubeSmart from becoming a pension-held REIT.

        Tax-exempt U.S. shareholders are urged to consult their tax advisor regarding the U.S. federal, state, local and foreign tax consequences of the acquisition, ownership and disposition of CubeSmart shares.

  Taxation of Non-U.S. Shareholders

        The term "non-U.S. shareholder" means a holder of CubeSmart common shares that is not a U.S. shareholder or a partnership (or an entity treated as a partnership for federal income tax purposes). The rules governing U.S. federal income taxation of non-U.S. shareholders are complex. This section is only a summary of such rules. We urge non-U.S. shareholders to consult their own tax advisors to determine the impact of federal, state, local and foreign income tax laws on ownership of common shares, including any reporting requirements.

        Taxation of Distributions.    A non-U.S. shareholder that receives a distribution which is not attributable to gain from CubeSmart's sale or exchange of a "United States real property interest" ("USRPI") (discussed below) and that CubeSmart does not designate a capital gain dividend or retained capital gain will recognize ordinary income to the extent that CubeSmart pays such distribution out of CubeSmart's current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. However, a non-U.S. shareholder generally will be subject to federal income tax at graduated rates on any distribution treated as effectively connected with the non-U.S. shareholder's conduct of a U.S. trade or business, in the same manner as U.S. shareholders are taxed on distributions. A corporate non-U.S. shareholder may, in addition, be subject to the 30% branch profits tax with respect to that distribution. CubeSmart plans to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. shareholder unless either:

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  a lower treaty rate applies and the non-U.S. shareholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us; or

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  the non-U.S. shareholder files an IRS Form W-8ECI with CubeSmart claiming that the distribution is effectively connected income.

        A non-U.S. shareholder will not incur tax on a distribution in excess of CubeSmart's current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its common shares. Instead, the excess portion of the distribution will reduce the adjusted basis of such shares. A non-U.S. shareholder will be subject to tax on a distribution that exceeds both CubeSmart's current and accumulated earnings and profits and the adjusted basis of its shares, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of common shares, as described below. Because CubeSmart generally cannot determine at the time CubeSmart makes a distribution whether the distribution will exceed CubeSmart's current and accumulated earnings and profits, CubeSmart normally will withhold tax on the entire amount of any distribution at the same rate as CubeSmart would withhold on a dividend. However, a non-U.S. shareholder may obtain a refund of amounts CubeSmart withholds if CubeSmart later determines that a distribution in fact exceeded CubeSmart's current and accumulated earnings and profits.

        CubeSmart may be required to withhold 10% of any distribution that exceeds CubeSmart's current and accumulated earnings and profits. Consequently, although CubeSmart intends to withhold at a rate of 30% on the entire amount of any distribution, to the extent CubeSmart does not do so, CubeSmart may withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

        For any year in which CubeSmart qualifies as a REIT, except as discussed below with respect to 5% or less holders of regularly traded classes of shares, a non-U.S. shareholder will incur tax on distributions attributable to gain from CubeSmart's sale or exchange of a USRPI under the Foreign

Investment in Real Property Tax Act of 1980, or "FIRPTA". A USRPI includes certain interests in real property and shares in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of USRPIs as if the gain were effectively connected with the conduct of a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder would be taxed on such a distribution at the normal capital gain rates applicable to U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. CubeSmart must withhold 35% of any distribution that CubeSmart could designate as a capital gain dividend. A non-U.S. shareholder may receive a credit against its tax liability for the amount CubeSmart withholds.

        Capital gain distributions to the holders of CubeSmart common shares that are attributable to CubeSmart's sale of real property will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as (i) CubeSmart's common shares continue to be "regularly traded" on an established securities market in the United States and (ii) the non-U.S. shareholder did not own more than 5% of CubeSmart's common shares any time during the one-year period prior to the distribution. As a result, non-U.S. shareholders owning 5% or less of CubeSmart's common shares generally would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. If CubeSmart's common shares cease to be regularly traded on an established securities market in the United States or the non-U.S. shareholderowned more than 5% of CubeSmart's common shares any time during the one-year period prior to the distribution, capital gain distributions that are attributable to CubeSmart's sale of real property would be subject to tax under FIRPTA, as described in the preceding paragraph.

        Taxation of Disposition of Shares.    A non-U.S. shareholder generally will not incur tax under FIRPTA with respect to gain on a sale of common shares as long as CubeSmart is a "domestically-controlled REIT," which means that at all times non-U.S. persons hold, directly or indirectly, less than 50% in value of the outstanding common shares. CubeSmart cannot assure you that this test will be met. Further, even if CubeSmart is a domestically controlled REIT, pursuant to "wash sale" rules under FIRPTA, a non-U.S. shareholder may incur tax under FIRPTA. The "wash sale" rule applies to the extent such non-U.S. shareholder disposes of CubeSmart shares during the 30-day period preceding a dividend payment, and such non-U.S. shareholder (or a person related to such non-U.S. shareholder) acquires or enters into a contract or option to acquire CubeSmart common shares within 61 days of the 1st day of the 30 day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. shareholder, then such non-U.S. shareholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

        In addition, a non-U.S. shareholder that owned, actually or constructively, 5% or less of the outstanding common shares at all times during a specified testing period will not incur tax under FIRPTA on gain from a sale of common shares if the shares are "regularly traded" on an established securities market. Because CubeSmart's common shares are "regularly traded" on an established securities market, CubeSmart expects that a non-U.S. shareholder generally will not incur tax under FIRPTA on gain from a sale of common shares unless it owns or has owned more than 5% of the common shares at any time during the five year period to such sale. Any gain subject to tax under FIRPTA will be treated in the same manner as it would be in the hands of U.S. shareholders, subject to alternative minimum tax, but under a special alternative minimum tax in the case of nonresident alien individuals, and the purchaser of the shares could be required to withhold 10% of the purchase price and remit such amount to the Internal Revenue Service.

        A non-U.S. shareholder generally will incur tax on gain not subject to FIRPTA if:

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  the gain is effectively connected with the conduct of the non-U.S. shareholder's U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to the gain; or

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  the non-U.S. shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the non-U.S. shareholder will incur a 30% tax on capital gains.

        Information Reporting and Backup Withholding Applicable to non-U.S. Shareholders.    CubeSmart must report annually to the IRS and to each non-U.S. shareholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. shareholder resides under the provisions of an applicable income tax treaty.

        Payments of dividends or of proceeds from the disposition of shares made to a non-U.S. shareholder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8 BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding may apply if either CubeSmart or its paying agent has actual knowledge, or reason to know, that a non-U.S. shareholder is a United States person.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the shareholder's income tax liability, provided the required information is furnished to the Internal Revenue Service.

Legislative or Other Actions Affecting REITs

        The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to CubeSmart and its shareholders may be enacted. Changes to the U.S. federal tax laws and interpretations of U.S. federal tax laws could adversely affect an investment in CubeSmart shares.

Taxation of Holders of Debt Securities

        This section describes the material United States federal income tax consequences of owning the debt securities that the Operating Partnership may offer. This summary is for general information only and is not tax advice. The tax consequences of owning any particular issue of debt securities will be discussed in the applicable prospectus supplement.

        As used herein, a "U.S. Holder" means a beneficial owner of debt securities of the Operating Partnership, who is, for U.S. federal income tax purposes:

  •
  a citizen or resident of the United States,

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  a corporation (or other entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, or any of its states, or the District of Columbia,

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  an estate whose income of which is subject to U.S. federal income taxation regardless of its source, or

  •
  any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

        If a partnership holds debt securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding debt securities of the Operating Partnership, you should consult your tax advisor regarding the consequences of the ownership and disposition of debt securities by the partnership..

  Taxation of Taxable U.S. Holders

        Interest.    The stated interest on debt securities generally will be taxable to a U.S. Holder as ordinary income at the time that it is paid or accrued, in accordance with the U.S. Holder's method of accounting for United States federal income tax purposes.

        Original Issue Discount.    If you own debt securities issued with original issue discount ("OID"), you will be subject to special tax accounting rules, as described in greater detail below. In that case, you should be aware that you generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent those payments do not constitute "qualified stated interest," as defined below. If we determine that a particular debt security will be an OID debt security, we will disclose that determination in the prospectus relating to those debt securities.

        A debt security with an "issue price" that is less than the "stated redemption price at maturity" (the sum of all payments to be made on the debt security other than "qualified stated interest") generally will be issued with OID if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The "issue price" of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public. The term "qualified stated interest" means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and the interest to be paid meets all of the following conditions:

  •
  it is payable at least once per year;

  •
  it is payable over the entire term of the debt security; and

  •
  it is payable at a single fixed rate or, subject to certain conditions, based on one or more interest indices.

        If we determine that particular debt securities of a series will bear interest that is not qualified stated interest, we will disclose that determination in the prospectus relating to those debt securities.

        If you own a debt security issued with "de minimis" OID, which is discount that is not OID because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, you generally must include the de minimis OID in income at the time principal payments on the debt securities are made in proportion to the amount paid. Any amount of de minimis OID that you have included in income will be treated as capital gain.

        Certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at your option. OID debt securities containing those features may be subject to rules that differ from the general rules discussed herein. If you are considering the purchase of OID debt securities with those features, you should carefully examine the applicable prospectus and should consult your own tax advisors with respect to those features since the tax consequences to you with respect to OID will depend, in part, on the particular terms and features of the debt securities.

        If you own OID debt securities with a maturity upon issuance of more than one year you generally must include OID in income in advance of the receipt of some or all of the related cash payments using the "constant yield method" described in the following paragraphs. This method takes into account the compounding of interest.

        The amount of OID that you must include in income if you are the initial United States holder of an OID debt security is the sum of the "daily portions" of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which you held that debt security ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" for an OID debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the excess, if any, of:

  •
  the debt security's "adjusted issue price" at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

  •
  the aggregate of all qualified stated interest allocable to the accrual period.

        OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The "adjusted issue price" of a debt security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments made on the debt security (other than qualified stated interest) on or before the first day of the accrual period. Under these rules, you will generally have to include in income increasingly greater amounts of OID in successive accrual periods. We are required to provide information returns stating the amount of OID accrued on debt securities held of record by persons other than corporations and other exempt holders.

        Floating rate debt securities are subject to special OID rules. In the case of an OID debt security that is a floating rate debt security, both the "yield to maturity" and "qualified stated interest" will be determined solely for purposes of calculating the accrual of OID as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield to maturity that is reasonably expected for the debt security. Additional rules may apply if either:

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  the interest on a floating rate debt security is based on more than one interest index; or

  •
  the principal amount of the debt security is indexed in any manner.

        This discussion does not address the tax rules applicable to debt securities with an indexed principal amount. If you are considering the purchase of floating rate OID debt securities or securities with indexed principal amounts, you should carefully examine the prospectus relating to those debt securities, and should consult your own tax advisors regarding the United States federal income tax consequences to you of holding and disposing of those debt securities.

        You may elect to treat all interest on any debt securities as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You must make this election for the taxable year in which you acquired the debt security, and you may not revoke the election without the consent of the Internal Revenue Service (the "IRS"). You should consult with your own tax advisors about this election.

        Market Discount.    If you purchase debt securities, other than OID debt securities, for an amount that is less than their stated redemption price at maturity, or, in the case of OID debt securities, their adjusted issue price, the amount of the difference will be treated as "market discount" for United States federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, the debt securities as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the debt securities at the time of their payment or disposition. In addition, you may be required to defer, until the maturity of the debt securities or their earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the debt securities. You may elect, on a debt security-by-debt security basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

        Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt securities, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. Your election to include market discount in income currently, once made, applies to all market discount obligations acquired by you on or after the first taxable year to which your election applies and may not be revoked without the consent of the IRS. You should consult your own tax advisor before making this election.

        Acquisition Premium and Amortizable Bond Premium.    If you purchase OID debt securities for an amount that is greater than their adjusted issue price but equal to or less than the sum of all amounts payable on the debt securities after the purchase date other than payments of qualified stated interest, you will be considered to have purchased those debt securities at an "acquisition premium." Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to those debt securities for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

        If you purchase debt securities (including OID debt securities) for an amount in excess of the sum of all amounts payable on those debt securities after the purchase date other than qualified stated interest, you will be considered to have purchased those debt securities at a "premium" and, if they are OID debt securities, you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of those debt securities on a constant yield method as an offset to interest when includible in income under your regular accounting method. In the case of debt securities that provide for alternative payment schedules, bond premium is calculated by assuming that (a) you will exercise or not exercise options in a manner that maximizes your yield, and (b) we will exercise or not exercise options in a manner that minimizes your yield (except that we will be assumed to exercise call options in a manner that maximizes your yield). If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the debt security. Your election to amortize premium on a constant yield method will also apply to all debt obligations held or subsequently acquired by you on or after the first day of the first taxable year to which the election applies. You may not revoke the election without the consent of the IRS. You should consult your own tax advisor before making this election.

        Sale, Exchange and Retirement of Debt Securities.    A U.S. Holder of debt securities will recognize gain or loss upon the sale, exchange, retirement, redemption or other taxable disposition of such debt securities in an amount equal to the difference between:

  •
  the amount of cash and the fair market value of other property received in exchange for such debt securities, other than amounts attributable to accrued but unpaid stated interest, which will be subject to tax as ordinary income to the extent not previously included in income; and

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  the U.S. Holder's adjusted tax basis in such debt securities.

        A U.S. Holder's adjusted tax basis in a debt security generally will equal the cost of the debt security to such holder (A) increased by the amount of OID or accrued market discount (if any) previously included in income by such holder and (B) decreased by the amount of any payments other than qualified stated interest payments and any amortizable bond premium taken by the holder.

        Any gain or loss recognized will generally be capital gain or loss, and such capital gain or loss will generally be long-term capital gain or loss if debt securities has been held by the U.S. Holder for more than one year. Long-term capital gain for non-corporate taxpayers is subject to reduced rates of United States federal income taxation (15% maximum federal rate through the end of 2012). The deductibility of capital losses is subject to certain limitations.

        If a U.S. Holder recognizes a loss upon a subsequent disposition of debt securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards "tax shelters," they are written broadly, and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of debt securities, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.

  Taxation of Tax-Exempt Holders of Debt Securities

        Assuming the debt security is debt for tax purposes, interest income accrued on the debt security should not constitute unrelated business taxable income to a tax-exempt holder. As a result, a tax-exempt holder generally should not be subject to U.S. federal income tax on the interest income accruing on debt securities of the Operating Partnership. Similarly, any gain recognized by the tax-exempt holder in connection with a sale of the debt security generally should not be unrelated business taxable income. However, if a tax-exempt holder were to finance its acquisition of the debt security with debt, a portion of the interest income and gain attributable to the debt security would constitute unrelated business taxable income pursuant to the "debt-financed property" rules. Tax-exempt holders should consult their own counsel to determine the potential tax consequences of an investment in debt securities of the Operating Partnership.

  Taxation of Non-U.S. Holders of Debt Securities

        The term "non-U.S. Holder" means a holder of debt securities of the Operating Partnership that is not a U.S. Holder or a partnership (or an entity treated as a partnership for federal income tax purposes). The rules governing U.S. federal income taxation of non-U.S. Holders are complex. This section is only a summary of such rules. We urge non-U.S. Holders to consult their own tax advisors to determine the impact of federal, state, local and foreign income tax laws on ownership of debt securities, including any reporting requirements.

        Interest.    Interest (including OID) paid to a non-U.S. Holder of debt securities will not be subject to United States federal withholding tax under the "portfolio interest exception," provided that:

  •
  interest paid on debt securities is not effectively connected with a non-U.S. Holder's conduct of a trade or business in the United States;

  •
  the non-U.S. Holder does not actually or constructively own 10% or more of the capital or profits interest in the Operating Partnership;

  •
  the non-U.S. Holder is not

  •
  a controlled foreign corporation that is related to the Operating Partnership or

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  a bank that receives such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

  •
  the beneficial owner of debt securities provides a certification, which is generally made on an IRS Form W-8BEN or a suitable substitute form and signed under penalties of perjury, that it is not a United States person.

        A payment of interest (including OID) to a non-U.S. Holder that does not qualify for the portfolio interest exception and that is not effectively connected to a United States trade or business will be subject to United States federal withholding tax at a rate of 30%, unless a United States income tax treaty applies to reduce or eliminate withholding.

        A non-U.S. Holder will generally be subject to tax in the same manner as a U.S. Holder with respect to payments of interest (including OID) if such payments are effectively connected with the conduct of a trade or business by the non-U.S. Holder in the United States and, if an applicable tax treaty provides, such gain is attributable to a United States permanent establishment maintained by the non-U.S. Holder. In some circumstances, such effectively connected income received by a non-U.S. Holder which is a corporation may be subject to an additional "branch profits tax" at a 30% base rate or, if applicable, a lower treaty rate.

        To claim the benefit of a lower treaty rate or to claim exemption from withholding because the income is effectively connected with a United States trade or business, the non-U.S. Holder must provide a properly executed IRS Form W-8BEN or IRS Form W-8ECI, or a suitable substitute form, as applicable, prior to the payment of interest. Such certificate must contain, among other information, the name and address of the non-U.S. Holder.

        Non-U.S. Holders are urged to consult their own tax advisors regarding applicable income tax treaties, which may provide different rules.

        Sale or Retirement of Debt Securities.    A non-U.S. Holder generally will not be subject to United States federal income tax or withholding tax on gain realized on the sale, exchange or redemption of debt securities unless:

  •
  the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the sale, exchange or redemption, and certain other conditions are met; or

  •
  the gain is effectively connected with the conduct of a trade or business of the non-U.S. Holder in the United States and, if an applicable tax treaty so provides, such gain is attributable to a United States permanent establishment maintained by such holder.

        Except to the extent that an applicable tax treaty provides otherwise, a non-U.S. Holder will generally be subject to tax in the same manner as a U.S. Holder with respect to gain realized on the sale, exchange or redemption of debt securities if such gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder in the United States and, if an applicable tax treaty provides, such gain is attributable to a United States permanent establishment maintained by the

non-U.S. Holder. In certain circumstances, a non-U.S. Holder that is a corporation will be subject to an additional "branch profits tax" at a 30% rate or, if applicable, a lower treaty rate on such income.

        U.S. Federal Estate Tax.    Your estate will not be subject to U.S. federal estate tax on the debt securities beneficially owned by you at the time of your death, provided that any payment to you on the debt securities, including OID, would be eligible for exemption from the 30% U.S. federal withholding tax under the "portfolio interest" rule described above, without regard to the certification requirement.

Information Reporting and Backup Withholding Applicable to Holders of Debt Securities

  U.S. Holders

        Certain U.S. Holders may be subject to information reporting requirements on payments of principal and interest (including OID) on debt securities and payments of the proceeds of the sale, exchange, or redemption of debt securities, and backup withholding, currently imposed at a rate of 28%, may apply to such payment if the U.S. Holder:

  •
  fails to furnish an accurate taxpayer identification number, or TIN, to the payor in the manner required;

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  is notified by the IRS that it has failed to properly report payments of interest or dividends; or

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  under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and that it has not been notified by the IRS that it is subject to backup withholding.

  Non-U.S. Holders

        A non-U.S. Holder is generally not subject to backup withholding with respect to payments of interest (including OID) on debt securities if it certifies as to its status as a non-U.S. Holder under penalties of perjury or if it otherwise establishes an exemption, provided that neither we nor our paying agent has actual knowledge or reason to know that the non-U.S. Holder is a United States person or that the conditions of any other exemptions are not, in fact, satisfied. Information reporting requirements, however, will apply to payments of interest (including OID) to non-U.S. Holders where such interest is subject to withholding or exempt from United States withholding tax pursuant to a tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. Holder resides.

        The payment of the proceeds from the disposition of debt securities to or through the United States office of any broker, United States or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-United States status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the non-U.S. Holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied.

        The payment of the proceeds from the disposition of debt securities to or through a non-United States office of a non-United States broker that is not a "United States related person" generally will not be subject to information reporting or backup withholding. For this purpose, a "United States related person" is:

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  a controlled foreign corporation for United States federal income tax purposes;

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  a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment, or for such part of the period that the broker has been in existence, is derived from activities that are effectively connected with the conduct of a United States trade or business; or

  •
  a foreign partnership that at any time during the partnership's taxable year is either engaged in the conduct of a trade or business in the United States or of which 50% or more of its income or capital interests are held by United States persons.

        In the case of the payment of proceeds from the disposition of debt securities to or through a non-United States office of a broker that is either a United States person or a United States related person, the payment may be subject to information reporting unless the broker has documentary evidence in its files that the owner is a non-U.S. Holder and the broker has no knowledge or reason to know to the contrary. Backup withholding will not apply to payments made through foreign offices of a broker that is a United States person or a United States related person, absent actual knowledge that the payee is a United States person.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Holder will be allowed as a refund or a credit against such Holder's United States federal income tax liability, provided that the requisite procedures are followed.

        Holders of debt securities are urged to consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

Securities Held Through Foreign Accounts

        On March 18, 2010 the President signed into law the Hiring Incentives to Restore Employment Act (the "HIRE Act"). The HIRE act may impose withholding taxes on certain types of payments made to "foreign financial institutions and "non-financial foreign entities" (as defined under these rules). The legislation imposes a 30% withholding tax on "withholdable payments," which include payments of dividends on CubeSmart common shares, payments of interest on debt securities of the Operating Partnership (without regard to the portfolio interest exception) or gross proceeds from the sale or other disposition of CubeSmart common shares or debt securities of the Operating Partnership paid to a foreign financial institution or to a non-financial foreign entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations with respect to certain U.S. account holders or (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. The legislation would generally apply to payments made after December 31, 2012, other than with respect to payments on debentures that were issued prior to December 31, 2012. Prospective investors should consult their tax advisors regarding the possible implications of this legislation on their investment in CubeSmart common shares or debt securities of the Operating Partnership.

Medicare Tax on Investment Income

        On March 30, 2010, the President signed into law the Health Care and Reconciliation Act of 2010 (the "Reconciliation Act"). The Reconciliation Act will require certain U.S. Shareholders who are individuals, estates or trusts and whose income exceeds certain thresholds to pay a 3.8% Medicare tax on "net investment income" which includes, among other things, dividends on shares, interest on debentures and capital gains from the sale or other disposition of shares or debentures, subject to certain exceptions. This tax will apply for taxable years beginning after December 31, 2012. U.S. shareholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common shares, preferred shares or debentures.

 PLAN OF DISTRIBUTION

        We may sell the securities from time to time in one or more transactions, including block transactions and transactions on the NYSE or on a delayed or continuous basis, in each case, through:

  •
  through underwriters or dealers;

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  through agents;

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  directly to one or more purchasers, including our affiliates;

  •
  directly to shareholders;

  •
  through block trades;

  •
  through a combination of any of these methods of sale; or

  •
  in any other manner, as provided in the applicable prospectus supplement.

        The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities.

        For each offering of common shares, preferred shares, depositary shares, subscriptions rights, warrants or debt securities, the prospectus supplement or other offering materials will describe the specific plan, including:

  •
  the terms of the offering and the specific plan of distribution;

  •
  the name or names of any underwriters, dealers, agents or direct purchasers;

  •
  the purchase price of the securities;

  •
  any delayed delivery arrangements;

  •
  any commissions paid to agents and any underwriting discounts, commissions or other items constituting underwriters' compensation;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any other applicable terms of the specific offering.

        If we use underwriters for a sale of securities, the underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or under delayed delivery contracts or other contractual commitments. We also may, from time to time, authorize underwriters acting as agents to offer and sell the securities upon the terms and conditions set forth in any prospectus supplement. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions (which may be changed from time to time) from the underwriters and/or from the purchasers for whom they may act as agent.

        Offers to purchase the securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities will be named, and any commissions payable by the Company to such agent will be set forth in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

        We may from time to time engage a firm to act as our agent for one or more offerings of our securities. We sometimes refer to this agent as our "offering agent." If we reach agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the offering agent will try to sell such securities on the agreed terms. The offering agent could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an "at-the-market" offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NYSE, or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an "underwriter" within the meaning of the Securities Act with respect to any sales effected through an "at-the-market" offering.

        If an underwriter or underwriters are utilized in the sale of securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement, which will be used by the underwriters to resell the securities.

        If a dealer is utilized in the sale of the securities, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the prospectus supplement relating thereto.

        Offers to purchase the securities may be solicited directly by us and sales thereof may be made by us directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction prices, if utilized, will be described in the prospectus supplement relating thereto.

        Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus. If we use dealers in the sale, we will sell securities to those dealers as principals. The dealers may then resell the securities to the public at any market price or other prices to be determined by the dealers at the time of resale. If we use agents in the sale, unless we inform you otherwise in the prospectus supplement or other applicable offering materials they will use their reasonable best efforts to solicit purchasers for the period of their appointment. If we sell directly, no underwriters or agents would be involved. In the prospectus supplement or other applicable offering materials, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. We are not making an offer of securities in any state that does not permit such an offer.

        If indicated in the applicable prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions or other suitable purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

        To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them from us or from purchasers of the securities and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

        In the ordinary course of business, we may engage in transactions with underwriters, dealers, agents and their affiliates and they may perform services for us.

LEGAL MATTERS

        Unless otherwise set forth in a prospectus supplement, the validity of the securities offered will be passed upon for us by Pepper Hamilton LLP.

EXPERTS

        The consolidated financial statements and financial statement schedule of CubeSmart (formerly U-Store-It Trust) as of December 31, 2010 and 2009 and for each of the years in the three-year period ended December 31, 2010 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements and financial statement schedule of CubeSmart, L.P. (formerly U-Store-It, L.P.) as of December 31, 2010 and 2009 and for each of the years in the three-year period ended December 31, 2010 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

              Shares

       % Series A Cumulative Redeemable Preferred Shares of Beneficial Interest
(Liquidation Preference $25 Per Share)

PROSPECTUS SUPPLEMENT

October      , 2011

Wells Fargo Securities

BofA Merrill Lynch